As filed with the Securities and Exchange Commission on June 6, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMAZE HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	2084	87-3905007
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663

(855) 766-9463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Pruitt

Chief Executive Officer
Amaze Holdings, Inc.
2901 West Coast Highway, Suite 200

Newport Beach, CA 92663
(855) 766-9463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Mower	T.J. Dammrich
Maslon LLP	Mercer Oak, LLC
225 South 6th Street, Suite 2900	29 North Ada Street
Minneapolis, MN 55402	Chicago, IL 60607
(612) 672-8381	(872) 248-0601

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 6, 2025

PRELIMINARY PROSPECTUS

AMAZE HOLDINGS, INC.

44,621,626 Shares of Common Stock

This prospectus relates to the proposed offer and sale from time to time by C/M Capital Master Fund, LP, or the selling stockholder, of up to 44,621,626 shares of our common stock, par value $0.001 per share.

The shares of common stock to which this prospectus relates consist of shares that have been or may be issued by us to the selling stockholder pursuant to a Securities Purchase Agreement, dated as of May 6, 2025, by and between us and the selling stockholder, or the Purchase Agreement, establishing an equity line of credit. Such shares of our common stock include (i) up to 43,750,000 shares of common stock, or the Purchase Shares, that we may elect, in our sole discretion, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, to issue and sell to the selling stockholder, from time to time from and after the Commencement Date (as defined below) under the Purchase Agreement, and subject to applicable stock exchange rules (assuming the shares are sold at a price of $0.80 per share) and (ii) up to 871,626 shares of common stock, or the Commitment Shares, that may be issued to the selling stockholder as consideration for the selling stockholder’s execution and delivery of the Purchase Agreement.

The actual number of shares of our common stock issuable will vary depending on the then-current market price of shares of our common stock sold to the selling stockholder under the Purchase Agreement, but will not exceed the number set forth in the preceding sentences unless we file an additional registration statement under the Securities Act of 1933, as amended, or the Securities Act, with the Securities Exchange Commission, or the SEC, and we obtain the approval of the issuance of shares of common stock by our stockholders in accordance with the applicable stock exchange rules.

We are not selling any of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of our common stock offered by this prospectus by the selling stockholder. However, we may receive up to $35 million in aggregate gross proceeds from the sale of the shares of common stock to the selling stockholder under the Purchase Agreement.

The selling stockholder may offer and sell or otherwise dispose of the shares of our common stock acquired under the Purchase Agreement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will bear all costs, expenses and fees in connection with the registration of the shares. The timing and amount of any sales are within the sole discretion of the selling stockholder. The selling stockholder is an underwriter under the Securities Act with respect to the resale of the shares held by it. The selling stockholder will bear all commissions and discounts, if any, attributable to its sale of shares of our common stock. See “Plan of Distribution.”

Our common stock is listed on the NYSE American under the symbol “AMZE.” On June 5, 2025, the last reported sales price of our common stock on the NYSE American was $0.2940 per share.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2025

i

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholder has authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus includes market data and industry forecasts that are based on independent third-party sources, including industry publications, reports by market research firms, and surveys, as well as other information based on management’s estimates and calculations. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, these data involve many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

This prospectus contains references to trademarks, service marks and trade names of Amaze and Fresh Vine, including their respective names and logos. Other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Amaze,” “we,” “us,” and “our” refer to Amaze Holdings, Inc. (formerly known as Fresh Vine Wine, Inc.) and its subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus and does not contain all of the information that should be considered in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “Amaze,” “we,” “us,” and “our” refer to Amaze Holdings, Inc. (formerly known as Fresh Vine Wine, Inc.) and its subsidiaries.

Overview

On March 7, 2025, we completed the previously announced acquisition of Amaze Software, Inc. (“Amaze Software”), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2025 (the “Merger Agreement”). As a result of the acquisition, Amaze Software became a wholly owned subsidiary of the Company. Subsequently, we changed our company name from Fresh Vine Wine, Inc. to Amaze Holdings, Inc. The acquisition marks a significant corporate transition and strategic pivot toward a platform-based digital commerce business focused on enabling creators and brands to monetize through direct audience engagement.

This prospectus incorporates by reference unaudited pro forma financial information that reflects the pro forma impact of the acquisition of Amaze Software for the year ended December 31, 2024 and the three months ended March 31, 2025, reflecting the financial results of Amaze Software as if we had acquired it on January 1, 2024. The pro forma financial information is presented for informational purposes only and should not be relied upon as an indication of the financial condition or the actual operating results that would have been achieved if the acquisition of Amaze Software had taken place on the specified dates. In addition, future results may vary significantly from the results reflected in such pro forma financial information.

Our business is currently organized in two reporting segments: E-commerce/Subscriptions and Wine Products.

The E-Commerce/Subscriptions segment operates a creator-focused, end-to-end commerce platform designed to streamline product sales, subscription offerings, and digital content delivery. Our tools support a diverse range of creators—from independent digital entrepreneurs to small businesses—by integrating storefront customization, payment processing, merchandising, and performance analytics.

We operate on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, we reduce reliance on any single vendor and enhance the availability and flexibility of product inputs. We believe this is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

The Wine Product’s segment includes the sale of “Fresh Vine” wines across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels. Amaze’s core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals are produced and bottled in Napa, California.

Committed Equity Financing

On May 6, 2025, we entered into the Purchase Agreement with the selling stockholder, pursuant to which we, subject to the limitations and satisfaction of the conditions in the Purchase Agreement, have the right, but not the obligation, to sell to the selling stockholder, and the selling stockholder is obligated to purchase, up to the lesser of (i) $35 million of newly issued shares (the “Purchase Shares”) of our common stock, and (ii) the Exchange Cap (as defined below), during the term of the Purchase Agreement.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, and ending on the date that is thirty-six (36) months following the Commencement Date (the “Term”), we will have the right, in our sole discretion, to cause the selling stockholder to purchase shares of common stock from time to time by timely delivering a written notice to the selling stockholder.

1

The timing and volume of sales of common stock by us to the selling stockholder during the Term will be subject to the Company’s sole discretion. Actual sales of shares of common stock to the selling stockholder will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for us and our operations.

During the Term, on any business day on which the previous business day’s closing sale price of the common stock is not less than $0.20 (the “Purchase Date”), we may direct the selling stockholder to purchase a specified number of shares of common stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase, at a purchase price equal to the lesser of 95% of (i) the daily volume weighted average price (the “VWAP”) of the common stock for the five business days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sales price of a share of common stock on the business day immediately prior to such applicable Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of the common stock is not less than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of a number of shares of common stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), we may also direct the selling stockholder to purchase an additional number of shares of common stock in an amount up to the applicable VWAP Purchase Share Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of common stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) the lowest sale price of the common stock for the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

There is no upper limit on the price per share that the selling stockholder must pay for shares of common stock. Except for certain exempt issuances, if we sell any securities within three business days after a Purchase Date or VWAP Purchase Date at a price per share (the “New Issuance Price”) less than the price to be paid by the selling stockholder in the Fixed Purchase or VWAP Purchase, then the purchase price for such applicable Fixed Purchase or VWAP Purchase will be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under applicable NYSE American rules, we may not issue to the selling stockholder more than 3,464,880 shares of common stock, which number represents 19.99% of the total number of shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval of the issuance of such additional shares or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of common stock on the NYSE American immediately prior to our timely delivery of a written notice to the selling stockholder for a Fixed Purchase or a VWAP Purchase relating to such shares.

Moreover, we may not issue or sell any shares of common stock to the selling stockholder under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the selling stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the selling stockholder beneficially owning more than 4.99% of the outstanding shares of common stock (or 9.99% at the election of the selling stockholder upon prior notice to us).

The net proceeds from sales of common stock by us to the selling stockholder under the Purchase Agreement will depend on the frequency and prices at which we sell shares of common stock to the selling stockholder. We expect to use any net proceeds from such sales for working capital and other general corporate purposes.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business days’ notice, at no cost or penalty. The Purchase Agreement will automatically terminate, among other reasons, (i) on the date on which the selling stockholder has purchased under the Purchase Agreement the greater of $35,000,000 of common stock or an amount of shares of common stock constituting the Exchange Cap, (ii) on the first day of the month immediately following the 36-month anniversary of the Commencement Date if $35,000,000 of common stock is not purchased in accordance with the Purchase Agreement by that date, and (iii) if bankruptcy proceedings are commenced by or against us that are not discharged within 90 days, a custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

As consideration for the selling stockholder’s execution and delivery of the Purchase Agreement, we agreed to issue to the selling stockholder (i) on the date of the Purchase Agreement, 543,501 shares of common stock and (ii) after the date of the Purchase Agreement, a number of shares of common stock equal to $262,500, issuable on a pro rata basis simultaneously with the delivery of any shares of common stock purchased under the Purchase Agreement (the “Commitment Shares”).

2

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the selling stockholder under the Purchase Agreement. These risks include substantial dilution, significant declines in our stock price and our inability to draw sufficient funds when needed. See “Risk Factors.” The sale of our common stock to the selling stockholder under the Purchase Agreement will not affect the rights or privileges of our other stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such sale. Although the number of shares of common stock that our other stockholders own will not decrease, the shares owned by our other stockholders will represent a smaller percentage of our total outstanding shares after any such sale to the selling stockholder under the Purchase Agreement.

Summary Risk Factors

Our business is subject to a number of risks and uncertainties, including those described in the section titled “Risk Factors” immediately following the Prospectus Summary. Some of the principal risks include the following:

•	We have a limited operating history, which may make it difficult to evaluate our current business and future prospects and increase the risk of your investment.
•	We are an early-stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.
•	We may not be able to obtain additional capital to fund the operations and growth of our business.
•	There is substantial doubt about our ability to continue as a going concern.
•	Substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness.
•	We face intense competition and may not be able to compete effectively.
•	If we are not able to keep pace with technological changes, enhance our current offerings, and develop new offerings to respond to the changing needs of sellers and buyers, our business, financial performance, and growth may be harmed.
•	Our revenue growth rate and financial performance have fluctuated, which makes it difficult to predict the extent of demand for our services or the products sold in our marketplaces.
•	Our business, financial performance, and growth depends on our ability to attract and retain active and engaged communities of buyers and sellers.
•	We rely on our sellers to provide a fulfilling experience to our buyers.
•	Changes in social media platform algorithms, policies, or user preferences could significantly impact our business model and creator engagement.
•	Our software is highly complex and may contain undetected errors.
•	We rely on Amazon Web Services (AWS) for a substantial portion of the computing, storage, data processing, networking, and other services for the Amaze Marketplace.
•	If we experience a technology disruption, if personal data or sensitive information is misused or disclosed, or if we or our third-party providers are unable to protect against software and hardware vulnerabilities, service interruptions, cyber-related events, or other security breaches, then members of our communities may curtail use of our platforms, we may be exposed to liability or incur additional expenses, and our reputation might suffer.
•	Our business depends on third-party services and technology which we utilize to maintain and scale the technology underlying our platforms and our business operations.
•	Insufficient production and disaster recovery systems could, in the event of a cyber-related incident, harm our growth prospects, our business, and our reputation for maintaining trusted marketplaces.
3

•	Our business depends on access to third-party services, platforms and infrastructure that are critical to the successful operation of our business.
•	Our insurance may not cover or mitigate all the risks facing our business.
•	Enforcement of our marketplace policies may negatively impact our brands, reputation, and/or our financial performance.
•	Failure to deal effectively with fraud or other illegal activity could harm our business.
•	Our reputation may be harmed if members of our community use unethical business practices.
•	Our brands may be harmed if third-parties or members of our communities use or attempt to use our marketplaces as part of their illegal or unethical business practices.
•	We regularly receive and expect to continue to receive claims alleging that items listed by sellers in our marketplaces are counterfeit, infringing, illegal, harmful, or otherwise violate our policies.
•	Our revenue growth rate and financial performance have fluctuated historically.
•	We may face challenges in international expansion and operations.
•	Our technology infrastructure may not scale effectively with growth.
•	Our creator data analytics capabilities require ongoing investment and development.
•	We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled personnel and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition, results of operations and prospects.
•	We may experience operational and financial risks in connection with acquisitions.
•	Goodwill impairment charges could negatively impact our net income and stockholders’ equity.
•	Our payment systems are subject to a complex landscape of evolving laws, regulations, rules, and standards.
•	Expanding and evolving regulations in the areas of privacy and user data protection could create technological, economic and complex cross-border business impediments to our business and those of our sellers.
•	Our business is subject to many U.S. and non-U.S. laws, many of which are evolving.
•	Increased regulation of technology companies may impede smaller platforms and small businesses, including us.
•	We may be unable to adequately protect our intellectual property.
•	We may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.
•	We may experience fluctuations in our tax obligations and effective tax rate.
•	The success of our wine business depends heavily on the strength of our wine brand.
•	Our advertising and promotional investments may affect our financial results but not be effective.
•	We rely heavily on third-party suppliers and service providers, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements.
4

•	We face significant competition with an increasing number of products and market participants that could materially and adversely affect our business, results of operations and financial results.
•	Consolidation of the distributors of our wines, as well as the consolidation of retailers, may increase competition in an already crowded space.
•	A reduction in consumer demand for wine, which may result from a variety of factors, including demographic shifts and decreases in discretionary spending, could materially and adversely affect our business, results of operations and financial results.
•	A significant reduction in distributor demand for our wines would materially and adversely affect our sales and profitability.
•	Our marketing strategy involves continued expansion into the direct-to-consumer channel, which may present risks and challenges for which we are not adequately prepared and which could negatively affect our sales in these channels and our profitability.
•	Inclement weather, drought, pests, plant diseases and other factors could reduce the amount or quality of the grapes available to produce our wines, which could materially and adversely affect our business, results of operations and financial results.
•	If we are unable to obtain adequate supplies of premium juice from third-party juice suppliers, the quantity or quality of our annual production of wine could be adversely affected.
•	If we are unable to identify and obtain adequate supplies of quality agricultural, raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies, or if there is an increase in the cost of the commodities or products, our profitability, production and distribution capabilities could be negatively impacted.
•	We have been engaged in litigation with our former Chief Operating Officer.
•	We may not be fully insured against catastrophic perils.
•	We may become subject to litigation specifically directed at the alcoholic beverage industry, as well as litigation arising in the ordinary course of business.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation. Also, as an emerging growth company, we are only required to present two years of audited financial statements in our periodic reports.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies.

We may take advantage of these exemptions until the earlier of the five year anniversary of the completion of our initial public offering or such time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual gross revenues as of the end of our fiscal year, we have more than $700.0 million in market value of our common stock held by non-affiliates as of the end of our second fiscal quarter or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some or all of these reduced disclosure obligations.

5

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. We may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenue exceeds $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Company Information

We were initially organized on May 8, 2019 as a Texas limited liability company under the name “Fresh Grapes, LLC.” In connection with our initial public offering, on December 8, 2021, we converted from a Texas limited liability company into a Nevada corporation and changed our name from Fresh Grapes, LLC to Fresh Vine Wine, Inc., which we refer to herein as the “LLC Conversion.” On March 7, 2025, we acquired Amaze Software, Inc., a Delaware corporation (“Amaze Software”), pursuant to the Merger Agreement, with Amaze Software becoming a wholly owned subsidiary of Fresh Vine Wine, Inc. Effective March 24, 2025, we changed our name from Fresh Vine Wine, Inc. to Amaze Holdings, Inc. Our principal executive offices are located at 2901 West Coast Highway, Suite 200, Newport Beach, CA 92663, our telephone number is (855) 766-9463 and our website address is www.amaze.co. The information contained in or accessible through our website does not constitute part of this prospectus.

6

THE OFFERING

Common stock offered by the selling stockholder

44,621,626 shares of common stock, consisting of up to (i) 43,750,000 Purchase Shares that we may elect in our sole discretion to issue and sell to the selling stockholder from time to time under the Purchase Agreement and (ii) 871,626 Commitment Shares.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. We may receive up to $35.0 million in aggregate gross proceeds from the selling stockholder under the Purchase Agreement in connection with sales of the shares of our common stock to the selling stockholder under the Purchase Agreement. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, products or assets; however, we do not have agreements or commitments for any material acquisitions or investments at this time.

NYSE American symbol	AMZE.

Risk factors	See “Risk Factors” on page 8 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

7

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to deciding whether to invest in our common stock, you should carefully consider the risk factors set forth below, together with the financial and other information contained in or incorporated by reference into this prospectus, as amended or supplemented by subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K.  The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially adversely affect our business, financial condition, results of operations, liquidity and cash flows. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also see “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Committed Equity Financing

It is not possible to predict the actual number of shares of our common stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to our stockholders from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Under the Purchase Agreement, the selling stockholder has committed to purchase from us up to the lesser of (a) $35.0 million of shares of our common stock and (b) 19.99% of the total number of shares of common stock outstanding as of the date of the Purchase Agreement, or the Exchange Cap, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement. However, the Exchange Cap will not apply if we obtain stockholder approval to issue additional shares of common stock. Accordingly, we have registered 44,621,626 shares for resale pursuant to this prospectus, assuming that such stockholder approval is obtained and that $35.0 million of shares of our common stock are issued and sold at a price of $0.80 per share.

We do not have a right to commence any sales of common stock to the selling stockholder under the Purchase Agreement until the time when all of the conditions to our right to commence sales of common stock to the selling stockholder set forth in the Purchase Agreement have been satisfied, or the Commencement Date. Over the 36-month period from and after the Commencement Date, we will generally have the right to control the timing and amount of any sales of our common stock to the selling stockholder under the Purchase Agreement. Sales of our common stock, if any, to the selling stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the selling stockholder all, some or none of the common stock that may be available for us to sell to the selling stockholder pursuant to the Purchase Agreement. Accordingly, we cannot guarantee the amount of proceeds we may obtain under the Purchase Agreement.

Because the purchase price per share to be paid by the selling stockholder for the common stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the selling stockholder under the Purchase Agreement, the purchase price per share that the selling stockholder will pay for shares of common stock purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the selling stockholder under the Purchase Agreement.

We are registering for resale an aggregate gross purchase price of up to $35.0 million of shares of our common stock under registration statement that includes this prospectus, which amount represents approximately 43,750,000 shares of common stock based on an assumed closing price of our common stock of $0.80 per share. However, the actual number of shares of our common stock issuable will vary depending on the then current market price of our common stock sold to the selling stockholder and the number of shares of our common stock we ultimately elect to sell to the selling stockholder under the Purchase Agreement. If it becomes necessary for us to issue and sell to the selling stockholder under the Purchase Agreement more than the 43,750,000 shares of our common stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $35.0 million, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling stockholder of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock under the Purchase Agreement.

8

Under applicable NYSE American rules, we may not issue to the selling stockholder shares of our common stock representing more than 19.99% of the total number of shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, or 3,464,880 shares of common stock, unless (i) we obtain the approval of the issuance of additional shares by our stockholders in accordance with the applicable stock exchange rules or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of common stock on the NYSE American immediately prior to our timely delivery of a written notice to the selling stockholder for a Fixed Purchase or a VWAP Purchase relating to such shares. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business, results of operation and liquidity.

The selling stockholder will pay less than the then-prevailing market price for our common stock, which could cause the price of our common stock to decline.

The purchase price of our common stock to be sold to the selling stockholder under the Purchase Agreement is derived from the market price of our common stock on the NYSE American. Shares to be sold to the selling stockholder pursuant to the Purchase Agreement will be purchased at a discounted price.

For example, we may effect sales to the selling stockholder pursuant to a Fixed Purchase (as defined below) at a purchase price equal to the lesser of 95% of (i) the lowest sale price of a share of common stock on the business day immediately preceding the applicable Fixed Purchase Date (as defined below) and (ii) the daily volume weighted average price of the common stock for the five trading days immediately preceding the applicable Fixed Purchase Date. See “Committed Equity Financing” for more information.

As a result of this pricing structure, the selling stockholder may sell the shares they receive immediately after receipt of such shares, which could cause the price of our common stock to decrease.

Investors who buy shares of common stock from the selling stockholder at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we have discretion (subject to the restrictions and satisfaction of the conditions in the Purchase Agreement) to vary the timing, price and number of shares of common stock we sell to the selling stockholder. If and when we elect to sell shares of common stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the selling stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The sale of a substantial number of shares of common stock in the public market could adversely affect the prevailing market price of our shares.

We are registering for resale an aggregate of up to $35.0 million shares of common stock, together with 871,626 Commitment Shares. Sales of a substantial number of our shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares. We cannot predict if and when the selling stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares or other equity or debt securities convertible into shares. Any such issuance could result in substantial dilution to our existing stockholders and could cause our share price to decline.

We may use proceeds from sales of our common stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of our common stock made pursuant to the Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. While we expect to use the net proceeds from this offering as set forth in “Use of Proceeds,” we are not obligated to do so. The failure by us to apply these funds effectively could harm our business, and the net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

9

Risk Relating to our Limited Operating History, Financial Position and Need for Additional Capital

We have a limited operating history, which may make it difficult to evaluate our current business and future prospects and increase the risk of your investment.

We were formed in 2019 to produce low carb, low calorie premium wines in the United States. In March 2025, we acquired Amaze Software, an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. The history of operating and managing the businesses together is relatively short. The market for our platform is relatively new and evolving, which makes our business and future prospects difficult to evaluate. It is difficult to predict demand for our platform, buyer and seller retention and expansion rates, the size and growth rate of the market, the entry of competitive products, or the success of existing competitive products. We will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks, uncertainties, or future revenue growth are incorrect, or if we do not address these risks successfully, our business, results of operations, prospects and financial condition would be materially harmed.

We have incurred significant losses, and anticipate that we will incur continued losses for the foreseeable future.

We have incurred significant net losses to date, and we expect that we will continue to incur net losses for the foreseeable future. We have incurred net losses in each period since our inception, including approximately $2.5 million and $10.6 million for the years ended December 31, 2024 and 2023, respectively. As of March 31, 2025, we had a net loss of 2.1 million and an accumulated deficit of $31.3 million.

We expect our expenses to increase in connection with our ongoing activities, particularly as we aim to invest in the development of our marketplaces, increase our marketing efforts and expand our operations. In addition to the expected costs to grow our business, we also expect to expand our operational, compliance, payments and financial infrastructure as well as incur significant additional legal, accounting and other expenses as a newly public company.

If we fail to increase our revenue to offset the increases in our operating expenses, we may not achieve or sustain profitability in the future. We will need to generate substantial additional revenue to achieve and then sustain profitability, and even if we achieve profitability, we cannot be sure that we will remain profitable for any period of time. We will require substantial additional capital to finance our operations and growth. If we are unable to raise capital when needed or on acceptable terms, then we may be forced to delay, reduce or eliminate our development and expansion efforts, which could have a material adverse effect on our business, growth prospects and financial condition.

As a result of our history of losses and negative cash flows from operations, there is substantial doubt about our ability to continue as a going concern.

Our history of operating losses and negative cash flows from operations raises substantial doubt about our ability to continue as a going concern for the 12-month period after the dates of our consolidated financial statements for the year ended December 31, 2024 and the three months ended March 31, 2025. Our future viability as an ongoing business is dependent on our ability to generate cash from our operating activities or to raise additional capital to finance our operations.

If we are unable to raise additional capital as and when needed, our business, financial condition and results of operations will be materially and adversely affected, and we may be forced to delay our development and expansion efforts, limit our activities and reduce operating costs. If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. The inclusion of a going concern explanatory paragraph by our independent registered public accounting firm, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our share price, and our ability to raise new capital, enter into contractual relationships with third parties and otherwise execute our business strategy.

We may not be able to obtain additional capital to fund the operations and growth of our business.

We expect to require additional capital to fund our business operations and growth, and to respond to business opportunities, challenges, or unforeseen circumstances The failure to secure additional capital could have a material adverse effect on the continued development, expansion or growth of our business.

10

Accordingly, we will need to seek additional capital through a combination of private and public equity offerings, debt financings, and strategic partnerships and alliances. We may incur debt or issue equity-ranking senior to our common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our common stock and be dilutive to existing stockholders. The inability to obtain financing in a timely basis or on favorable terms may make it more difficult for us to operate our business or implement our growth plans, and to respond to business opportunities, challenges, or unforeseen circumstances.

Our substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness.

We have incurred significant indebtedness, and may incur additional debt for operations and other reasons related to our overall growth strategy. As of May 31, 2025, we had notes payable and other indebtedness of approximately $7.4 million, of which approximately $5.1 million was secured by our assets. As a result of our substantial indebtedness, a significant amount of our cash flows will be required to pay interest and principal on our outstanding indebtedness, and we may not generate sufficient cash flows from operations. The agreements governing a portion our notes payable contain restrictive covenants, including but not limited to, our ability to incur additional indebtedness, make certain payments and dispose of assets. Any additional debt, to the extent we are able to incur it, may further restrict the manner in which we conduct business and could impact our ability to implement elements of our strategy.

Our substantial indebtedness could have important consequences to you, including:

●	making it more difficult for us to satisfy our obligations under the notes payable and our other debt agreements, and if we fail to comply with these obligations, an event of default could result;
●	limiting our ability to obtain additional financing to fund future working capital, , investments or acquisitions or other general corporate requirements;
●	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

●	increasing our vulnerability to general adverse economic and market conditions, including inflation and rising interest rates;
•	limiting our flexibility in planning for and reacting to changes in the markets in which we compete and to changing business and economic conditions;
•	impairing our ability to obtain additional financing in the future; and
•	placing us at a disadvantage compared to other, less leveraged competitors and affecting our ability to compete.

Risks Relating to Our E-commerce Business

We face intense competition and may not be able to compete effectively.

Operating e-commerce marketplaces is highly competitive and we expect competition to increase in the future. We face competition from a wide range of online and offline competitors on both sides of our two-sided marketplace, which connects buyers and sellers to facilitate transactions. We compete for sellers with marketplaces, retailers, social media commerce, and companies that sell software and services to small businesses. For example, in addition to listing goods for sale on the Teespring Marketplace, a seller can list goods with online retailers as well as other venues or marketplaces, or through commerce channels on social networks. They may also sell wholesale directly to traditional retailers, including large national retailers, who discover goods in our marketplaces or otherwise.

11

We also compete with companies that sell software and services to small businesses, enabling a seller to sell from their own website or otherwise run their business independently of our platforms, or enabling them to sell through multiple channels. Changes in the terms of those companies could make it more difficult or expensive for sellers to sell on the Teespring Marketplace.

We compete to attract, engage, and retain sellers based on many factors, including:

●	the value, awareness, and perception of our brands;
●	our investments in product and marketing for the benefit or our sellers;
●	the effectiveness of our scaled creator support and trust and safety practices and policies;
●	the global scale of our marketplaces and the breadth of our online presence;
●	our tools, education, and services, which support a seller in running their business;
●	the number and engagement of buyers
●	our policies and fees;
●	the ability of a seller to scale their business;
●	the effectiveness of our mobile apps;
●	the strength of our communities; and
●	our mission.

We also face competition on the buyer side from both online and offline competitors. We compete with both online and offline retailers for the attention of buyers who have the choice of shopping with any online or offline retailer, including large e-commerce marketplaces, national retail chains, local consignment and vintage stores, social commerce channels, event-driven platforms and vertical experiences, resale commerce and streaming video commerce sites and apps, and other venues or marketplaces. Many of these companies offer low-cost or free shipping, fast shipping times, favorable return policies, and other features that may be difficult or impossible for us to match.

We compete to attract, engage, and retain buyers based on many factors, including:

●	the breadth and quality of items that sellers list in our marketplaces;
●	the ease of finding items;
●	the value and awareness of our brands;
●	the effectiveness of our marketing;
●	the person-to-person commerce experience;
●	customer service;
●	our reputation for trustworthiness;
●	the availability of timely and fair shipping offered by through our platform;
●	ease of payment;
●	localization and experiences targeted based on regional preferences, and
●	the availability and reliability of our platforms.

We also compete for media placements, including with retailers competing for the attention of our buyers, and increased competition can impact the cost we pay for media placements, including in dynamic auctions.

12

Many of our competitors and potential competitors have longer operating histories, greater resources, better name recognition, or more customers than we do. They may invest more to develop and promote their services than we do, and they may offer lower fees to sellers than we do. Large, widely adopted platforms may benefit from significant user bases, access to user or industry-wide data, the ability to unilaterally set policies and standards, and control over complementary services such as fulfillment, advertising or on-platform apps or e-commerce transactions. As a result, they may be able to reduce our ability to service our users, reduce our ability to obtain analytics or information to optimize advertising or intentionally seek to disintermediate Amaze.

Local companies or more established companies based in markets where we operate outside of the United States may also have a better understanding of local customs, providing them a competitive advantage. For example, in certain markets outside the United States, we compete with smaller, but similar, local online marketplaces with a focus on unique goods that are attempting to attract sellers and buyers in those markets.

If we are unable to compete successfully, or if competing successfully requires us to expend significant resources in response to our competitors’ actions, our business and results of operations could be adversely affected.

If we are not able to keep pace with technological changes, enhance our current offerings, and develop new offerings to respond to the changing needs of sellers and buyers, our business, financial performance, and growth may be harmed.

Our industry is characterized by rapidly changing technology, new service and product introductions, and changing customer demands and preferences, and we are not able to predict the effect of these changes on our business. The technologies that we currently use to support our platforms may become inadequate or obsolete, and the cost of incorporating new technologies into our products and services may be substantial. Our sellers and buyers, however, may not be satisfied with our enhancements or new offerings or may perceive that these offerings do not respond to their needs or create value for them. Additionally, as we invest in and experiment with new offerings or changes to our platforms, our sellers and buyers may find these changes to be disruptive and may perceive them negatively. In addition, developing new services and features is complex, and the timetable for public launch is difficult to predict and may vary from our historic experience. As a result, the introduction of new offerings may occur after anticipated release dates, or they may be introduced as pilot programs, which may not be continued for various reasons. In addition, new offerings may not be successful due to defects or errors, negative publicity, or our failure to market them effectively.

New offerings may not drive revenue growth, may require substantial investment and planning, and may bring us more directly into competition with companies that are better established or have greater resources than we do. If we do not continue to cost-effectively develop new offerings that satisfy sellers and buyers, then our competitive position and growth prospects may be harmed. In addition, new offerings may not drive the revenue that we anticipate, may have lower margins than we anticipate or than existing offerings, and our revenue from the new offerings may not be enough to offset the cost of developing and maintaining them, which could adversely affect our business, financial performance, and growth.

While we have experienced rapid growth in our business in the past, our revenue growth rate and financial performance have fluctuated, which makes it difficult to predict the extent of demand for our services or the products sold in our marketplaces.

Even if our revenue continues to grow, we may not be able to achieve or maintain profitability in the future. Our costs have and may continue to increase as we continue to invest in the development of our marketplaces, including our services and technological enhancements, and as we increase our marketing efforts and expand our operations. Further, the growth of our business places significant demands on our management team and pressure to expand our operational, compliance, payments, and financial infrastructure. For example, we may need to continue to develop and improve our operational, financial, compliance, payments, and management controls and enhance our reporting systems and procedures to support our recent and any future growth. If we do not continue to grow our business or manage our growth effectively, the increases in our cash operating expenses could outpace any increases in our revenue and our business could be harmed.

The trustworthiness of our marketplaces and the connections within our communities are important to our success. If we are unable to retain our existing buyers and sellers and activate new ones, our financial performance could decline.

Creating trusted brands is one of the key elements of our strategy. We are focused on ensuring that our marketplaces embody our mission and values, and that we deliver trust and reliability throughout the buyer and seller experiences. Our reputation and brands depend, in part, upon our ability to maintain trustworthy marketplaces, and also upon our sellers, the quality of their offerings, their adherence to our policies, and their ability to deliver a trusted purchasing experience. We view the trustworthiness and reliability of our marketplaces, as well as the connections we foster in our buyer/seller communities, to be cornerstones of our business and key to our success. Many things could undermine these cornerstones, such as:

13

●	a failure to operate our business in a way that is consistent with our guiding principles and mission;
●	an inability to gain the trust of prospective buyers;
●	disruptions or defects in our marketplaces, privacy or data security incidents, website outages, payment disruptions, or other incidents that impact the reliability of our platforms;
●	lack of awareness of, or adherence to, our policies by our communities or confusion about how they are applied;
●	a failure to enforce our policies effectively, consistently, and transparently, including, for example, by allowing the repeated widespread listing of prohibited items in our marketplaces;
●	changes to our policies or fees that members of our communities perceive as inconsistent with their best interests or our mission, or that are not clearly articulated;
●	complaints or negative publicity about us, our platforms, or our policies and guidelines, even if factually incorrect or based on isolated incidents;
●	inadequacies in our policies and other terms of use; and
●	inadequate or unsatisfactory customer service experiences, failure to adequately respond to feedback from our communities, or inability of our sellers to fulfill their orders in accordance with our policies, their own shop-specific policies, or buyer expectations.

We may be an attractive target to bad actors and fraudsters targeting our marketplaces and our communities, civil litigants, and those seeking to enforce alleged intellectual property rights and/or alleged contractual rights. Additionally, there have been and may continue to be attempts to misrepresent or mischaracterize us or our marketplaces, such as on social media, or via individual or coordinated campaigns. We may not be successful in defending against these types of tactics which, if successful, could damage our brands and our business. Even if we are successful in defending against these types of claims, we may be required to spend significant resources in those efforts which may distract our management and otherwise negatively impact our results of operations. In addition, the recent increased scrutiny and regulation of marketplace platforms, though principally focused on other larger platforms, has and may continue to create burdens on both Amaze and its communities of buyers and sellers. This may lead to increased risks that shift more quickly than our policies, enforcement mechanisms, and systems can react.

We continue to evolve our marketplaces and invest to improve our customer experience. If our efforts are unsuccessful, or if our customer service platforms or our trust and safety program fail to meet legal requirements or buyers’ and sellers’ expectations, we may need to invest significant additional resources. If we are unable to maintain trusted brands and marketplaces, our ability to attract and retain buyers and sellers could be harmed.

Our business, financial performance, and growth depends on our ability to attract and retain active and engaged communities of buyers and sellers.

Our financial performance, has been and will continue to be significantly determined by our success in attracting and retaining active buyers and active sellers and increasing their engagement. We believe that many new buyers and sellers find us by word of mouth and other non-paid referrals from existing buyers and sellers. If existing buyers do not find our platforms appealing, for example, because of a negative experience, lack of competitive shipping costs, delayed shipping times, inadequate customer service, lack of buyer-friendly features, declining interest in the goods offered by our sellers, or other factors, they may make fewer purchases and they may not refer others to us. Likewise, if existing sellers are dissatisfied with their experience on our platforms, or feel they have more attractive alternatives, they may stop listing items in our marketplaces and using our services and may stop referring others to us, which could negatively impact our financial performance.

In addition, our revenue is concentrated in our most active buyers and sellers. If we lose a significant number of buyers or sellers, or our buyers or sellers do not maintain their level of activity, for any reason, including due to the pressure on or shifts in consumer discretionary spending, increased seller fees, our financial performance and growth could be harmed. Even if we are able to attract new buyers and sellers to replace the ones that we lose, we may not be able to do so at comparable levels, they may not maintain the same level of activity, and the revenue generated from new buyers and sellers may not be as high as the revenue generated from the ones who leave, or reduce their activity level on, our marketplaces. If we are unable to attract and retain buyers and sellers, or our buyers or sellers do not maintain their level of activity, our business, financial performance, and growth could be harmed.

14

Additionally, the demand for the goods listed in our marketplaces is dependent on consumer preferences and available discretionary spending, which can and do change quickly and may differ across generations, genders, and cultures. If demand for the goods that our sellers offer declines, or if demand for goods falls and is not replaced by demand in new or different categories, we may not be able to attract and retain buyers and our business could be harmed. Under any of these circumstances, we may have difficulty attracting new buyers and sellers without incurring additional expense.

Our technology infrastructure may not scale effectively with growth.

The industries in which we operate are highly competitive, with new competitors entering these markets both domestically and internationally. Technology in the creator industry evolves rapidly and is characterized by frequent product introductions and improvements as well as changes in industry standards and customer requirements. For example, the adoption of cloud computing and artificial intelligence (AI) technologies can bring new demand and also challenges in terms of disruption to both business models and our existing technology offerings. Our efforts in developing such new technology solutions may not succeed.

We compete principally on the basis of technology, product quality and features (including ease-of-use), license or usage terms, post-contract customer support, interoperability among products, and price and payment terms. If we fail to successfully manage any of these competitive factors, fail to successfully balance the conflicting demands for innovative technology and lower overall costs, or fail to address new competitive forces, our business, operating results and financial condition will be adversely affected.

Our creator data analytics capabilities require ongoing investment and development.

We devote substantial resources to research and development. New competitors, technological advances, our acquisitions, our entry into new markets or other competitive factors may require us to invest significantly greater resources than we anticipate. If we are required to invest significantly greater resources than anticipated without a corresponding increase in revenue, our operating results could decline. If customers reduce or slow the need to upgrade or enhance their product offerings, our revenue and operating results may be adversely affected. Additionally, our periodic research and development expenses may be independent of our level of revenue, which could negatively impact our financial results. New products may not adequately address the changing needs of the marketplace. New software products may contain undetected errors, defects or vulnerabilities. The occurrence of any defects or errors in our products could result in lost or delayed market acceptance and sales of our products, delays in payment by customers, loss of customers or market share, product returns, damage to our reputation, diversion of our resources, increased service and warranty expenses or financial concessions, increased insurance costs and potential liability for damages. Finally, there can be no guarantee that our research and development investments will result in products that create additional revenue.

We rely on our sellers to provide a fulfilling experience to our buyers.

A small portion of buyers complain to us about their experience on our platforms. As a pure marketplace, our sellers manage their shops, certain shop policies, products and product descriptions, shipping, and returns. As a result, we do not have the ability to control important aspects of buyers’ experiences on our platforms. For example, a buyer may report that they have not received the items that they purchased, that the items received were not as represented by a seller, or that a seller has not been responsive to their questions. While we have introduced new ways to protect buyers, negative publicity and sentiment generated as a result of these types of complaints, or any associated enforcement action taken against sellers, could reduce our ability to attract and retain our sellers and buyers or damage our reputation.

Similarly, we rely on sellers to be responsive to buyers and to fulfill orders from buyers. Anything that prevents the timely processing of orders or delivery of goods to our buyers could harm our sellers. Service interruptions and delivery delays may be caused by events that are beyond the control of our sellers, such as interruptions in order or payment processing, interruptions in sellers’ supply chains, transportation disruptions, customs delays, natural disasters, inclement weather, terrorism, public health crises, political unrest or geopolitical conflict. Additionally, popular or trending sellers may experience an influx of orders that may be beyond their ability to fulfill in a timely manner. While we have procedures designed to mitigate spikes in orders, we cannot guarantee those procedures will be effective. If buyers have a negative purchase experience, whether due to service interruptions or other reasons, or if sellers are unable to timely fulfill their orders from buyers, our reputation could be harmed.

15

A perception that our levels of responsiveness and support for our sellers and buyers are inadequate could damage our reputation, and reduce our sellers’ willingness to sell and buyers’ willingness to shop on our marketplaces. In some situations, we may choose to reimburse our buyers for their purchases to help avoid harm to our reputation. Our cost to refund qualifying orders may exceed our expectations, and despite our efforts, we are not always, and in the future may not be, able to recover the funds we expend for reimbursements unrelated to qualified orders, both of which could impact our financial performance. When we do recover funds used to reimburse buyers from sellers, it may increase general seller dissatisfaction and reduce their desire to continue selling using our platforms. Although we are focused on enhancing customer service, our efforts may be unsuccessful and our sellers and buyers may be disappointed in their experience and not return.

As our marketplaces grow, our controls over fraud and policy violations are important to maintaining user trust, but they may not be adequate and may not be sufficient to keep up with quickly-shifting techniques used by those attempting to undertake fraudulent activity on our platforms. We take action against sellers who we are aware may have violated our policies, and in recent periods the volume of enforcement actions against sellers for such violations has increased. However, our actions may be insufficient, may not be timely, and may not be effective in creating a good purchase experience for our buyers or avoiding negative publicity. While we regularly update our processes for handling complaints and detecting policy violations, these processes are by their nature imperfect in a dynamic marketplace, and include risk to us, our sellers, and our buyers from both under-enforcement and over-enforcement.

Changes in social media platform algorithms, policies, or user preferences could significantly impact our business model and creator engagement.

If we fail to engage our users or innovate, improve, and enhance our platform in a manner that responds to our users’ evolving needs, our business, results of operations, and financial condition may be adversely affected. The markets in which we compete are characterized by constant change and innovation, and we expect them to continue to evolve rapidly. Our success has been based on our ability to identify and anticipate the needs of our users and design a platform that provides them with the tools they want and need to engage and transact. Our ability to attract new users, retain existing users, and increase engagement of both new and existing users will depend in large part on our ability to continue to innovate and enhance the functionality, performance, reliability, design, security, and scalability of our platform.

We may experience difficulties with software development that could delay or prevent the development, introduction, or implementation of new features and enhancements. We must also continually update, test, and enhance our software platform. The continual improvement and enhancement of our platform requires significant investment, and we may not have the resources to make such investment. To the extent we are not able to improve and enhance the functionality, performance, reliability, design, security, and scalability of our platform in a manner that responds to our users’ evolving needs, our business, results of operations, and financial condition will be adversely affected.

Our software is highly complex and may contain undetected errors.

The software underlying our platforms is highly interconnected and complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We rely heavily on a software engineering practice known as “continuous deployment,” meaning that we frequently release software code to our platforms. This practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platforms, which can impact the user experience and functionality of our marketplaces. Additionally, due to the interconnected nature of the software underlying our platforms, updates to parts of our code, third-party and open source code, and application programming interfaces, on which we rely and that maintain the functionality of our marketplaces and business, could have an unintended impact on other sections of our code, which may result in errors or vulnerabilities to our platforms that negatively impact the user experience, functionality or accessibility of our marketplaces. In some cases, such as our mobile apps, errors may only be correctable through updates distributed through slower, third-party mechanisms, such as app stores, and may need to comply with third-party policies and procedures to be made available, which may add additional delays due to app review and user delay in updating their mobile apps. In addition, our systems are increasingly reliant on artificial intelligence, machine learning systems, and large language models, which are complex, subject to increasing litigation and regulatory scrutiny, and may have errors or inadequacies that are not easily detectable. These systems may inadvertently reduce our efficiency, or may cause unintentional or unexpected outputs that are incorrect, do not match our business goals, do not comply with our policies or applicable legal requirements, or otherwise are inconsistent with our brands, guiding principles, and mission. Any errors or vulnerabilities discovered in our code after release could also result in damage to our reputation, loss of members of our communities, loss of revenue, or liability for damages, any of which could adversely affect our growth prospects and our business.

16

We rely on Amazon Web Services (AWS) for a substantial portion of the computing, storage, data processing, networking, and other services for the Amaze Marketplace. A significant disruption of or interference with our use of AWS would negatively impact our operations and seriously harm our business.

AWS provides a distributed computing infrastructure as a service platform for the Amaze marketplace’s business operations. We have migrated the Amaze marketplace’s primary production environment and data centers to AWS, increasing our reliance on cloud infrastructure. Any transition of the cloud services currently provided by AWS to another cloud provider would be difficult to implement and would cause us to incur significant time and expense. Our products and services rely in significant part on continued access to, and the continued stability, reliability, and flexibility of AWS. Any significant disruption of, or interference with, our use of AWS would negatively impact our operations, and our business would be seriously harmed. In addition, if hosting costs increase over time and if we require more computing or storage capacity, our costs could increase disproportionately. If we are unable to grow our revenues faster than the cost of utilizing the services of AWS or similar providers, our business and financial condition could be adversely affected.

If we experience a technology disruption or failure that results in a loss of information, if personal data or sensitive information about members of our communities or employees is misused or disclosed, or if we or our third-party providers are unable to protect against software and hardware vulnerabilities, service interruptions, cyber-related events, ransomware, security incidents, or other security breaches, then members of our communities may curtail use of our platforms, we may be exposed to liability or incur additional expenses, and our reputation might suffer.

Like all online services, we are vulnerable to power outages, telecommunications failures, and catastrophic events, as well as computer viruses, break-ins, intentional or accidental actions or inaction by employees or others with authorized access to our networks, phishing attacks, denial-of-service attacks, malicious or destructive code, malware, ransomware attacks, and other cyberattacks, breaches and security incidents. We regularly experience cyber-related events that may result in technology disruptions and/or security breaches, including intentional, inadvertent, or social engineering breaches occurring through Amaze or third-party service provider technical issues, vulnerabilities, or employees. Any of these occurrences could lead to interruptions or shutdowns of one or more of our platforms, loss of data, unauthorized disclosure of personal or financial information of our members or employees, or theft of our intellectual property or user data. Furthermore, if our employees or employees of our third-party service providers fail to comply with our internal security policies and practices, member or employee data may be improperly accessed, used, or disclosed. Additionally, employees or service providers have and may inadvertently misconfigure resources or misdirect certain communications in manners that may lead to security incidents, which could be expensive and time-consuming to correct. As we continue to grow our business, expand internationally, and gain greater public visibility, we may continue to face a higher risk of being targeted by cyberattacks.

Although we have integrated a variety of processes, technologies, and controls to assist in our efforts to assess, identify, and manage material cybersecurity-related risks, these are not exhaustive, and we cannot assure that they will be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences, directly or through our vendors. Additionally, these measures have not always been in the past, and in the future may not be, sufficient to prevent or detect a cyberattack, system failure, or security breach particularly given the increasingly sophisticated tools and methods used by hackers, state actors, organized cyber criminals, and cyber terrorists. The costs and effort to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service, negative publicity, and other harm to our business and our competitive position. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which would have an adverse effect on our business.

In addition, the industry has generally moved to online remote infrastructure for core work and, as a result, we and our partners may be more vulnerable to cyberattacks. If a natural disaster, power outage, connectivity issue, or other event that impacted our employees’ ability to work remotely were to occur, it may be difficult or, in certain cases, impossible, for us to operate our business for a substantial period of time. The increase in remote working for employees, vendors, or contractors may also result in increased consumer privacy, IT security, and fraud concerns or increased administrative costs.

17

A successful cyberattack could occur and persist for an extended period of time before being detected. Because the techniques used by hackers change frequently, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, because any investigation of a cybersecurity incident would be inherently unpredictable, the extent of a particular cybersecurity incident and the path of investigating the incident may not be immediately clear. It may take a significant amount of time before an investigation can be completed and full and reliable information about the incident is known. While an investigation is ongoing, we may not necessarily know the extent of the harm or how best to remediate it, certain errors or actions could be repeated or compounded before they are discovered and remediated, and communication to the public, regulators, members of our communities, and other stakeholders may be inaccurate or incomplete, any or all of which could further increase the costs and consequences of a cybersecurity incident. Applicable rules regarding how to respond, required notices to users, and reporting to regulators and investors vary by jurisdiction, and may subject Amaze to additional liability and reputational harm.

If we experience, or are perceived to experience, security breaches that result in marketplace performance or availability problems or the loss, compromise or unauthorized disclosure of personal data or other sensitive information, or if we fail to respond appropriately to any security breaches that we may experience, or are perceived to do so, people may become unwilling to provide us the information necessary to set up an account with us. Existing sellers and buyers may also stop listing new items for sale, decrease their purchases, or close their accounts altogether.

We could also face damage to our reputation, potential liability, regulatory investigations in multiple jurisdictions, and costly remediation efforts and litigation, which may not be adequately covered by, and which may impact our future access to, insurance. Any of these results could harm our growth prospects, our business, and our reputation for maintaining trusted marketplaces.

Our business depends on third-party services and technology which we utilize to maintain and scale the technology underlying our platforms and our business operations.

Our business operations depend upon a number of third-party service providers, such as cloud service providers, marketing platforms and providers, payments and shipping providers, contingent labor teams, and network and mobile infrastructure providers. Any disruption in the services provided by third-parties, any failure on their part to deliver their services in accordance with our scale and expectations, or any failure on our part to maintain appropriate oversight on these third-party providers during the course of our engagement with them, or appropriate redundancies, could significantly harm our business.

Our production systems rely on internal technology, along with cloud services and software provided by our third-party service providers (and other entities in our supply chain). In the event of a cyber-related incident, even partial unavailability of our production systems could impair our ability to serve our customers, manage transactions, or operate our marketplaces. We have implemented disaster recovery mechanisms, including systems to back up key data and production systems, but these systems may be inadequate or incomplete. For example, these disaster recovery systems may be susceptible to cyber-related events if insufficiently distributed across locations, not sufficiently separated from primary systems, not comprehensive, or not at a scale sufficient to replace our primary systems.

Insufficient production and disaster recovery systems could, in the event of a cyber-related incident, harm our growth prospects, our business, and our reputation for maintaining trusted marketplaces.

Cyberattacks aimed at disrupting our and our third-party service providers’ services regularly occur, and we expect they will continue to occur in the future. If we or our third-party service providers (and other entities in our supply chain) experience any cyberattacks or other security breaches or incidents that result in marketplace performance or availability problems or loss, compromise or unauthorized disclosure or use of personal data or other sensitive information, or if we fail to respond appropriately to any security breaches or incidents that we may experience, people may become unwilling to provide us the information necessary to set up an account with us.

18

We also rely on the security practices of our third-party service providers, which may be outside of our direct control. Additionally, some of our third-party service providers, such as identity verification and payment processing providers, regularly have access to payment card information and other confidential and sensitive member data. We may have contractual and regulatory obligations to supervise the security and privacy practices of our third-party service providers. Despite our best efforts, if these third-parties fail to adhere to adequate security practices, or, as has occurred from time to time in the past, experience a cyber-related event or attack such as a breach of their networks, our members’ data may be rendered unavailable, improperly accessed, used, or disclosed. More generally, our third-party service providers may not have adequate security and privacy controls, may not properly exercise their compliance, regulatory or notification requirements, including as to personal data, or may not have the resources to properly respond to an incident. Many of our service providers continue to operate in a partial or fully remote work environment and may, as a result, be more vulnerable to cyberattacks. Consequently, a security incident at any of such service providers or others in our supply chain could result in the loss, compromise, or unauthorized access to or disclosure of sensitive or personal data of our buyers or sellers.

We are unable to exercise significant oversight over some of these providers, which increases our vulnerability to their financial conditions and to problems with the services they provide, such as technical failures, deprecation of key services, privacy and/or security concerns, and we have from time to time experienced such problems with the services provided by one or more third-parties. Our efforts to update our infrastructure or supply chain may not be successful as we may not sufficiently distribute our risk across providers or geographies or our efforts to do so may take longer than anticipated. If we experience failures in our technology infrastructure or supply chain or do not expand our technology infrastructure or supply chain successfully, then our ability to run our marketplaces could be significantly impacted, which could harm our business.

In addition, our sellers rely on continued and unimpeded access to postal services and shipping carriers to deliver their goods reliably and timely to buyers. Our sellers have at times experienced transportation service disruptions and delays in the delivery of their goods. If these shipping delays continue or worsen, or if shipping rates increase significantly, our sellers may have increased costs, and/or our buyers may have a poor purchasing experience and may lose trust in our marketplaces, which could negatively impact our business, financial performance, and growth.

Our business depends on access to third-party services, platforms and infrastructure that are critical to the successful operation of our business.

Our sellers and buyers rely on access to the internet or mobile networks to access our marketplaces. We also depend on widely-adopted third-party platforms to reach our customers, such as popular mobile, social, search, and advertising offerings. Internet service providers may choose to disrupt or degrade access to our platforms or increase the cost of such access. Mobile network operators or operating system providers could block or place onerous restrictions on the ability to download and use our mobile apps or deny or condition access to application programming interfaces or documentation, limiting the functionality of our products or services on the platform, including in ways that could require us to make significant changes to our marketplaces, websites, or mobile apps. If we are not able to deliver a rewarding experience on these platforms, if our or our sellers’ access to these platforms is limited, if the cost or terms of accessing these platforms increases or changes, or if these large platforms implement features that compete with us or our sellers, then our business may suffer.

Internet service providers, mobile network operators, operating system providers and/or app stores regularly place technical and policy restrictions on applications and platforms that use their services, which restrictions change over time. They have also and could in the future attempt to charge us for, or restrict our ability to access or provide access to, certain platforms, features, or functionality that we use in our business, and such changes may adversely affect our marketplaces.

In addition, the success of our marketplaces has at times and could in the future also be harmed by factors outside our control, such as actions taken by providers of mobile and desktop operating systems, social networks, or search and advertising platforms, including:

19

●	policy changes that interfere with, add tolls or costs to, or otherwise limit our ability to provide users with a full experience of our platforms, such as for our mobile apps or social network presence, including policy changes that effectively require us to use the provider’s payment processing or other services for transactions on the provider’s operating system, network, or platform;
●	unfavorable treatment received by our platforms, especially as compared to competing platforms, such as the placement of our mobile apps in a mobile app download store;
●	increased costs to distribute or use our platforms via mobile apps, social networks, or established search and advertising systems;
●	changes in mobile operating systems, such as iOS and Android, that degrade the functionality of our mobile website or mobile apps, our understanding of the data and usage related to our services, or that give preferential treatment to competitive products;
●	changes to social networks that degrade the e-commerce functionality, features, or marketing of our services or our sellers’ shops and products; or
●	implementation and interpretation of regulatory or industry standards by these widely adopted platforms that, as a side effect, degrade the e-commerce functionality, features, or marketing of our services or our sellers’ shops and products.

Any of these events could materially and adversely affect our business, financial performance, and growth.

Potential security breaches or data privacy incidents could harm our reputation.

We store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personal information, in our data centers, on our networks or on the cloud. In addition, our operations depend upon our information technology (IT) systems. We maintain a variety of information security policies, procedures, and controls to protect our business and proprietary information, prevent data loss and other security breaches and incidents, keep our IT systems operational and reduce the impact of a security breach or incident, but these securities measures cannot provide and have not provided absolute security. In the normal course of business, our systems are and have been the target of malicious cyber-attack attempts and have been and may be subject to compromise due to employee error, malfeasance or other disruptions that have and could result in unauthorized disclosure or loss of sensitive information. To date, we have not identified material cyber security incidents or incurred any material expenses with any incidents. However, any breach or compromise could adversely impact our business and operations, expose us or our customers to litigation, investigations, loss of data, increase costs, or result in loss of customer confidence and damage to our reputation, any of which could adversely affect our business and our ability to sell our products and services.

Industry incidences of cyberattacks and other cybersecurity breaches have increased and are likely to continue to increase. We are using an increasing number of third-party software solutions, including cloud-based solutions, which increase potential threat vectors, such as by exploitation of misconfigurations or vulnerabilities. We also use third-party vendors that provide software or hardware, have access to our network, and/or store sensitive data, and these third parties are subject to their own cybersecurity threats. Our standard vendor terms and conditions include provisions requiring the use of appropriate security measures to prevent unauthorized use or disclosure of our data, as well as other safeguards. Despite these measures, there is no guarantee that a compromise of our third-party vendors will not occur and in turn result in a compromise of our own IT systems or data. In addition, if we select a vendor that uses cloud storage as part of their service or product offerings, or if we are selected as a vendor for our cloud-based solutions, our proprietary information could be misappropriated by third parties despite our attempts to validate the security of such services. Many employees continue to work remotely based on a hybrid work model, which magnifies the importance of maintaining the integrity of our remote access security measures.

The techniques used to obtain unauthorized access to networks or to sabotage systems of companies such as ours change frequently and generally are not recognized until launched against a target. We may be unable to anticipate these emerging techniques, react in a timely manner, or implement adequate preventative measures, or we may not have sufficient logging available to fully investigate the incident. Our security measures vary in maturity across the business and may be and have been circumvented.

20

Our software products, hosted solutions and software security and quality testing solutions are also targeted by hackers and may be compromised by, among other things, phishing, exploits of our code or our system configurations, malicious code (such as viruses and worms), distributed denial-of-service attacks, sophisticated attacks conducted or sponsored by nation-states, advanced persistent threat intrusions, ransomware and other malware. We leverage many security best practices throughout the software development lifecycle, but our security development practices vary in maturity across the business and may not be effective against all cybersecurity threats. Furthermore, due to geopolitical incidents, including regional military conflicts, state-supported and geopolitical-related cybersecurity incidents against companies such as ours may increase. Attacks on our products could potentially disrupt the proper functioning of our software, cause errors in the output of our customers’ work, allow unauthorized access to our or our customers’ proprietary information or cause other destructive outcomes.

An actual or perceived failure to detect security flaws may negatively impact the perceived reliability of our products and services, and could result in a loss of customers or sales, or an increased cost to remedy a problem. As a result, we could experience negative publicity and our reputation could suffer, customers could stop buying our products, we could face lawsuits and potential liability, and our business, operating results and financial condition could be negatively impacted.

Our insurance may not cover or mitigate all the risks facing our business.

While we have insurance coverage for many aspects of our business risk, this insurance coverage may be incomplete or inadequate, or in some cases may not be available. Our business has evolving risks that may be unpredictable. We cannot be sure that our existing insurance coverage, including coverage for cyber events and errors and omissions, will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. For certain risks we face, we may be required to, or may elect to, self-insure or rely on insurance held by third-parties, legal defenses and immunities, indemnification agreements or limits on liability, which may be insufficient.

For example, we may not have adequate insurance coverage related to the actions of sellers on our platforms or for security incidents or data breaches. In evolving areas such as platform products liability, court decisions suggest that different jurisdictions may take differing positions on the scope of e-commerce platform liability for seller products. In some circumstances, a platform might be held liable for violations of applicable legal regimes by sellers and their products, such as intellectual property laws, privacy and security laws, product regulation, or consumer protection laws. Court decisions and regulatory changes in these areas may shift quickly, both in the United States and worldwide, and our insurance may be inadequate or unavailable to protect us from existing or newly developing legal risks.

Finally, while some sellers on our platforms may be insured for some or all of these risks, many small businesses do not carry any or sufficient insurance, and, even if a seller is insured, the insurance may not cover the relevant loss. These factors may lead to increased costs for insurance, our increased liability, increased liability or requirements on sellers on our platforms, changes to our marketplaces or business model, or other damage to our brands and reputation.

Enforcement of our marketplace policies may negatively impact our brands, reputation, and/or our financial performance.

We maintain and enforce policies that outline expectations for users while they engage with our services, whether as a seller, a buyer, or a third-party. We maintain and enforce these policies in order to uphold the safety and integrity of our marketplaces, engender trust in the use of our services, and encourage positive connections among members of our communities. We strive to enforce these policies in a consistent and principled manner that is transparent and explicable to stakeholders. However, even with a principled and objective approach, this work involves a combination of human judgment and technological and manual review. As a result, there could be errors or disagreement with our policy determinations, policy enforcement could be subject to different, inconsistent, or conflicting regional consensus or regulatory standards in different jurisdictions, and our policy decisions could be perceived to be arbitrary, unfair, unclear, or inconsistent Shortcomings and errors in our policy enforcement across our marketplaces could lead to negative public perception, distrust from our members, or lack of confidence in the use of our services, and could negatively impact the reputation of our brands.

21

Failure to deal effectively with fraud or other illegal activity could harm our business.

Although we have measures in place to detect and reduce the occurrence of fraudulent activity in our marketplace, those measures may not always be effective. For example, Amaze sellers occasionally receive orders placed with fraudulent or stolen credit card data. Under current credit card practices, we may be liable for orders placed through direct checkout with fraudulent credit card data even if the associated financial institution approved the credit card transaction. Although we attempt to detect or challenge allegedly fraudulent transactions, we may not be able to do so effectively. As a result, our business could be adversely affected. We could also incur significant fines or lose our ability to give members the option of paying with credit cards if we fail to follow payment card industry data security standards or fail to limit fraudulent transactions conducted in our marketplace.

Negative publicity and member sentiment resulting from fraudulent or deceptive conduct by members or the perception that our levels of responsiveness and member support are inadequate could reduce our ability to attract new members or retain existing members and damage our reputation.

Our reputation may be harmed if members of our community use unethical business practices.

Our emphasis on our values makes our reputation particularly sensitive to allegations of unethical business practices by Amaze sellers or other members of our community. Our policies promote legal and ethical business practices, such as encouraging Amaze sellers to work only with manufacturers who do not use child or involuntary labor, who do not discriminate and who promote sustainability and humane working conditions. However, we do not control Amaze sellers or other members of our community or their business practices and cannot ensure that they comply with our policies. If members of our community engage in illegal or unethical business practices or are perceived to do so, we may receive negative publicity and our reputation may be harmed.

Our brands may be harmed if third-parties or members of our communities use or attempt to use our marketplaces as part of their illegal or unethical business practices.

Our emphasis on our mission and guiding principles makes our reputation particularly sensitive to allegations of illegal or unethical business practices by our sellers or other members of our communities. Our seller policies promote legal and ethical business practices. Amaze expects sellers to work only with manufacturers who comply with all applicable laws, who do not use child or involuntary labor, who do not discriminate, and who promote sustainability and humane working conditions. Although we seek to influence, we do not directly control our sellers, suppliers, or other members of our communities or their business practices, and we cannot ensure that they comply with our policies. If members of our communities engage in illegal or unethical business practices, or are perceived to do so, we may receive negative publicity and our reputation may be harmed.

We regularly receive and expect to continue to receive claims alleging that items listed by sellers in our marketplaces are counterfeit, infringing, illegal, harmful, or otherwise violate our policies.

We frequently receive claims, notices, and other correspondence alleging that items listed in our marketplaces, or other user-generated materials posted on our platforms, infringe upon third-party copyrights, trademarks, patents, or other intellectual property or personal rights, or that such items are otherwise harmful, dangerous, or unlawful. We have procedures in place for third parties to report these claims, including our notice-and-takedown process for intellectual property, in addition to various tools that proactively detect potential violations, including suspected counterfeit and illegal items. We strive to take appropriate action against violating content which may include removal of the item from our marketplace and, in certain cases, closing the shops of sellers who violate our policies.

Our tools and procedures may not effectively reduce or eliminate our liability. For example, on the Amaze marketplace we use a combination of automatic and manual tools and depend upon human review in many circumstances. No tools and procedures are guaranteed to function completely without error, particularly for physical, non-standardized goods, our tools and procedures may be subject to error or enforcement failures and may not be adequately staffed, and we may be subject to an increasing number of erroneous or fraudulent demands to remove content. In addition, we may be subject to civil or criminal liability for activities carried out by sellers on our platforms, especially outside the United States where laws may offer less protection for intermediaries and platforms than in the United States.

22

Under current U.S. copyright laws such as the Digital Millennium Copyright Act § 512 et. seq., we benefit from statutory safe harbor provisions that protect us from copyright liability for content posted on our platforms by sellers and buyers, and we rely upon user content platform protections under 47 U.S.C. § 230 (commonly referred to as CDA § 230), which limit most non-intellectual property law claims against Amaze based upon content posted by users on our platforms. However, trademark and patent laws do not include similar statutory provisions, and limits on platform liability for these forms of intellectual property are primarily based upon court decisions. Similarly, laws related to product liability vary by jurisdiction, and the liability of marketplace platforms for products and services of sellers, while traditionally limited, is subject to increasing debate in courts, legislatures and legislative proposals, and with regulators. Any legislation or court rulings affecting these safe harbors or other limits on platform liability may adversely affect us and may impose significant operational challenges. For example, there are legislative and regulatory proposals and pending litigation in both the United States and European Union that could diminish or eliminate certain safe harbor protections and/or immunities for websites and online platforms. Moreover, changes focused on actions by very large platforms that perform retailer-like functions, or handle mass user content, may directly or indirectly also impact us, our sellers, buyers and vendors.

Proposed and enacted laws in Europe and the United States may change the scope of platform liability, and ongoing case law developments may unpredictably increase our liability as platforms for user activity. In that event, we may be held directly or secondarily liable for the intellectual property infringement, product compliance deficiencies, consumer protection deficiencies, privacy and data protection incidents, or regulatory issues of our sellers, including potentially for their conduct over which we have no control or influence.

Regardless of the validity of any claims made against us, we may incur significant costs and efforts to defend against or settle them. If a governmental authority determines that we have aided and abetted the infringement or sale of counterfeit, harmful or unlawful goods or if legal changes result in us potentially being liable for actions by sellers on our platforms, we could face regulatory, civil, or criminal penalties. Claims by third-party rights owners could require us to pay damages or refrain from permitting any further listing of the relevant items. These types of claims could seek substantial damages or force us to modify our business practices, which could lower our revenue, increase our costs, or make our platforms less user-friendly. These types of claims, or legal and regulatory changes, could require the removal of non-infringing, lawful or completely unrelated content, which could negatively impact our business and our ability to retain sellers. Moreover, public perception that unlicensed, counterfeit, harmful or unlawful items are commonly offered by sellers in our marketplaces, even if factually incorrect, could result in negative publicity and damage to our reputation.

Our revenue growth rate and financial performance have fluctuated historically.

Our operating results are tied to certain key business metrics that have fluctuated in the past and are likely to fluctuate in the future, which makes them difficult to predict. Our operating results depend on numerous factors, many of which are outside of our control, including:

●	our ability to generate revenue from our platform;
●	our ability to improve or maintain gross margins;
●	the number and relevancy of advertisements shown to users;
●	the relevancy of content shown to users;
●	the manner in which users engage with different products, where certain products may cause us to generate less revenue;
●	the timing, cost and mix of new and existing marketing and promotional efforts as we grow and expand our operations to remain competitive;
●	fluctuations (seasonal or otherwise) in spending by our advertisers and platform usage and engagement by users, each of which may change as our product offerings and business evolves;

23

We may face challenges in international expansion and operations.

We plan to continue expanding our business operations outside the United States and offering content. We plan to continue to enter new international markets where we have limited or no experience in deploying our services. In order to expand successfully, we need to offer content and products that are tailored to the interests of local markets, which requires significant investment of time and resources. We may launch our advertising platform in countries where we do not have staff in place, where market perception of our services and advertising platform may be low, or where our audience size in a given market may not meet advertiser expectations, all or any of which could limit our ability to monetize our platform in those countries. As we expand into new international markets, we may not yet understand the full scope of prospective users’ interests, demographics, and culture, or advertiser expectations, target audiences, and return on spend, in those markets. This may cause us to expand into markets before we are able to offer a service and advertising platform that has been sufficiently localized for those markets or where those markets lack the necessary demand and infrastructure for long-term adoption of our services. If we are unsuccessful in deploying, scaling, or managing our operations in international markets, our business, results of operations, financial condition, and prospects could be adversely affected.

We are subject to a variety of risks inherent in doing business internationally, and our exposure to these risks will increase as we continue to expand our operations, user base, and advertiser base globally. These risks include:

●	operational and compliance challenges caused by distance, language, and cultural differences;
●	challenges in adapting our content, products, and services to non-U.S. consumers’ preferences, languages, and customs, including enhanced difficulty in reviewing content on our platform and enforcing our community standards across different languages and countries;
●	potential damage to our brand and reputation due to compliance with local laws, including laws that may restrict content or advertisement or requirements to provide user information, including confidential information to local authorities;
●	challenges in adapting to the needs of non-U.S. advertisers in various countries and regions;
●	selective or inconsistent government regulatory action or enforcement;
●	political, social, or economic instability;
●	higher levels of credit risk and payment fraud;
●	enhanced difficulties of integrating any foreign acquisitions;
●	reduced protection for intellectual property and other proprietary rights in certain countries;
●	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations and subsidiaries;
●	different regulations and practices with respect to employee/employer relationships, workers’ councils, and labor unions that make it more difficult to do business in certain international jurisdictions;
●	increasing labor costs due to high wage inflation in certain international jurisdictions;
●	compliance with statutory requirements relating to our equity;
●	regulations that might add difficulties in repatriating cash earned outside of the United States and otherwise prevent us from freely moving cash;
●	import and export controls and restrictions and changes in trade regulations, including sanctions;
●	compliance with the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and similar laws in other jurisdictions;
●	compliance with the European Union (“EU”) General Data Protection Regulation (the “EU GDPR”) and the United Kingdom (“UK”) General Data Protection Regulation (the “UK GDPR” and, together with the EU GDPR, the “GDPR”), which sits alongside the UK Data Protection Act 2018 to form the data privacy framework in the UK, and similar data privacy and data protection laws, rules, and regulations;

24

●	different laws and regulations with respect to our potential liability for content published on our platform by third parties, which may require product, engineering, or operational changes that we are unable to provide on a timely or cost-effective basis, if at all;
●	macroeconomic conditions, which have had, and may continue to have, an impact on the pace of our global expansion;
●	compliance with multiple tax jurisdictions and management of tax impact of global operations; and
●

trade protections, including tariffs, quotas, safeguards, duties, and customs restrictions, which could increase the cost or reduce the supply of products available for sale, could increase shipping times, or may require us to modify current business practices.

Risks Related to Our Wine Business

The success of our wine business depends heavily on the strength of our wine brand.

Obtaining, maintaining and expanding our reputation as a producer of premium wine among our customers and the premium wine market generally is critical to the success of our business and our growth strategy. The premium wine market is driven by a relatively small number of active and well-regarded wine critics within the industry who have outsized influence over the perceived quality and value of wines. If we are unable to maintain the actual or perceived quality of our wines, including as a result of contamination or tampering, environmental or other factors impacting the quality of our grapes or other raw materials, or if our wines otherwise do not meet the subjective expectations or tastes of one or more of a relatively small number of wine critics, the actual or perceived quality and value of one or more of our wines could be harmed, which could negatively impact not only the value of that wine, but also the value of the vintage, the particular brand or our broader portfolio. The winemaking process is a long and labor-intensive process that is built around yearly vintages, which means that once a vintage has been released we are not able to make further adjustments to satisfy wine critics or consumers. As a result, we are dependent on our winemakers and tasting panels to ensure that every wine we release meets our exacting quality standards.

Public perception of our brands could be negatively affected by adverse publicity or negative commentary on social media outlets, or our responses relating to, among other things:

•	an actual or perceived failure to maintain high-quality, safety, ethical, social and environmental standards for all of our operations and activities;

•	an actual or perceived failure to address concerns relating to the quality, safety or integrity of our wines and the hospitality we offer to our guests at our potential future tasting rooms;

•	our environmental impact, including our use of agricultural materials, packaging, water and energy use, and waste management; or

•	an actual or perceived failure by us to promote the responsible consumption of alcohol.

If we do not produce wines that are well-regarded by the relatively small wine critic community, the wine market will quickly become aware and our reputation, wine brand, business and financial results of our operations could be materially and adversely affected. In addition, if our wine receives negative publicity or consumer reaction, whether as a result of our wines or wines of other producers, our wines in the same vintage could be adversely affected. Unfavorable publicity, whether accurate or not, related to our industry, us, our winery brands, marketing, personnel, operations, business performance or prospects could also unfavorably affect our corporate reputation, company value, ability to attract high-quality talent or the performance of our business.

Any contamination or other quality control issue could have an adverse effect on sales of the impacted wine or our broader portfolio of wines. If any of our wines become unsafe or unfit for consumption, cause injury or are otherwise improperly packaged or labelled, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread recall, multiple recalls, or a significant product liability judgment against us could cause our wines to be unavailable for a period of time, depressing demand and our brand equity. Even if a product liability claim is unsuccessful or is not fully pursued, any resulting negative publicity could adversely affect our reputation with existing and potential customers and accounts, as well as our corporate and individual winery brands image in such a way that current and future sales could be diminished. In addition, should a competitor experience a recall or contamination event, we could face decreased consumer confidence by association as a producer of similar products.

25

Additionally, third parties may sell wines or inferior brands that imitate our wine brand or that are counterfeit versions of our labels, and customers could be duped into thinking that these imitation labels are our authentic wines. For example, there could be instances of potential counterfeiting. A negative consumer experience with such a wine could cause them to refrain from purchasing our brands in the future and damage our brand integrity. Any failure to maintain the actual or perceived quality of our wines could materially and adversely affect our business, results of operations and financial results.

Damage to our reputation or loss of consumer confidence in our wines for any of these or other reasons could result in decreased demand for our wines and could have a material adverse effect on our business, operational results, and financial results, as well as require additional resources to rebuild our reputation, competitive position and winery brand strength.

Our advertising and promotional investments may affect our financial results but not be effective.

Consumer awareness is of great importance to the success of businesses operating in the wine industry. We have incurred, and expect to continue to incur, significant advertising and promotional expenditures to enhance our wine brand and raise consumer awareness, which we believe is vital to the long-term success of our operations. These expenditures may adversely affect our results of operations in a particular quarter or even a full fiscal year and may not result in increased sales. Variations in the levels of advertising and promotional expenditures have in the past caused, and are expected in the future to continue to cause, variability in our quarterly results of operations. While we strive to invest only in effective advertising and promotional activities in both the digital and traditional segments, it is difficult to correlate such investments with sales results, and there is no guarantee that our expenditures will be effective in building brand strength or growing long term sales.

We rely heavily on third-party suppliers and service providers, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers and service providers.

We rely heavily on the third parties to manage the sales and distribution of our wine and manage our DTC marketing initiatives. We also utilize third parties to help manage all of our regulatory licensing and compliance activities, and we utilize additional software tools available to the industry to navigate and manage the complex state-by-state regulations that apply to our operations in the beverage alcohol industry.

We engage many of our third-party suppliers and service providers on a purchase order basis or pursuant to agreements that are generally one year or less in duration. The ability and willingness of these third parties to supply and provide services to us may be affected by competing orders placed by other companies, the demands of those companies or other factors. If we experience significant increases in demand or need to replace a significant third party supplier or service provider, there can be no assurance that alternative third party vendors will be available when required on terms that are acceptable to us, or at all, or that any such vendor will allocate sufficient capacity to us in order to meet our requirements. If we fail to replace a supplier or servicer provider in a timely manner or on commercially reasonable terms, we could incur product disruptions and our operating results and financial condition could be materially harmed. Switching or adding additional vendors, particularly our alternating proprietorship host winery, would also involve additional costs and require management time and focus.

Except for remedies that may be available to us under our agreements with our third-party vendors, we cannot control whether or not they devote sufficient time and resources to supporting our business operations. These third parties may also have relationships with other commercial entities, including our competitors, for whom they may also be providing services, which could affect their performance on our behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines or need to be replaced for other reasons, it could adversely impact our ability to meet consumers’ demands for our products or comply with regulatory requirements and subject us to potential liability, any of which may harm the reputation of our company and our products.

Although we carefully manage our relationships with our network of third-party vendors, there can be no assurance that we will not encounter challenges or delays in the future or that these challenges or delays will not have a material adverse impact on our business, financial condition and prospects.

26

We face significant competition with an increasing number of products and market participants that could materially and adversely affect our business, results of operations and financial results.

Our industry is intensely competitive and highly fragmented. Our wines compete with many other domestic and foreign wines. Our wines compete with popularly priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for drinker acceptance and loyalty, shelf space and prominence in retail stores, presence, and prominence on restaurant wine lists and for marketing focus by the Company’s distributors, many of which carry extensive portfolios of wines and other alcoholic beverages. This competition is driven by established companies as well as new entrants in our markets and categories. In the United States, wine sales are relatively concentrated among a limited number of large suppliers, including E&J Gallo, Constellation, Duckhorn, Trinchero, Jackson Family Wines, Ste. Michelle and The Wine Group, and these and our other competitors may have more robust financial, technical, marketing and distribution networks and public relations resources than we have. As a result of this intense competition, combined with our growth goals, we have experienced and may continue to face upward pressure on our selling, marketing and promotional efforts and expenses. There can be no assurance that in the future we will be able to successfully compete with our competitors or that we will not face greater competition from other wineries and beverage manufacturers.

If we are unable to successfully compete with existing or new market participants, or if we do not effectively respond to competitive pressures, we could experience reductions in market share and margins that could have a material and adverse effect on our business, results of operations and financial results.

Consolidation of the distributors of our wines, as well as the consolidation of retailers, may increase competition in an already crowded space and may have a material adverse effect on our business, results of operations and financial results.

Other than sales made directly to our consumers, the majority of our wine sales are made through distributors for resale to retail outlets, restaurants and hotels across the United States. We expect sales to distributors to represent an increasingly substantial portion of our future net sales as we continue to grow our network of wholesale distributors. Consolidation among wine producers, distributors, wholesalers, suppliers and retailers could create a more challenging competitive landscape for our wines. In addition, we believe that the increased growth and popularity of the retail e-commerce environment across the consumer product goods market, which accelerated during the COVID-19 pandemic and the resulting quarantines, “stay at home” orders, travel restrictions, retail store closures, social distancing requirements and other government action, has and is likely to continue to change the competitive landscape for our wines. Consolidation at any level could hinder the distribution and sale of our wines as a result of reduced attention and resources allocated to our winery brands both during and after transition periods, because our winery brands might represent a smaller portion of the new business portfolio. Furthermore, consolidation of distributors may lead to the erosion of margins as newly consolidated distributors take down prices or demand more margin from existing suppliers. Changes in distributors’ strategies, including a reduction in the number of brands they carry or the allocation of resources for our competitors’ brands or private label products, may adversely affect our growth, business, financial results and market share. Distributors of our wines offer products that compete directly with our wines for inventory and retail shelf space, promotional and marketing support and consumer purchases. Expansion into new product categories by other suppliers or innovation by new entrants into the market could increase competition in our product categories.

An increasingly large percentage of our net sales is concentrated within a small number of wholesale customers. The purchasing power of large retailers is significant, and they have the ability to command concessions. There can be no assurance that the distributors and retailers will purchase our wines or provide our wines with adequate levels of promotional and merchandising support. The failure to bring on major accounts or the need to make significant concessions to retain one or more such accounts could have a material and adverse effect on our business, results of operations and financial position.

A reduction in consumer demand for wine, which may result from a variety of factors, including demographic shifts and decreases in discretionary spending, could materially and adversely affect our business, results of operations and financial results.

We rely on consumers’ demand for our wine. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, changes in discretionary income, public health policies and perceptions and changes in leisure, dining and beverage consumption patterns. Our success will require us to anticipate and respond effectively to shifts in consumer behavior and drinking tastes. If consumer preferences were to move away from our wine brand, our results of operations would be materially and adversely affected.

27

A limited or general decline in consumer demand could occur in the future due to a variety of factors, including:

•	a general decline in economic or geopolitical conditions;

•	a general decline in the consumption of alcoholic beverage products in on-premise establishments, such as those that may result from smoking bans and stricter laws relating to driving while under the influence of alcohol and changes in public health policies, including those implemented to address the COVID-19 pandemic;

•	a generational or demographic shift in consumer preferences away from wines to other alcoholic beverages;

•	increased activity of anti-alcohol groups;

•	concern about the health consequences of consuming alcoholic beverage products; and

•	increased federal, state, provincial, and foreign excise, or other taxes on beverage alcohol products and increased restrictions on beverage alcohol advertising and marketing.

Demand for premium wine brands, like ours, may be particularly susceptible to changing economic conditions and consumer tastes, preferences and spending habits, which may reduce our sales of these products and adversely affect our profitability. An unanticipated decline or change in consumer demand or preference could also materially impact our ability to forecast for future production requirements, which could, in turn, impair our ability to effectively adapt to changing consumer preferences. Any reduction in the demand for our wines would materially and adversely affect our business, results of operations and financial results.

Due to the three-tier alcohol beverage distribution system in the United States, we are heavily reliant on our distributors that resell alcoholic beverages in all states in which we do business. A significant reduction in distributor demand for our wines would materially and adversely affect our sales and profitability.

Due to regulatory requirements in the United States, we sell a significant portion of our wines to wholesalers for resale to retail accounts. A change in the relationship with any of our significant distributors could harm our business and reduce our sales. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate or otherwise cease working with a distributor for poor performance without reasonable justification, as defined by applicable statutes. Any difficulty or inability to replace distributors, poor performance of our major distributors or our inability to collect accounts receivable from our major distributors could harm our business. In addition, an expansion of the laws and regulations limiting the sale of our wine would materially and adversely affect our business, results of operations and financial results. There can be no assurance that the distributors and accounts to which we sell our wines will continue to purchase our wines or provide our wines with adequate levels of promotional support, which could increase competitive pressure to increase sales and marketing spending and could materially and adversely affect our business, results of operations and financial results.

Our marketing strategy involves continued expansion into the direct-to-consumer channel, which may present risks and challenges for which we are not adequately prepared and which could negatively affect our sales in these channels and our profitability.

A portion of our operating strategy is to expand our sales of wine through this direct-to-consumer channel. However, the direct-to-consumer marketplace is highly competitive and in recent years has seen the entrance of new competitors and products targeting similar customer groups as our business. To be competitive and forge new connections with customers, we are continuing investment in the expansion of our direct-to-consumer channel. Such expansion may require significant investment in e-commerce platforms, marketing, fulfilment, information technology (“IT”) infrastructure and other known and unknown costs. The success of our direct-to-consumer sales channel depends on our ability to maintain the efficient and uninterrupted operation of online order-processing and fulfilment and delivery operations. As such, we are heavily dependent on the performance of our shipping and technology partners. Any system interruptions or delays could prevent potential customers from purchasing our wines directly.

28

Our ability to ship wines directly to our customers is the result of court rulings, including the U.S. Supreme Court ruling in Granholm v. Heald, which allow, in certain circumstances, shipments to customers of wines from out-of-state wineries. Any changes to the judicial, legal, or regulatory framework that reduce our ability to sell wines in most states using our direct-to-consumer sales channel could have a materially adverse effect on our business, results of operations and financial results.

We may be unable to adequately adapt to shifts in consumer preferences for points of purchase, such as an increase in at-home delivery during the COVID-19 pandemic, and our competitors may react more rapidly or with improved customer experiences. A failure to react quickly to these and other changes in consumer preferences, or to create infrastructure to support new or expanding sales channels may materially and adversely affect our business, results of operations and financial results.

Inclement weather, drought, pests, plant diseases and other factors could reduce the amount or quality of the grapes available to produce our wines, which could materially and adversely affect our business, results of operations and financial results.

A shortage in the supply of quality grapes may result from the occurrence of any number of factors that determine the quality and quantity of grape supply, including adverse weather conditions (including heatwaves, frosts, drought and excessive rainfall), and various diseases, pests, fungi and viruses. We cannot anticipate changes in weather patterns and conditions, and we cannot predict their impact on our operations if they were to occur. Any shortage could cause an increase in the price of some or all of the grape varietals required for our wine production or a reduction in the amount of wine we are able to produce, which could materially and adversely affect our business, results of operations and financial results.

Factors that reduce the quantity of grapes the growers with which we contract grow may also reduce their quality. Deterioration in the quality of our wines could harm our winery brand strength, and a decrease in our production could reduce our sales and increase our expenses, both of which could materially and adversely affect our business, results of operations and financial results.

If we are unable to obtain adequate supplies of premium juice from third-party juice suppliers, the quantity or quality of our annual production of wine could be adversely affected, causing a negative impact on our business, results of operations and financial condition.

The production of our wines and the ability to fulfill the demand for our wines is restricted by the availability of premium grapes and juice from third-party growers. If we are unable to source grapes and juice of the requisite quality, varietal and geography, among other factors, our ability to produce wines to the standards, quantity and quality demanded by our customers could be impaired.

Factors including climate change, agricultural risks, competition for quality, water availability, land use, wildfires, floods, disease, and pests could impact the quality and quantity of grapes and bulk juice available to our company. Furthermore, these potential disruptions in production may drive up demand for grapes and bulk juice creating higher input costs or the inability to purchase these materials. Following the 2020 wildfires in Northern California, the price of bulk juice increased substantially in a very short period of time, leading to some wine producers reducing lot sizes of certain wines. As a result, our financial results could be materially and adversely affected both in the year of the harvest and future periods.

If we are unable to identify and obtain adequate supplies of quality agricultural, raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies, or if there is an increase in the cost of the commodities or products, our profitability, production and distribution capabilities could be negatively impacted, which would materially and adversely affect our business, results of operations and financial condition.

We use grapes and other raw materials to produce and package our wine, including corks, barrels, winemaking additives, and water, as well as large amounts of packaging materials, including metal, cork, glass and cardboard. We purchase raw materials and packaging materials under contracts of varying maturities from domestic and international suppliers.

29

Glass bottle costs are one of our largest packaging components of cost of goods sold. In North America, glass bottles have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could materially and adversely affect our business. In addition, costs and programs related to mandatory recycling and recyclable materials deposits could be adopted in states of manufacture, imposing additional and unknown costs to manufacture products utilizing glass bottles. The amount of water available for use is important to the supply of our grapes and winemaking, other agricultural raw materials, and our ability to operate our business. If climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality, which may affect our production costs, consistency of yields or impose capacity constraints. We depend on sufficient amounts of quality water for operation of our wineries, as well as to conduct our other operations. The suppliers of the grapes and other agricultural raw materials we purchase also depend upon sufficient supplies of quality water for their vineyards and fields. Prolonged or severe drought conditions in the western United States or restrictions imposed on irrigation options by governmental authorities could have an adverse effect on our operations in the region. If water available to our operations or the operations of our suppliers becomes scarcer, restrictions are placed on our usage of water or the quality of that water deteriorates, we may incur increased production costs or face manufacturing constraints which could negatively affect our production. Even if quality water is widely available to us, water purification and waste treatment infrastructure limitations could increase our costs or constrain operation of our production facilities. Any of these factors could materially and adversely affect our business, results of operations and financial results.

Our production and shipping activities also use energy in their operations, including electricity, propane and natural gas. Energy costs could rise in the future, which would result in higher transportation, freight and other operating costs, such as ageing and bottling expenses. Our freight cost and the timely delivery of our wines could be adversely affected by a number of factors that could reduce the profitability of our operations, including driver shortages, higher fuel costs, weather conditions, traffic congestion, increased government regulation, and other matters. In addition, increased labor costs or insufficient labor supply could increase our production costs.

Our supply and the price of raw materials, packaging materials and energy and the cost of energy, freight and labor used in our productions and distribution activities could be affected by a number of factors beyond our control, including market demand, global geopolitical events (especially their impact on energy prices), economic factors affecting growth decisions, exchange rate fluctuations and inflation. To the extent any of these factors, including supply of goods and energy, affect the prices of ingredients or packaging, or we do not effectively or completely hedge changes in commodity price risks, or are unable to recoup costs through increases in the price of our finished wines, our business, results of operations and financial results could be materially and adversely affected.

We have been engaged in litigation with our former Chief Operating Officer.

We have been a defendant in a lawsuit styled Timothy Michaels v. Fresh Vine Wine, Inc. filed May 27, 2022 in the Fourth Judicial District Court, Hennepin County, Minnesota. The lawsuit relates to a complaint filed by Mr. Michaels resulting from the Company including a restricted “lock-up” legend on shares of the Company’s common stock issued to Mr. Michaels pursuant to a settlement agreement that the Company entered into with Mr. Michaels following termination of his employment and for not removing or directing the Company’s transfer agent to remove such legend. On January 25, 2024, the jury in the lawsuit rendered a verdict against the Company awarding damages to Mr. Michaels in the amount of $585,976. The damages awarded to Mr. Michaels by the trial court are not covered by the Company’s insurance policies. Mr. Michaels commenced garnishment proceedings against certain of the Company’s bank accounts and other third parties in an attempt to collect on the judgement and such proceedings remain pending. The Company appealed the verdict and the court of appeals affirmed the judgment in February 2025, awarding $21,644 in additional damages. On March 12, 2025 the Company petitioned the supreme court for review and on May 13, 2025 the supreme court denied the petition. At March 31, 2025 $592,901 was accrued as a settlement payable.

We may not be fully insured against catastrophic perils, including catastrophic loss or inaccessibility of wineries, production facilities and/or distribution systems resulting from fire, wildfire, flood, wind events, earthquake and other perils, which may cause us to experience a material financial loss.

30

Although we currently store the bulk of our wine inventory at our third-party warehouse in California, which is prone to seismic activity, wildfires and floods, among other perils. If any of these facilities were to experience a catastrophic loss in the future, it could disrupt our operations, delay production, shipments and our recognition of revenue, and result in potentially significant expenses to repair or replace the facility. If such a disruption were to occur, we could breach agreements, our reputation could be harmed and our business and operating results could be materially and adversely affected. Although we carry insurance to cover property and inventory damage and business interruption, these coverages are subject to deductibles and self-insurance obligations, as well as caps on coverage that could be below the value of losses we could incur in certain catastrophic perils. Furthermore, claims for recovery against our insurance policies can be time-consuming, and may result in significant delays between when we incur damages and when we receive payment under our insurance policies. If one or more significant catastrophic events occurred damaging our own or third-party assets and/or services, we could suffer a major financial loss and our business, results of operations and financial condition could be materially and adversely affected.

Furthermore, increased incidence or severity of natural disasters has adversely impacted our ability to obtain adequate property damage, inventory, and business interruption insurance at financially viable rates, if at all. For example, we have observed certain insurers ceasing to offer certain inventory protection policies, and we have supplemented our insurance coverage recently by purchasing policies at higher premiums. If these trends continue and our insurance coverage is adversely affected, and to the extent we elect to increase our self-insurance obligations, we may be at greater risk that similar future events will cause significant financial losses and materially and adversely affect our business, results of operations and financial results.

From time to time, we may become subject to litigation specifically directed at the alcoholic beverage industry, as well as litigation arising in the ordinary course of business.

Companies operating in the alcoholic beverage industry may, from time to time, be exposed to class action or other private or governmental litigation and claims relating to product liability, alcohol marketing, advertising or distribution practices, alcohol abuse problems or other health consequences arising from the excessive consumption of or other misuse of alcohol, including underage drinking. Various groups have, from time to time, publicly expressed concern over problems related to harmful use of alcohol, including drinking, and driving, underage drinking and health consequences from the misuse of alcohol. These campaigns could result in an increased risk of litigation against the Company and our industry. Lawsuits have been brought against beverage alcohol companies alleging problems related to alcohol abuse, negative health consequences from drinking, problems from alleged marketing or sales practices and underage drinking. While these lawsuits have been largely unsuccessful in the past, others may succeed in the future.

From time to time, we may also be party to other litigation in the ordinary course of our operations, including in connection with commercial disputes, enforcement or other regulatory actions by tax, customs, competition, environmental, anti-corruption and other relevant regulatory authorities, or, securities-related class action lawsuits, particularly following any significant decline in the price of our securities. Any such litigation or other actions may be expensive to defend and result in damages, penalties, or fines as well as reputational damage to our company and our winery brands and may impact the ability of management to focus on other business matters. Furthermore, any adverse judgments may result in an increase in future insurance premiums, and any judgments for which we are not fully insured may result in a significant financial loss and may materially and adversely affect our business, results of operations and financial results.

Risks Related to Legal and Regulatory Requirements

Our payment systems are subject to a complex landscape of evolving laws, regulations, rules, and standards.

Various laws and regulations govern payments, and these laws are complex, evolving, and subject to change and vary across different jurisdictions in the United States and globally. Moreover, even in regions where such laws have been harmonized, regulatory interpretations of such laws may differ. As a result, we are required to spend significant time and effort determining whether various licensing and registration laws relating to payments apply to us as our business strategy and operations evolve. In addition, our payments activities and/or applicable laws and regulations may evolve over time to require licensure in one or more of our core regions. Should one of our subsidiaries become licensed as a financial services provider in any jurisdiction, we would be subject to additional regulation and oversight of that subsidiary. Any failure or claim of our failure to comply, or any failure by our third-party service providers to comply, could cost us substantial resources, result in liabilities, cause us significant reputational damage, or force us to stop offering our payments services in certain markets. Additionally, changes in payment regulation may occur that could render our payments systems non-compliant and/or less profitable.

31

Further, through our agreements with our third-party payments service providers, we are subject to evolving rules and certification requirements (including, for example, the Payment Card Industry Data Security Standard), and other contractual requirements or expectations that may materially negatively impact our payments business. Failure to comply with these rules or requirements could impact our ability to meet our contractual obligations with our third-party payment processors and could result in potential fines or negatively impact our relationship with our third-party payments processors.

We are also subject to rules governing electronic funds transfers. Any change in these rules and requirements, including as a result of a change in our designation by major payment card providers, could make it difficult or impossible for us to comply and could require a change in our business operations. In addition, similar to a potential increase in costs from third-party providers described above, any increased costs associated with compliance with payment card association rules or payment card provider rules could lead to increased fees for us or our sellers, which may negatively impact payments on our platforms, usage of our payment services, and our marketplaces.

Expanding and evolving regulations in the areas of privacy and user data protection could create technological, economic and complex cross-border business impediments to our business and those of our sellers.

We collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, and share personal information, confidential information and other sensitive or potentially protected information necessary to provide our service, to operate our business, for legal and marketing purposes, and for other business-related purposes.

Data protection remains a significant issue in the United States, countries in the European Union, and in many other countries in which we operate. In addition to the actual and potential changes in data protection laws described elsewhere in these Risk Factors, global developments in privacy and data security regulation have changed and may continue to change some of the ways we, our sellers, our vendors and other third-parties collect, use, and share personal information and other proprietary or confidential information, and have created and will continue to create additional compliance obligations for us and our sellers, vendors, and other third-parties. In addition, although our sellers are independent businesses, it is possible that a privacy authority could deem us jointly and severally liable for actions of our sellers or vendors, which would increase our potential liability exposure and costs of compliance, which could negatively impact our business. If we fall short of our data protection obligations in countries in which we operate, we could face potential liability, regulatory investigations, and costly litigation, which may not be adequately covered by insurance.

In the European Union, the E.U. General Data Protection Regulation (“GDPR”) contains strict requirements for processing the personal data of individuals residing in E.U. member states, the European Economic Area (“EEA”), and certain additional territories. A substantially similar law, the U.K. General Data Protection Regulation (“U.K. GDPR”) (a version of the GDPR as implemented into U.K. law that combines the GDPR and the U.K. Data Protection Act of 2018) is in effect in the United Kingdom. Both laws contain significant obligations for data processors and controllers, including to protect certain data subject rights, such as the “right to be forgotten” and certain data portability, access, and redress rights, as well as obligations related to security and accountability controls (including stringent data breach notification requirements), online and email marketing, documentation and record-keeping, and other compliance requirements related to our sellers, vendors and other third parties. Both laws are also subject to changing interpretations due to decisions of data protection authorities, courts, and related legislative efforts. Furthermore, while the GDPR and U.K. GDPR remain substantially similar for the time being, the U.K. GDPR is currently under review in the United Kingdom and there may be further changes made to it over the next few years, including in ways that may differ from the GDPR, which could result in further or conflicting compliance obligations.

In addition, although our sellers are independent businesses, it is possible that a privacy authority could deem us jointly and severally liable for actions of our sellers or vendors, which would increase our potential liability exposure and costs of compliance, which could negatively impact our business. Due to the GDPR and the U.K. GDPR, we may experience difficulty retaining or obtaining new E.U. or U.K. sellers, or current and new sellers may limit their selling into the European Union, due to the legal requirements, compliance costs, potential risk exposure, and uncertainty for them about their own compliance obligations with respect to the GDPR and U.K. GDPR.

32

In the United States, rules and regulations governing data privacy and security include those promulgated under the authority of the Federal Trade Commission Act, the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, California’s California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, the “CCPA”), and other state and federal laws relating to privacy, consumer protection, and data security. Some of these laws provide for penalties and/or include a private right of action and statutory damages for data breaches and other violations.

Aspects of certain newly enacted U.S. state privacy statutes remain unclear, resulting in further legal uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply. If more stringent privacy legislation arises in the United States, E.U., or other jurisdictions where we operate, it could increase our potential liability and adversely affect our business, results of operations, and financial condition.

The GDPR, CCPA, and similar laws in other jurisdictions, and future changes to or interpretations of any of these laws, may continue to change the data protection landscape globally, may be potentially inconsistent or incompatible, and could result in potentially significant operational costs for internal compliance and risk to our business. Some of these requirements introduce friction into the buying and selling experience on our platforms and may impact the scope and effectiveness of our marketing efforts, which could negatively impact our business and future outlook. Complying with these laws and contractual or other obligations relating to privacy, data protection, data transfers, data localization, or information security may require us to make changes to our services to enable us or our customers to meet new legal requirements, incur substantial operational costs, modify our data practices and policies, and restrict our business operations. Any actual or perceived failure by us to comply with these laws, regulations, or other obligations may lead to significant fines, penalties, regulatory investigations, lawsuits, significant costs for remediation, damage to our reputation, or other liabilities. For example, under the GDPR alone, noncompliance could result in fines of up to 20 million Euros or up to 4% of the annual global revenue of the noncompliant company, whichever is greater. We may not be entirely successful in our compliance efforts due to various factors either within our control (such as limited internal resource allocation) or outside our control (such as a lack of vendor cooperation, new regulatory interpretations, or lack of regulatory guidance in respect of certain requirements).

In addition, E.U. data protection laws also generally prohibit the transfer of personal information from Europe to the United States and most other countries unless the recipient country has been deemed to have adequate privacy protections in place to protect the personal information. On July 10, 2023, the European Commission adopted an adequacy decision concluding that the United States ensures an adequate level of protection for personal data transferred from the EEA to the United States under the E.U.-United States Data Privacy Framework (followed on October 12, 2023 with the adoption of an adequacy decision in the U.K. for the UK-United States Data Bridge). Amaze relies on a variety of compliance methods to transfer personal data of EEA individuals to the United States. The rules related to cross-border transfers remain subject to legal uncertainty and potential change, which may impede Amaze and our subsidiaries’ ability to effectively transfer data between jurisdictions with parties such as partners, vendors and users, or may make such transfers of personal data more costly. Among other things, there is a risk that transfers by us or our vendors of personal information from Europe may not comply with E.U., or U.K. data protection law, may increase our exposure to potential sanctions for violations of applicable cross-border data transfer restrictions, and may result in lower sales on our platforms because of the potential difficulty of establishing a lawful basis for personal information transfers out of Europe.

We also publish privacy policies and other documentation regarding our collection, processing, use, and disclosure of personal data. Although we endeavor to comply with our published policies and documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance, such as if our employees or vendors fail to comply with our published policies and documentation. We are subject to occasional requests from regulators regarding these efforts. Failures can subject us to potential international, local, state, and federal action under both data protection and consumer protection laws. We are or may also be subject to the terms of our own and third-party external and internal privacy and security policies, codes, representations, certifications, industry standards, publications and frameworks and contractual obligations to third-parties related to privacy and/or information security, including contractual obligations to indemnify and hold harmless third-parties from the costs or consequences of non-compliance with data protection laws, or other obligations.

33

Our sellers and vendors may have been and may now and in the future be subject to similar privacy requirements, which may significantly increase costs and resources dedicated to their compliance with such requirements. We have varying contractual and other legal obligations to notify relevant stakeholders of security breaches related to us or, in some cases, our third-party service providers. Many jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data in some circumstances. In addition, our agreements with certain stakeholders may require us to notify them in the event of such a security breach. Such mandatory disclosures, even if only related to actions of a third-party vendor, are costly, could lead to negative publicity, may cause members of our communities to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach, and may cause us to breach customer contracts. Our contracts, our representations or industry standards, to varying extents, require us to use industry-standard or reasonable measures to safeguard sensitive personal information or confidential information. A cyber-related event or security breach could lead to claims by members of our communities or other relevant stakeholders that we have failed to comply with such legal or contractual obligations. As a result, we could be subject to legal action or members of our communities could end their relationships with us. There can be no assurance that any indemnifications, limitations of liability or other remedies in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages. Our risks are likely to increase as we continue to expand, grow our customer base, and process, store, and transmit increasingly large amounts of proprietary and sensitive data.

Our business is subject to many U.S. and non-U.S. laws, many of which are evolving.

We are subject to a variety of laws and regulations in the United States and around the world, including those relating to traditional businesses, such as employment laws, accessibility requirements, taxation, trade, product liability, marketing, and consumer protection laws, and laws and regulations focused on e-commerce and online marketplaces, such as those governing online payments, privacy, anti-spam, data security and protection, online platform liability, content moderation, marketplace seller regulation, intellectual property, artificial intelligence, automated decision-making, and machine learning. Additional examples include data localization requirements, limitations on marketplace scope or ownership, intellectual property intermediary liability rules, regulation of online speech and content moderation, limits on network neutrality, packaging and recycling requirements, seller certification and representative requirements, know-your-customer/business regulations such as under the U.S. INFORM Consumers Act and under the E.U. Digital Services Act (“DSA”), and rules related to security, privacy, or national security, which may regulate us, our users, or our vendors. In light of our international operations, we need to comply with various laws associated with doing business outside of the United States, including anti-money laundering, sanctions, anti-corruption, and export control laws. In some cases, non-U.S. privacy, data security, consumer protection, e-commerce, and other laws and regulations are more detailed or comprehensive than those in the United States and, in some countries, are more actively enforced. In addition, new regulations, laws, policies, and international accords relating to environmental and social matters, including sustainability, due diligence, climate change, human capital, and diversity, are being developed and formalized in Europe, the United States (both at the federal level and on a state-by-state basis), and elsewhere, which may entail specific, target-driven frameworks and/or disclosure requirements.

These laws and regulations are continuously evolving, and compliance is costly and can require changes to our business practices and significant management time and effort. Additionally, it is not always clear how existing laws apply to online marketplaces as many of these laws do not address the unique issues raised by online marketplaces or e-commerce. In some jurisdictions, these laws and regulations subject us to attempts to apply domestic rules worldwide against Amaze or our subsidiaries, and may subject us to inconsistent obligations across jurisdictions. In addition, outside of the United States, governments of one or more countries have in the past, do, and may continue to seek to censor content available on our platforms (including at times lawful content), and/or to block access to our platforms.

We strive to comply over time with all applicable laws, and compliance is often complex and/or operationally challenging. In addition, applicable laws may conflict with each other, and by complying with the laws or regulations of one jurisdiction, we may find that we are violating the laws or regulations of another jurisdiction. Despite our efforts, we may have not always fully complied and may not be able to fully or timely comply with all applicable laws in all jurisdictions where we operate, particularly where the applicable regulatory regimes are new or have not been broadly interpreted. If we become liable under laws or regulations applicable to us, we could be required to pay significant fines and penalties, our reputation may be harmed, and we may be forced to change the way we operate. That could require us, for example, to incur significant expenses, discontinue certain services, or limit or discontinue our services in particular jurisdictions, any of which could negatively affect our business. In addition, if we are restricted from operating in one or more countries, our ability to attract and retain sellers and buyers may be adversely affected and we may not be able to grow our business as we anticipate.

34

Additionally, if third-parties with whom we work violate applicable laws or our policies, those violations could also result in liabilities for us and could harm our business. Our ability to rely on insurance, contracts, indemnification, and other remedies to limit these liabilities may be insufficient or unavailable in some cases. Furthermore, the circumstances in which we may be held liable for the acts, omissions, or responsibilities of our sellers or other third parties is uncertain, complex, and evolving. Upcoming and proposed regulations may require marketplaces like ours to comply with specific obligations, beyond what marketplaces have traditionally been required to do, to avoid liability. If an increasing number of such laws are passed, the resulting compliance costs and potential liability risk could negatively impact our business.

Increased regulation of technology companies, even if focused on large, widely adopted platforms, may nevertheless impact smaller platforms and small businesses, including us and our sellers.

We believe that it is, and that it should continue to be, relatively easy for new businesses to create online commerce offerings or tools or services that enable entrepreneurship. However, as the technology space is increasingly subject to regulation, there is a risk that legislation, and regulatory or competition inquiries, even if focused on large, widely adopted platforms, may impede smaller platforms and small businesses, including us and our sellers.

New platform liability laws, potential amendments to existing laws, and ongoing regulatory and judicial interpretation of platform liability laws may impose costs, burdens and uncertainty on Amaze and the sellers on our platforms. This may even be the case for new laws or regulations focused on other technology areas, business practices, or other third-parties that nonetheless indirectly or unintentionally impact us, our sellers, or our vendors. For example, in the European Union, the DSA, the General Product Safety Regulation (“GPSR”), and changes to the Product Liability Directive may impact us directly, as well as impacting our sellers and vendors. Similarly, anti-waste regulations in Germany and France and new proposed sustainability-related E.U.-wide regulations directly impact our sellers, as well as impose compliance verification obligations on us. In the United Kingdom, the Online Safety Act, which has passed through Parliament, may impact us in a range of content regulation areas subject to our categorization by the regulator, including by imposing additional requirements regarding illegal content, child safety, fraud, and platform transparency. If we and our sellers are unable to cost-effectively comply with new regulatory regimes, such as if the regulations place requirements on our sellers that they find difficult or impossible to comply with, or require us to take actions at a scale inconsistent with the size, resources, and operation of our marketplaces, our sellers may elect not to ship into, or we may be required to restrict shipping into, the impacted jurisdictions, and our business could be harmed. In addition, there have been various U.S. Congressional efforts to require platforms to vet and police sellers or proactively screen content, or to restrict the scope of the intermediary liability protections available to online platforms for third-party user content, such as the proposed SHOP SAFE Act. As a result, our current protections from liability for third-party content in the United States could significantly decrease or change. We could incur significant costs implementing any required changes and investigating and defending claims and, if we are found liable, we could incur significant damages. In addition, if legislation or regulatory inquiries, even if focused on other entities, require us to expend significant resources in response or result in the imposition of new obligations, our business and results of operations could be adversely affected.

We also operate under an increasing number of regulatory regimes which, if certain statutory requirements are met, may protect us and our sellers and buyers worldwide, such as intellectual property and anti-counterfeiting laws, payments and taxation laws, competition and marketplace platform regulation, hate speech laws, and general commerce and consumer protection regulation. These laws, and court or regulatory interpretations of these laws (including their limitations and safe harbors), may shift quickly in the United States and worldwide. For example, upcoming regulations may impose significant verification, certification, assessments, or additional compliance obligations on both us and our sellers. We may not have the resources or scale to effectively adapt to and comply with any changes to these regulatory regimes which may limit our ability to take advantage of the protections these regimes offer. In addition, some of these changes may be at least partially inconsistent with how our platforms operate, especially if they are adopted in the context of, or in a manner best suited for, larger platforms, which may make it harder for us to protect our marketplaces under these regimes. If we are unable to cost-effectively protect our platforms, sellers and buyers under these regulatory regimes, such as if the regulations place requirements on our sellers that they find difficult or impossible to comply with, limit the functions or features our marketplaces can offer, or require us to take actions at a scale inconsistent with the size, investment, and operation of our marketplaces, our business could be harmed.

35

As a producer of alcoholic beverages, we are regularly the subject of regulatory reviews, proceedings and audits by governmental entities, any of which could result in an adverse ruling or conclusion, and which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We are subject to extensive regulation in the United States by federal, state, and local laws regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the Alcohol and Tobacco Tax and Trade Bureau (the “TTB”) and the Food and Drug Administration (the “FDA”). These and other regulatory agencies impose a number of product safety, labelling and other requirements on our operations and sales. In California, where all of our wines are made, we are subject to alcohol-related licensing and regulations by many authorities, including the Department of Alcohol Beverage Control (the “ABC”), which investigates applications for licenses to sell alcoholic beverages, reports on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted. We are also subject to regulatory compliance requirements in all states in which we sell our wines. Any governmental litigation, fines, or restrictions on our operations resulting from the enforcement of these existing regulations or any new legislation or regulations could have a material adverse effect on our business, results of operations and financial results. Any government intervention challenging the production, marketing, promotion, distribution or sale of beverage alcohol or specific brands could affect our ability to sell our wines. Because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our business, results of operations or financial results. Adverse developments in major lawsuits concerning these or other matters could result in management distraction and have a material adverse effect on our business. Changes to the interpretation or approach to enforcement of regulations may require changes to our business practices or the business practices of our suppliers, distributors, or customers. The penalties associated with any violations or infractions may vary in severity, could result in a significant impediment to our business operations, and could cause us to have to suspend sales of our wines in a jurisdiction for a period of time.

New and changing environmental requirements, and new market pressures related to climate change, could materially and adversely affect our business, results of operations and financial results.

There has been significant public discussion related to concerns that carbon dioxide and other greenhouse gases in the atmosphere have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogues to federal regulations and authorities intended to perform the similar purposes. We are subject to local environmental regulations that address a number of elements of our wine production process, including air quality, the handing of hazardous waste, recycling, water use and discharge, emissions and traffic impacts. Compliance with these and other environmental regulation requires significant resources. Continued regulatory and market trends towards sustainability may require or incentivize us to make changes to our current business operations. We may experience future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to meet environmental regulatory requirements. Although we don’t cultivate our own grapes, increased costs associated with environmental regulatory compliance may impact grape growers, which may increase out costs to purchase bulk juice.

Changes in foreign and domestic laws and government regulations to which we are currently subject, including changes to the method or approach of enforcement of these government rules and regulations, may increase our costs or limit our ability to sell our wines into certain markets, which could materially and adversely affect our business, results of operations and financial condition.

Government laws and regulations may result in increased production and sales costs, including an increase on the applicable tax in various state, federal and foreign jurisdictions in which we do business. The amount of wine that we can sell directly to consumers outside of California is regulated, and in certain states we are not allowed to sell wines directly to consumers at all. Changes in these laws and regulations that tighten current rules could have an adverse impact on sales or increase costs to produce, market, package or sell wine. Changes in regulation that require significant additional source data for registration and sale, in the labelling or warning requirements, or limitations on the permissibility of any component, condition or ingredient, in the places in which our wines can be legally sold could inhibit sales of affected products in those markets.

36

The wine industry is subject to extensive regulation by a number of foreign and domestic agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, land use, production methods, trade and pricing practices, permitted distribution channels, permitted and required labelling, advertising, sequestration of classes of wine and relations with wholesalers and retailers. Any expansion of our existing facilities may be limited by present and future zoning ordinances, use permit terms, environmental restrictions and other legal requirements. In addition, new or updated regulations, requirements or licenses, particularly changes that impact our ability to sell DTC and/or retain accounts in California, or new or increased excise taxes, income taxes, property and sales taxes or international tariffs, could affect our financial condition or results of operations. From time to time, states consider proposals to increase state alcohol excise taxes. New or revised regulations or increased licensing fees, requirements or taxes could have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Intellectual Property

We may be unable to adequately protect our intellectual property.

Our intellectual property is an essential asset of our business. To establish and protect our intellectual property rights, we rely on a combination of copyright, trademark, and patent laws, as well as confidentiality procedures and contractual provisions. We also rely on trade secret protection for parts of our technology and intellectual property. The efforts we have taken to protect our intellectual property may not be sufficient or effective. We generally do not elect to register our copyrights, relying instead on the laws protecting unregistered intellectual property, which may not be sufficient. We rely on both registered and unregistered trademarks, which may not always be comprehensive in scope. In addition, our copyrights and trademarks, whether or not registered, and patents may be held invalid or unenforceable if challenged, and may be of limited territorial reach. While we have obtained or applied for patent protection with respect to some of our intellectual property, patent filings may not be adequate alone to protect our intellectual property, and may not be sufficiently broad to protect our proprietary technologies. Additionally, it is expensive to maintain these rights, both in terms of application and maintenance costs, and the time and cost required to defend such rights, if necessary, could be substantial. From time to time, we acquire intellectual property from third-parties, but these acquired assets, like our internally developed intellectual property, may lapse, be abandoned, be challenged or circumvented by others, be held invalid, be unenforceable, or may otherwise not be effective in protecting our platforms.

In addition, we may not be effective in policing unauthorized use of our intellectual property and authorized uses may not have the intended effect. Even when we do detect violations, enforcing our rights may require us to engage in litigation, use of takedowns and similar procedures, or licensing. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to adequately prevent unauthorized use or misappropriation of our intellectual property by third parties, the value of our brand and other intangible assets may be diminished and customers may lose trust in Amaze. Any of these events could have an adverse effect on our business.

We attempt to protect our intellectual property and confidential information in part through confidentiality, non-disclosure, and invention assignment agreements with employees, advisors, service providers and other third-parties who develop intellectual property on our behalf, or with whom we share information. However, we cannot guarantee that we have entered into such agreements with each party that has developed intellectual property on our behalf or that has or may have had access to our confidential information, trade secrets and other intellectual property. These agreements may also be breached, or may not effectively prevent unauthorized use, disclosure, or misappropriation of our confidential information or intellectual property. Moreover, these agreements may not provide an adequate remedy for breaches or in the event of unauthorized use or disclosure of our confidential information or infringement of our intellectual property. The legal framework surrounding protection of intellectual property changes frequently throughout the world, particularly as to technologies used in e-commerce, and these changes may impact our ability to protect our intellectual property and defend against third-party claims. If we are unable to cost-effectively protect our intellectual property rights, our business could be harmed.

We may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

37

We may become subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of third parties. Defending against, or otherwise addressing, any such claims, whether they are with or without merit, could be time-consuming and expensive, and could divert our management’s attention away from the execution of our business plan. Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit our use of the technology. We cannot ensure that we would be able to obtain from the third party asserting the claim a license on commercially reasonable terms, if at all, develop alternative technology on a timely basis, if at all, or obtain a license to use a suitable alternative technology to permit us to continue offering, and sellers and buyers to continue using, our affected service or product. An adverse determination also could prevent us from offering our products and services to others. Infringement claims asserted against us may have a material adverse effect on our business, results of operations or financial condition.

General Business Risks

We rely on the experience and expertise of our senior management team, key technical employees and other highly skilled personnel and the failure to retain, motivate or integrate any of these individuals could have an adverse effect on our business, financial condition, results of operations and prospects.

Our success depends upon the continued service of our key management employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain and integrate highly skilled personnel for all areas of our organization. Each of our executive officers and key management, sales, marketing, technical and other employees could terminate his or her relationship with us at any time. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in retaining and motivating our existing employees. The loss of key management employees or other personnel might significantly delay or prevent the achievement of our business objectives and could harm our business and our relationships.

We face significant competition for qualified personnel, including members of management. In particular, we face significant competition for talent from other e-commerce, technology and high-growth companies, which include both public and privately held companies. We may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate new hires, our employee morale, productivity and retention and ability to execute on our business strategy effectively and efficiently could suffer, which may adversely affect our business, financial condition, results of operations and prospects.

We may experience operational and financial risks in connection with acquisitions.

We may selectively seek potential acquisition targets to add complementary companies, products or technologies. The identification of suitable acquisition targets can be difficult, time-consuming and costly. We may be unable to identify suitable targets for acquisition or make acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully complete the acquisition would depend on a variety of factors, and may include our ability to obtain financing on acceptable terms and requisite government approvals. In connection with future acquisitions, we could take certain actions that could adversely affect our business, including, among other things:

•	using a significant portion of our available cash and cash equivalents;

•	issuing equity securities, which would dilute current stockholders’ percentage ownership;

•	incurring substantial debt, which would further restrict our business and operations;

•	incurring or assuming contingent liabilities, known or unknown;

•	incurring amortization expenses related to intangibles; and

•	incurring large accounting write-offs or impairments.

38

In addition, acquisitions involve inherent risks which, if realized, could adversely affect our business and results of operations, including those associated with:

•	integrating the operations, financial reporting, technologies and personnel of acquired companies, including establishing and maintaining a system of internal controls appropriate for a public company environment;

•	managing geographically dispersed operations;

•	the diversion of management’s attention from other business concerns;

•	the inherent risks in entering markets or lines of business in which we have either limited or no direct experience;

•	the potential loss of key employees, customers and strategic partners of acquired companies; and

•	the impact of laws and regulations relating to antitrust at the state, federal and international levels, which could significantly affect our ability to complete acquisitions and expand our business.

Goodwill impairment charges could negatively impact our net income and stockholders’ equity.

We have recorded goodwill as a result of our acquisition of Amaze Software. Goodwill is not amortized, but rather, is tested for impairment at the reporting unit level. We have two reporting units consisting of E-Commerce/Subscriptions and Wine Products. Goodwill is required to be tested for impairment annually and between annual tests if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. There are numerous risks that may cause the fair value of a reporting unit to fall below its carrying amount, which could lead to the recognition of a goodwill impairment charge. These risks include:

•	adverse changes in macroeconomic conditions, the business climate, or the market for the entity’s products or services;
•	significant variances between actual and expected financial results;
•	negative or declining cash flows;
•	lowered expectations of future results;
•	failure to realize anticipated synergies from acquisitions;
•	significant expense increases;
•	a more likely-than-not expectation of selling or disposing all, or a portion of, a reporting unit;
•	the loss of key personnel; and
•	an adverse action or assessment by a regulator.

Our goodwill impairment testing involves the use of estimates and the exercise of judgment, including judgments regarding expected future business performance and market conditions. Significant changes in our assessment of such factors, including the deterioration of market conditions, could affect our assessment of the fair value of one or more of our reporting units and could result in a goodwill impairment charge in a future period.

39

We may experience fluctuations in our tax obligations and effective tax rate.

We are subject to a variety of tax and tax collection obligations in the United States and in numerous other foreign jurisdictions. We record tax expense, including indirect taxes, based on current tax payments and our estimates of future tax payments, which may include reserves for estimates of probable or likely settlements of tax audits. We may recognize additional tax expense and be subject to additional tax liabilities, including tax collection obligations, due to changes in tax law, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework, competition, and other laws and accounting rules in various jurisdictions. An increasing number of jurisdictions are considering or have adopted laws or administrative practices that impose new tax measures, including revenue-based taxes, such as digital services taxes or online sales taxes, targeting online commerce and the remote selling of goods and services. These include new obligations to withhold or collect sales, consumption, value added, or other taxes on online marketplaces and remote sellers, or other requirements that may result in liability for third-party obligations. For example, several jurisdictions have proposed or enacted taxes on online advertising and marketplace service revenues. Proliferation of these or similar unilateral tax measures may continue unless broader international tax reform is implemented. Our effective tax rate, results of operations and cash flows could be materially and adversely affected by additional taxes imposed on us prospectively or retroactively. We may also be subject to increased requirements for marketplaces to report, collect, remit, and hold liability for their customers’ direct and indirect tax obligations, as a result of changes to regulations, administrative practices, outcomes of court cases, and changes to the global tax framework.

Over the last several years, the Organization for Economic Cooperation and Development (“OECD”) has been developing its “two pillar” project to address the tax challenges arising from digitalization. The OECD project, if broadly implemented by participating countries, will result in significant changes to the international taxation system under which our current tax obligations are determined. The second pillar of the project (“Pillar Two”) calls for a minimum tax rate on corporations of 15% and is expected to be implemented by a significant number of countries starting in 2024. The OECD and implementing countries are expected to continue to make further revisions to the rules, however, we expect adverse consequences to our tax liabilities based on rules as currently drafted. We will continue to monitor developments to determine any potential impact of Pillar Two in the countries in which we operate.

Our effective tax rate and cash taxes paid in a given financial statement period may be adversely impacted by results of our business operations including changes in the mix of revenue among different jurisdictions, acquisitions, investments, entry into new geographies, the relative amount of foreign earnings, changes in foreign currency exchanges rates, changes in our stock price, intercompany transactions, changes to accounting rules, expectation of future profits, changes in our deferred tax assets and liabilities and our assessment of their realizability, and changes to our ownership or capital structure. Fluctuations in our tax obligations and effective tax rate could adversely affect our business.

In the ordinary course of our business, there are numerous transactions and calculations for which the ultimate tax determination is uncertain. Although we believe that our tax positions and related provisions reflected in the financial statements are fully supportable, we recognize that these tax positions and related provisions may be challenged by various tax authorities. These tax positions and related provisions are reviewed on an ongoing basis and are adjusted as additional facts and information become available, including progress on tax audits, changes in interpretation of tax laws, developments in case law, and closing of statute of limitations. To the extent that the ultimate results differ from our original or adjusted estimates, our effective tax rate can be adversely affected.

The (provision) benefit for income taxes involves a significant amount of management judgment regarding interpretation of relevant facts and laws in the jurisdictions in which we operate. Future changes in applicable laws, projected levels of taxable income and tax planning could change the effective tax rate and tax balances recorded by us. In addition, tax authorities periodically review income tax returns filed by us and raise issues regarding filing positions, timing and amount of income and deductions, and the allocation of income among the jurisdictions in which we operate. A significant period of time may elapse between the filing of an income tax return and the ultimate resolution of an issue raised by a revenue authority with respect to that return. Any adjustments as a result of any examination may result in additional taxes or penalties against us. If the ultimate result of these audits differs from original or adjusted estimates, they could have a material impact on our effective tax rate and tax liabilities.

At any one time, we typically have multiple tax years subject to audit by various taxing jurisdictions. As a result, we could be subject to higher than anticipated tax liabilities as well as ongoing variability in our quarterly tax rates as audits close and exposures are re-evaluated.

40

Our business could be adversely affected by economic downturns, inflation, natural disasters, public health crises, political crises, geopolitical events, or other macroeconomic conditions, which have in the past and may in the future negatively impact our business and financial performance.

 Macroeconomic conditions have and may continue to adversely affect our business. If general economic conditions deteriorate in the United States or other markets where we operate, consumer discretionary product spending may decline and demand for the goods and services available on our platforms may be reduced. This would cause our marketplace and services revenue to decline and adversely impact our business.

 Global economic conditions have also generated pressure on consumer discretionary product spending. Consumer purchases of discretionary items, including the goods that we offer, generally decline during recessionary periods or periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. Factors that could further affect consumers’ willingness to make discretionary purchases include, among others: high levels of unemployment; higher consumer debt levels; global geopolitical uncertainties; reductions in net worth, declines in asset values, disruptions to the banking industry, and related market and macroeconomic uncertainty; home foreclosures and reductions in home values; fluctuating interest rates, increased inflationary pressures and lack of credit availability; rising fuel and energy costs; rising commodity prices; and other general uncertainty regarding the overall future political and economic environment. It is difficult to predict how our business might be impacted by changing consumer spending patterns. In the event of a prolonged economic downturn or acute recession, significant inflation, or increased supply chain disruptions impacting our communities of sellers and the economy as a whole, consumer spending habits could be materially and adversely affected, as could our business, financial condition, operating results, and ability to execute and capitalize on our strategies.

If trends supporting self-employment, and the desire for supplemental income were to reverse, the number of sellers offering their goods in our marketplaces and the number of goods listed in our marketplaces could decline. In addition, currency exchange rates may directly and indirectly impact our business. If the U.S. dollar strengthens or weakens against foreign currencies, particularly if there is short-term volatility, our foreign currency denominated revenue, when translated into U.S. dollars, could fluctuate significantly. Currency exchange rates may also impact demand for cross-border purchases, which could impact revenue.

 Any events causing significant disruption or distraction to the public or to our workforce, or impacting overall macroeconomic conditions, such as natural disasters and other adverse weather and climate conditions, public health crises, supply chain disruptions, political instability or crises, terrorist attacks, war, social unrest, or other unexpected events, could disrupt our operations, or the operations of one or more of our third-party service providers. These events may also impact buyer demand for discretionary goods, impact sellers’ ability to run their businesses on our marketplaces and ship their goods, and impact our ability to execute on our strategy, any of which could negatively impact our business and financial performance.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, SEC and NYSE rules, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

41

Risks Related to Ownership of Our Common Stock

The issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plan or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plan. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock, including as a result of the exercise of any warrants to purchase shares of common stock, may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

Our failure to maintain continued compliance with the listing requirements of the NYSE American exchange could result in the delisting of our common stock.

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. In order to maintain this listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, NYSE Regulation may delist the securities of any issuer (i) if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; (ii) if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; (iii) if the issuer sells or disposes of principal operating assets or ceases to be an operating company; (iv) if an issuer fails to comply with the NYSE American’s listing requirements; (v) if an issuer’s common stock sells at what NYSE Regulation considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by NYSE Regulation; or (vi) if any other event occurs or any condition exists which makes continued listing on the NYSE American in its opinion, inadvisable. If we do not maintain compliance with the continued listing requirements for the NYSE American within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file).

In September 2023, we received a written notice from NYSE American stating that we were not in compliance with the $4 million stockholders’ equity requirement of Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”). In October 2023 we submitted a plan to the NYSE American addressing actions we have taken and how we intend to regain compliance with the continued listing standards by March 8, 2025. In November 2023, NYSE American notifies us that our plan to regain compliance with NYSE American’s listing standards was accepted. NYSE American also notifies us we were not in compliance with Section 1003(a)(i) of the Company Guide, which requires an issuer to have stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two out of its three most recent fiscal years. On March 10, 2025 NYSE American notifies us that we had resolved the stockholders’ equity deficiency with respect to Section 1003(a)(i) and (ii) of the Company Guide, and that we are now in compliance with the NYSE American continued listing standards relating to stockholders’ equity. No assurance can be provided that we will continue to comply with these continued listing requirements.

If we are not in compliance with all continued listing standards, we will be subject to delisting proceedings. If NYSE American delists our common stock from its exchange, an investor would likely find it significantly more difficult to buy or sell our shares and to obtain accurate quotations, and the price of our stock could suffer a material decline. Additionally, delisting would impair our ability raise future capital through the sale of our shares.

The price of our common stock has been and may in the future be volatile or may decline regardless of our operating performance, and you could lose all or part of your investment.

Our stock price has been and may continue to be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. The market price of our common stock may be influenced by many factors, including but not limited to:

•	additions or departures of key management personnel;
•	announcements of significant acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
42

•	our ability to effectively manage our growth;
•	our cash position;
•	actual or anticipated variations in quarterly operating results;
•	our failure to meet the estimates and projections of the investment community and securities analysts or that we may otherwise provide to the public;
•	changes in the market valuations of similar companies;
•	overall performance of the equity markets;

•	issuances of debt or equity securities

•	sales of our securities by us or our stockholders in the future;

•	low trading volume of our securities;
•	changes in accounting practices;
•	ineffectiveness of our internal controls;
•	data breaches of our company, providers, or vendors;
•	regulatory or legal developments in the United States and other countries;
•	disputes or other developments relating to proprietary rights, including our ability to adequately protect our proprietary rights in our technologies;
•	significant lawsuits, including patent or stockholder litigation;
•	natural disasters, infectious diseases, conflict, including the ongoing military conflict between Russia and Ukraine and the related sanctions, conflicts in the Middle East, civil unrest, epidemics or pandemics, outbreaks, resurgences or major catastrophic events;
•	general political and economic conditions, including potential future disruptions in access to bank deposits or lending commitments due to bank failures; and
•	other events or factors, many of which are beyond our control.

As a result, you may not be able to sell your shares of our common stock at or above the price at which you purchased them. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. Because of the volatility of our stock price, we may become the target of securities litigation in the future. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results or financial condition.

The reverse stock split we intend to implement, subject to stockholder approval, may not achieve the intended results and the market price of our common stock may be materially and negatively impacted.

At our 2025 annual meeting of stockholders to be held on June 12, 2025, our stockholders will vote to approve a proposal to effect, at the option of our board of directors, a reverse stock split of our common stock at a ratio between 1-for-10 and 1-for-50, as determined by our board of directors in its sole discretion (the “Reverse Stock Split Proposal”). On June 2, 2025, our board of directors determined to effect a 1-for-23 reverse stock split effective on June 12, 2025, subject to stockholder approval of the Reverse Stock Split Proposal at the annual meeting. The reverse stock split is primarily intended to increase the per share market price of our common stock to meet the $3.00 per share minimum bid price requirement of the NYSE American Company Guide.

43

We cannot assure you that we will achieve any of the intended results of the reverse stock split, including improved marketability and liquidity of our common stock, maintaining compliance with NYSE American listing standards and encouraging trading in our common stock by long-term investors. Accordingly, the market price and the value of your investment could be materially and negatively impacted.

An active trading market for our common stock may not be sustained.

Although our common stock is listed on the NYSE American, there is a risk that an active trading market for our shares may not be sustained, which could put downward pressure on the market price of our common stock and thereby affect the ability of our stockholders to sell their shares. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited to no experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage their new roles and responsibilities. As a public company, we are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could have a material adverse effect on our business, financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

In connection with the preparation of our Annual Report on Form 10-K for the year ended December 31, 2021, our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective as of December 31, 2021 due to the existence of material weaknesses. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis., including those related to accounting for related party transactions, the lack of segregation of duties, a lack of regular and timely review of accounts receivable subledgers and improper accounting for equity-based compensation. We continued to report the existence of such material weaknesses in our Annual Reports on Form 10-K for the years ended December 31, 2022, 2023 and 2024. As of March 31, 2025, the material weaknesses in our internal control over financial reporting resulted from (i) a lack of segregation of incompatible duties based on the limited number of employees responsible for the Company’s accounting and reporting functions and (ii) the lack of controls to prevent a misstatement in accounting for sales refunds, gross vs. net presentation of revenues, cash account foreign currency transaction adjustments, and accounts payable in a timely manner.

We are in the process of implementing a plan to remediate the material weaknesses described above. Our plan includes designing processes to keep authorization, recordkeeping, custody of assets, and reconciliation duties separate, the hiring of additional accounting, finance and information technology staff and implementing additional procedures and controls. Once these actions and processes have been in operation for a sufficient period of time for our management to conclude that the material weaknesses have been fully remediated and our internal controls over financial reporting are effective, we will consider these material weaknesses fully addressed.

In the future, it is possible that additional material weaknesses may be identified that we may be unable to remedy before the requisite deadline for the financial reports. Our ability to comply with the annual internal control over financial reporting requirements will depend on the effectiveness of our financial reporting and relevant information systems and controls across our company. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our results of operations and cause us to fail to meet our financial reporting obligations or result in material misstatements in our consolidated financial statements, which could adversely affect our business and reduce our stock price.

44

If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness in our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We are an emerging growth company and a smaller reporting company and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the closing of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to:

●	being permitted to present or incorporate only two years of audited financial statements in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●

not being required to comply with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements;

●	the ability to elect to defer compliance with new or revised accounting standards until such standards would apply to private companies;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

We have taken advantage of the reduced reporting burdens in this prospectus and the information we provide to stockholders will be different than the information that is available with respect to other public companies that are not emerging growth companies. It is possible that this may cause investors to find our common stock less attractive. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be reduced or more volatile.

Even following the termination of our status as an emerging growth company, we may be able to take advantage of the reduced disclosure requirements applicable to “smaller reporting companies,” as that term is defined in Rule 12b-2 of the Exchange Act, and, in particular, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. To the extent that we are no longer eligible to use exemptions from various reporting requirements, we may be unable to realize our anticipated cost savings from these exemptions, which could have a material adverse impact on our operating results.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Furthermore, future debt or other financing arrangements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock.

45

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including among others, statements regarding our expectations regarding revenues, expenses and needs for additional capital and anticipated trends in our business and the markets in which we operate, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project,” “may,” “can,” “will,” “would,” “could,” “should,” “plan,” “potential,” “continue,” the negatives thereof and other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, the risks and uncertainties discussed under “Risk Factors” in this prospectus, as such risk factors may be updated or supplemented in our subsequent SEC filings.

The forward-looking statements contained in this prospectus and in the documents that we incorporate by reference in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties that may cause our actual results to differ materially from those projected in our forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.

46

COMMITTED EQUITY FINANCING

Overview

On May 6, 2025, we entered into the Purchase Agreement with the selling stockholder. Sales of our common stock to the selling stockholder under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our common stock and determinations by us regarding the use of proceeds from any sale of such common stock. The net proceeds to us from any sales we elect to make to the selling stockholder will depend on the frequency with, and prices at, which we sell common stock to the selling stockholder. To the extent we sell shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes. We cannot predict whether the net proceeds invested will yield a favorable return.

In accordance with our obligations under the Purchase Agreement and the Registration Rights Agreement, dated as of May 6, 2025, between us and the selling stockholder (or the Registration Rights Agreement), we have filed a registration statement of which this prospectus forms a part in order to register the resale of up to: (i) 43,750,000 Purchase Shares that we may elect, in our sole discretion, to issue and sell to the selling stockholder, from time to time after the Commencement Date upon the terms and subject to the conditions and limitations of the Purchase Agreement, subject to applicable stock exchange rules (assuming the shares are sold at a price of $0.80 per share); and (ii) 871,626 Commitment Shares that may be issued to the selling stockholder as consideration for the selling stockholder’s execution and delivery of the Purchase Agreement.

Under applicable NYSE American rules, we may not issue to the selling stockholder more than 3,464,880 shares of our common stock, which represents 19.99% of the total number of shares of common stock outstanding immediately prior to the date of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain prior stockholder approval for the issuance of such additional shares or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of our common stock on the NYSE American immediately prior to our timely delivery of a written notice to the Purchaser for a Fixed Purchase or a VWAP Purchase relating to such shares. In addition, the selling stockholder is not obligated to buy any common stock under the Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by the selling stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the selling stockholder beneficially owning common stock in excess of 4.99% of the then-outstanding shares of common stock, or the Beneficial Ownership Limitation. The selling stockholder may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to us. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operations.

Purchase Agreement

Under the Purchase Agreement, we have the right, but not the obligation, to sell to the selling stockholder, and the selling stockholder is obligated to purchase, up to the lesser of (i) $35 million of newly issued shares (the “Purchase Shares”) of our common stock and (ii) the Exchange Cap, subject to the conditions and limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. The Exchange Cap will not be applicable if stockholders approve the issuance of shares of common stock in excess of the Exchange Cap. Accordingly, we have registered 43,750,000 shares for issuance under the Purchase Agreement and resale pursuant to this prospectus, assuming that such stockholder approval is obtained and that $35.0 million of shares of common stock are issued and sold at a price of $0.80 per share.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, including the effectiveness of a resale registration statement covering the selling stockholder’s resale of common stock pursuant to the terms of the Purchase Agreement, and ending on the date that is thirty-six (36) months following the Commencement Date (the “Term”), we will have the right, in our sole discretion, to cause the selling stockholder to purchase shares of common stock from time to time by timely delivering a written notice to selling stockholder.

47

Purchases of Shares of our Common Stock Under the Purchase Agreement

During the Term, on any business day on which the previous business day’s closing sale price of our common stock is not less than $0.20 (the “Purchase Date”), we may direct the selling stockholder to purchase a specified number of shares of common stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase, at a purchase price equal to the lesser of 95% of (i) the daily volume weighted average price (the “VWAP”) of our common stock for the five business days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sales price of a share of our common stock on the business day immediately prior to such applicable Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of our common stock is not less than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), we may also direct the selling stockholder to purchase an additional number of shares of common stock in an amount up to the applicable VWAP Purchase Share Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of our common stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) the lowest sale price of our common stock for the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

In no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices on a particular date require a payment from the selling stockholder to us that exceeds $2,000,000, unless such limitation is waived by the selling stockholder.

Commitment Shares and Fees

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we agreed to issue to the selling stockholder (i) on the date of the Purchase Agreement, 543,501 shares of common stock and (ii) after the date of the Purchase Agreement, a number of shares of common stock equal to $262,500, issuable on a pro rata basis simultaneously with the delivery of any shares of common stock purchased under the Purchase Agreement (the “Commitment Shares”).

We have also agreed to pay to the selling stockholder $25,000 in cash as reimbursement for the selling stockholder’s legal fees in connection with the preparation and negotiation of the Purchase Agreement.

Conditions Precedent to Commencement

Our right to commence sales under the Purchase Agreement and the selling stockholder’s obligation to buy Purchase Shares, are subject to the initial satisfaction, at the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, which conditions include, among others, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by us;
•	this prospectus being current and available for the resale of shares by the selling stockholder, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by us with the SEC pursuant to the reporting requirements of the Exchange Act having been so filed;

•	trading in our common stock not having been suspended by the SEC or the NYSE American, and the common stock to be issued by us to the selling stockholder pursuant to the Purchase Agreement having been approved by the NYSE American;

•	no Suspension Event (as defined in the Purchase Agreement) shall have occurred; and

•	the receipt by the selling stockholder of a customary opinion of our legal counsel, as required under the Purchase Agreement.

48

Termination of the Purchase Agreement

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business days’ notice, at no cost or penalty. The Purchase Agreement will automatically terminate (i) on the date on which the selling stockholder has purchased under the Purchase Agreement the greater of $35,000,000 of our common stock or an amount of shares of our common stock constituting the Exchange Cap, (ii) on the first day of the month immediately following the 36-month anniversary of the Commencement Date if $35,000,000 of our common stock is not purchased in accordance with the Purchase Agreement by that date, and (iii) if bankruptcy proceedings are commenced by or against us that are not discharged within 90 days, a custodian is appointed for our company or for all or substantially all of our property or we make a general assignment for the benefit of its creditors. In addition, if the Commencement Date has not occurred on or before the one-year anniversary of the signing of the Purchase Agreement due to the failure to satisfy the conditions precedent to commencement, we or the selling stockholder may terminate the Purchase Agreement at the close of business on such one year anniversary or thereafter.

No termination of the Purchase Agreement by us or by the selling stockholder will affect any of the respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, and both we and the selling stockholder have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

Dilutive Issuances and Purchase Price Adjustment

Except for certain exempt issuances, if we sell any securities within three business days after a Purchase Date or VWAP Purchase Date at a price per share (the “New Issuance Price”) less than the price to be paid by the selling stockholder in the Fixed Purchase or VWAP Purchase, then the purchase price for such applicable Fixed Purchase or VWAP Purchase will be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

No Short-Selling or Hedging

The selling stockholder has agreed that neither it nor any of its agents, representatives and affiliates will in any manner enter into or effect, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (B) hedging transaction, which establishes a net short position with respect to the common stock, during the term of the Purchase Agreement.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The common stock being registered for resale in this offering may be issued and sold by us to the selling stockholder from time to time at our discretion, during a period of up to 36 months. The resale by the selling stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the selling stockholder under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement, and will depend upon market conditions and other factors. We may ultimately decide to sell to the selling stockholder all, some or none of the common stock that may be available for us to sell to the selling stockholder under the Purchase Agreement.

If we elect to sell common stock to the selling stockholder pursuant to the Purchase Agreement, after the selling stockholder has acquired such shares, the selling stockholder may resell all, some or none of such common stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase common stock from the selling stockholder in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the common stock they purchase from the selling stockholder in this offering as a result of future sales made by us to the selling stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of common stock to the selling stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of common stock or the mere existence of our arrangement with the selling stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

49

Because the per share purchase price to be paid by the selling stockholder for the common stock that we may elect to sell to the selling stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock at the time we make such election, as of the date of this prospectus, it is not possible for us to predict the number of shares of common stock that we will sell to the selling stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the selling stockholder for those shares of common stock, or the actual gross proceeds to be raised by us from those sales, if any. As of June 4, 2025, there were 18,574,180 shares of our common stock outstanding. If all of the 44,621,626 shares of our common stock offered for resale by the selling stockholder under this prospectus were issued and outstanding as of June 4, 2025, such shares would represent approximately 71% of the total number of shares of our common stock outstanding. The actual number of shares of our common stock issuable will vary depending on the then current market price of shares of our common stock sold to the selling stockholder in this offering.

The number of shares of common stock ultimately offered for resale by the selling stockholder under this prospectus is dependent upon the number of shares of common stock, if any, we ultimately sell to the selling stockholder under the Purchase Agreement. The issuance of our shares of common stock to the selling stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

The following table sets forth the amount of gross proceeds we may receive from the selling stockholder from our sale of shares of common stock (which are being registered for resale by the selling stockholder under the registration statement that includes this prospectus) to the selling stockholder as Purchase Shares under the Purchase Agreement at varying purchase prices designated below:

Assumed Purchase Price Per Share (1)	Total Number of Registered Purchase Shares to be Issued (2)	Percentage of Outstanding Common Stock After Giving Issuance to Purchase Shares (3)	Gross Proceeds from the Sale of Purchase Shares to Selling Stockholder (4)
$0.2992 (5)	43,750,000	70.20%	$13,090,000

$0.80	43,750,000	70.20%	$35,000,000

$1.50	23,333,333	55.68%	$35,000,000

$3.00	11,666,667	38.58%	$35,000,000

$5.00	7,000,000	27.37%	$35,000,000

__________

(1) The purchase prices assume a discount to the market price of our shares, in accordance with the terms of the Purchase Agreement.

(2) We are only registering 43,750,000 shares of common stock under the registration statement that includes this prospectus, which will not cover all of the shares that we ultimately sell under the Purchase Agreement. We will not issue more than 3,464,880 shares of our common stock (i.e., the Exchange Cap), unless (i) we obtain prior stockholder approval for the issuance of such additional shares or (ii) the price paid for shares of common stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of our common stock on the NYSE American immediately prior to our timely delivery of a written notice to the Purchaser for a Fixed Purchase or a VWAP Purchase relating to such shares.

(3) The denominator is based on 18,574,180 shares of our common stock outstanding as of June 4, 2025, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column which we would have issued to the selling stockholder based on the applicable assumed purchase price per share.

(4) We will not receive any proceeds from the issuance of any Commitment Shares.

(5) Represents the closing sales price of our common stock on June 4, 2025, as reported by NYSE American, less a 5% discount.

50

USE OF PROCEEDS

All the shares of our common stock to be sold pursuant to this prospectus will be sold by the selling stockholder. We will not receive any of the proceeds from such sales.

We may receive up to $35.0 million in aggregate gross proceeds under the Purchase Agreement from any sales we make to the selling stockholder pursuant to the Purchase Agreement. However, the actual proceeds may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold after the date of this prospectus.

We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, products or assets; however, we do not have agreements or commitments for any material acquisitions or investments at this time..

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for any net proceeds we receive or the amounts that we may allocate to those uses. As a result, our management will retain broad discretion over the use and allocation of these net proceeds.

The selling stockholder will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear the costs, expenses and fees in connection with the registration of shares offered by the selling stockholder pursuant to this prospectus.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

51

BUSINESS

Overview

On March 7, 2025, we completed the acquisition of Amaze Software, Inc. and its subsidiaries (“Amaze Software”). This marks a significant corporate transition and strategic pivot toward a platform-based digital commerce business focused on enabling creators and brands to monetize through direct audience engagement.

We operate in two segments: E-commerce/Subscriptions and Wine Products.

E-commerce/Subscriptions. The E-Commerce/Subscriptions segment operates a creator-focused, end-to-end commerce platform designed to streamline product sales, subscription offerings, and digital content delivery. Our tools support a diverse range of creators—from independent digital entrepreneurs to small businesses—by integrating storefront customization, payment processing, merchandising, and performance analytics.

Wine Products. We are a premier producer of low carb, low calorie, premium wines in the United States. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals are produced and bottled in Napa, California. Our wines are distributed across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels.

Amaze E-Commerce Business

We are an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences.

Our software solutions can be accessed through our website at www.amaze.co and are seamlessly integrated with popular platforms such as YouTube, TikTok Shops, Twitch, Discord, OnlyFans, Linktree, and Beacons.io. These integrations enable users to activate their selling capabilities directly within their preferred social media environments, creating dynamic and engaging selling experiences. By leveraging global supply chain integrations with on-demand suppliers located in India, Australia, Mexico, the United States, and across Europe, we allow sellers to operate without the burden of inventory carrying costs or significant upfront business setup expenses.

In addition to facilitating the creation of initial selling experiences for creators, we offer a robust marketplace service through www.teespring.com, where creators can showcase and sell their products to a vast audience eager to purchase branded merchandise from millions of creators. This marketplace not only enhances visibility for creators but also provides a platform for them to monetize their unique offerings effectively.

Our pricing strategy is designed to be accessible, allowing new sellers to embark on their entrepreneurial journeys with no initial investment required. Creators can earn commissions on sales, enabling them to monetize their communities and gradually build their brands. We believe this positions us as an ideal launchpad for millions of creators seeking to diversify their revenue streams and establish a sustainable online presence.

Our marketing efforts are strategically focused on three core verticals. First, we target the Ideal Creator Profile (ICP), utilizing data analytics to identify creators with the highest potential for success on our platform. Second, we engage with the fans of these creators to drive awareness of new product launches and brand initiatives. Finally, we promote new products available for sale through the Amaze launcher, ensuring that creators have access to a diverse range of offerings that resonate with their audiences. Our marketing strategies are tailored to various verticals and demographics, taking into account factors such as platform, creator type, and geographic location.

We operate on an asset-light model, leveraging third-party resources, including custom and on-demand production facilities. This operational approach mitigates many risks associated with launching new brands, such as excess inventory and delays in product availability. By sourcing products from a network of geographically diverse suppliers, we aim to reduce reliance on any single vendor and enhances the availability and flexibility of product inputs. We believe this is particularly crucial in today’s market, where there is a growing demand for local, just-in-time manufacturing solutions.

52

History of Amaze Software, Inc.

Amaze Software has evolved through a dynamic journey of innovation, strategic pivots, and leadership transformation that exemplifies our commitment to growth and impact within the creator economy and digital commerce ecosystems. The company was founded as Benchrank, Inc. in June 2011 and subsequently was renamed as Famous Industries, Inc. in November 2011. Initially, the company operated as a mobile-first advertising agency, focusing on helping Fortune 500 companies navigate the burgeoning mobile advertising space and accelerate their marketing initiatives in an increasingly digital world. Over a decade, significant investments of more than $65 million were dedicated to developing proprietary software and technology aimed at revolutionizing the mobile advertising landscape. In September 2021, Aaron Day joined as Chief Executive Officer of Amaze Software. Under Mr. Day’s leadership, the company rebranded to Amaze reflecting its new mission: empowering anyone to sell anything, anywhere with simple, scalable tools designed to bridge the worlds of creators and consumers.

Strategic Transformation and the Rise of the Creator Economy

As part of the company’s pivot, the focus shifted to leveraging its proprietary technology to embrace and serve the rapidly expanding creator economy—a trillion-dollar global market where individuals and businesses monetize their passion, creativity, and personal brands. Creators are central to modern commerce, leveraging platforms like YouTube, TikTok, Instagram, and others to sell merchandise, offer services, and build direct-to-consumer relationships. This evolving ecosystem requires intuitive tools that democratize entrepreneurship, and Amaze rose to the challenge by offering seamless solutions for creators to build, operate, and scale digital storefronts.

To accelerate this transformation, two key strategic acquisitions were executed:

First, in November 2022, Amaze Software, through its wholly owned subsidiary Amaze Holding Company LLC, acquired certain assets of Teespring Inc., a pioneer in the print-on-demand and creator merchandise space, that were rebranded as Spring by Amaze (“Spring”) a platform that empowers creators to design, produce, and sell custom merchandise directly to their audiences without needing complex logistics, inventory management, or upfront capital.

Alongside this, Amaze Software rebranded its core business-to-business (B2B) SaaS platform as Studio by Amaze (“Studio”), aimed at brands and entrepreneurs looking to create immersive and impactful ecommerce experiences. Together, Spring and Studio became our company’s two primary revenue-generating business arms, each positioned to serve complementary segments of the digital economy.

These foundational moves enabled us to create a diversified revenue base that supports both creators and businesses in the expanding ecommerce ecosystem.

Second, in May 2023, Amaze Software acquired Baxter Collective Limited. This acquisition expanded our company’s technology stack, allowing us to deepen our capabilities and streamline operational efficiencies. With this transaction, both Baxter Collective Limited and its U.S. subsidiary, Baxter Collective Inc., became wholly owned subsidiaries of Amaze Software.

Additionally, Amaze Software maintains two other wholly owned subsidiaries: Famous Industries Pty. Ltd., an Australian entity initially formed to facilitate the employment of key talent and support international operations, and Amaze Creator Content Company LLC, formed in Delaware to support potential creator-focused acquisitions and continued strategic growth within the creator economy.

Innovating with the Teespring Marketplace

Continuing to build on its commitment to empowering creators, in December 2024 Amaze Software re-launched the www.teespring.com marketplace (“Teespring Marketplace”). This platform introduced an entirely new avenue of revenue generation for us while offering creators increased exposure in the competitive ecommerce ecosystem. Unlike individual storefronts, which rely on direct creator promotion, the Teespring Marketplace aggregates offerings into a single destination where consumers can discover, explore, and purchase products from multiple creators.

The marketplace bolsters our value proposition for creators by providing access to a larger, more diverse buyer base while simplifying the purchasing process for consumers. We believe this new initiative not only enhances monetization opportunities for creators but also establishes a competitive edge for us in the rapidly evolving creator commerce space. Creators without existing storefronts can now seamlessly showcase and sell their merchandise, and consumers benefit from the discovery of unique creator-focused goods in one centralized digital marketplace.

53

Seasoned Leadership Team

Our leadership team brings expertise across technology, finance, operations, marketing, and the evolving creator content ecosystem.

Employees & Facilities

We are committed to fostering a diverse, inclusive, and engaged workforce that is integral to our success in the creator content ecosystem and digital commerce space. As of May 31, 2025, Amaze Software employs 37 full-time employees and engages approximately 54 independent contractors. Our workforce spans the globe, offering a mix of remote and in-office work flexibility to accommodate varying needs and ensure alignment with both operational demands and employee preferences.

We lease office locations in Newport Beach, California, and Newport, Kentucky, where regionally based employees have the option to work in-person as needed. For our remote employees, we provide the flexibility to work from agreed-upon locations that best suit their productivity and lifestyle needs. By supporting hybrid and remote work arrangements, we aim to foster a culture of adaptability, inclusivity, and high performance.

Culture and Employee Development

By prioritizing and promoting a culture of inclusivity, collaboration, and professional growth, we believe we are able to better ensure that our workforce remains engaged, productive, and aligned with our long-term objectives. We also emphasize leadership development through structured human resource tools and training tailored for newly promoted managers. These programs are designed to enhance leadership skills, instill confidence, and equip managers with resources needed to excel in people management.

We recognize the importance of employee well-being, work-life balance, and mental health, as these factors are critical to sustaining a productive and happy workforce.

Training & Compliance

As part of our commitment to maintaining a safe, respectful, and compliant workplace, all employees are required to complete mandatory annual training programs that reflect evolving business and legal needs across all regions where we operate.

These programs are integral to fostering a workplace culture that prioritizes inclusivity, employee safety, and operational integrity.

Strategy

We are committed to a strategic framework that aligns with our mission: “To empower anyone to sell anything, anywhere with simple tools that connect.” Our approach is centered around three key product development strategies: Anyone, Anything, and Anywhere.

Anyone

Our primary objective is to simplify the online selling process, making it as effortless as online purchasing. We aim to empower individuals of all skill levels—whether they are content creators, entrepreneurs, solopreneurs, or business owners—to create products, build brands, and sell online. As of 2024, over 450 million individuals identify as creators, and our goal is to provide them with the tools necessary to monetize their passions effectively.

To achieve this, we intend to make substantial investments in creator acquisition and enhancing the overall creator experience. Our platform features user-friendly, full-service software that enables creators to design and sell products while seamlessly integrating their stores with social media accounts to reach their audiences. Our comprehensive software solutions manage billing, shipping, and analytics, allowing creators to focus on what they do best: creating and engaging with their fans.

In addition to enhancing our proprietary software, we intend to actively pursue strategic partnerships with leading design software companies, such as Adobe, to streamline the product design and branding processes for our creators. As the online community continues to grow, Amaze is positioned to serve as the commerce engine that fuels their growth and brand development.

54

Anything

We recognize that creators have diverse monetization avenues, primarily through (i) selling digital content, (ii) selling physical products and merchandise, and (iii) promoting products from other brands. Our strategy focuses on enhancing the first two avenues by expanding the range of products available for sale on our platform.

We have established a robust global supply chain capable of producing a wide variety of products on demand, enabling creators to sell at scale through the Amaze commerce platform. Our offerings range from t-shirts and mugs to keychains and posters, with integrations in countries including India, Australia, Mexico, the United States, and across Europe, facilitating production and shipping to over 100 countries.

To further enhance brand-building opportunities for creators, we offer custom product solutions that cater to unique needs beyond standard inventory. In October 2024, we announced a strategic partnership with Pietra Studios, granting our creators access to a network of approximately 50,000 custom manufacturers. This collaboration streamlines the production and shipping of bespoke items, significantly improving the experience for creators seeking to offer unique products to their customers.

Looking ahead, we intend to focus on expanding the “Anything” component of our offerings by continuing our global expansion and integrating third-party brands into our platform. We are also exploring technology innovations that will enable creators to resell third-party products through their Amaze stores, alongside pursuing synergistic acquisitions to enhance our product portfolio.

Anywhere

We have developed integrations with popular platforms such as YouTube, TikTok, Twitch, Discord, Linktree, Beacons, and OnlyFans, allowing creators’ fans to access their Amaze stores directly from their content pages. This integrated commerce experience is consistent across multiple platforms, facilitated by our Store Drop technology, which enables sellers to create a unified ecommerce experience that connects with their audience within their communities.

The relaunch of the Teespring Marketplace in December 2024 further expands the concept of “Anywhere” by enhancing visibility and exposure for creators, buyers, and Amaze. For the first time on the Amaze platform, a single webpage provides buyers and followers access to multiple creator offerings and sales listings simultaneously. This flexibility allows creators to experiment with e-commerce by posting sales listings on the marketplace, enabling them to gauge interest before committing to a dedicated personal store linked to their online presence.

As our business continues to scale, we intend to explore new opportunities for creators to sell in brick-and-mortar retail venues, at live events, and in additional locations worldwide. These initiatives will drive our growth and enhance our value proposition for millions of sellers globally.

Trends in Market Demand and Competitive Conditions

The creator economy is experiencing unprecedented growth, with projections indicating that social commerce, live shopping, and integrated commerce will expand from an estimated $450 billion global market in 2025 to a multi-trillion dollar market by 2027 based on Goldman Sachs, eMarketer and other industry standard reports and research firms. This rapid expansion is driven by the increasing number of individuals identifying as creators—estimated at over 450 million globally—who are leveraging digital platforms to monetize their content and engage with audiences. Major global platforms such as YouTube, Google, Meta, X (formerly Twitter), LinkedIn, TikTok, and Snap are increasingly competing with traditional e-commerce giants like Amazon and eBay, reshaping the landscape of online commerce.

We operate within this dynamic and highly competitive environment, with Shopify being our most significant rival in the Studio and Spring segments. Shopify boasts over one million seller stores and has achieved substantial global scale. In contrast, our smaller regional competitors, such as Spread Shop in Europe, FourthWall in the United States, and Café 24 in South Korea, operate more like technology agencies than comprehensive technology platforms. While these competitors may attract clients from us, our robust top-of-funnel strategies enable us to onboard millions of new creators annually, maintaining a strong growth trajectory.

In the Teespring Marketplace, the competitive landscape is highly fragmented, with primary competitors including Etsy, Redbubble, Zazzle, Spreadshirt, and Teepublic. As we expand this business line, we anticipate shifts in the competitive dynamics, necessitating ongoing innovation and adaptation.

55

Currently, we sell products in over 100 countries through a network of global suppliers located in India, Australia, Mexico, the United States, and Europe. However, we have only begun to tap into the vast potential of the global market. Notably, China represents the largest market for social and live stream commerce, with trillions of dollars in sales occurring through similar channels. While we have not yet penetrated the Chinese market, we are making significant strides in other international markets. Since the relaunch of Amaze Software in 2021, we have grown to over 14 million users who have designed products, created selling experiences, and integrated their stores into various social platforms and live streaming content. Our records indicate that over 1.2 billion unique IP addresses have visited Amaze creators’ stores since 2021, underscoring the platform's reach and engagement.

Amaze Competitive Strengths and Technology Differentiators

Amaze differentiates itself from competitors through several key strengths and technological advantages. Our platform not only provides front-end software that enables creators to start selling but also features a privately built network of integrated suppliers. This infrastructure allows us to offer highly competitive pricing to millions of creators, streamlining the selling process.

Our platform is designed to be simple and cost-effective for creators. They can create a design and post it for sale, while we manage all logistics, ensuring that the proceeds from sales are deposited directly into the creator’s bank account. This user experience contrasts sharply with our largest competitor, which operates on an app store model that requires creators to engage with multiple third-party companies to complete their product offerings. While we collaborate with third-party partners for payment processing, our creators do not need to integrate any third-party software, download additional applications, or manage relationships with external vendors. We handle all backend operations, allowing us to align our success with that of our creators—our revenue is primarily generated when our creators succeed.

Amaze Creator Acquisition, Retention, and Expansion

We have cultivated a vibrant community of millions of creators on our platform, adding thousands of new creators daily from diverse global markets. Creator activity varies widely, with some launching products infrequently while others introduce new offerings daily. Importantly, creators on the Amaze platform cannot self-deactivate their accounts; they must contact us to close their stores. This policy minimizes store closures and allows us to focus on customer retention and re-engagement over time. Even if a creator temporarily halts product launches, their store remains active and discoverable, continuing to attract fan traffic. If a fan makes a purchase, the creator can access their profits at any time.

We acquire creators through various channels, including integrations with social media platforms, link-in-bio tools, referrals, organic traffic, and targeted paid media campaigns. This multifaceted approach ensures a steady influx of new creators, reinforcing our position in the rapidly evolving creator economy.

Our Platform & Operations

We operate the website www.amaze.co, which serves as the primary platform for our two flagship products: Studio by Amaze (“Studio”) and Spring by Amaze (“Spring”).

Studio by Amaze

Studio is our proprietary design platform that empowers creators to craft visually appealing designs for their merchandise, encompassing everything from logos and branding to custom artwork. Through our strategic partnership and integration with Adobe, creators gain access to the advanced design capabilities of Adobe Creative Cloud, complementing the powerful native design tools available within the Studio platform. Once creators finalize their designs using Studio, these creations seamlessly populate their Spring storefronts, facilitating a unique and engaging selling experience for their fans.

Spring by Amaze

Spring is our proprietary e-commerce platform that enables creators to establish custom storefronts that authentically represent their brands. Each storefront showcases the products and designs created in Studio, allowing creators to sell directly to their audience. Our platform integrates with popular social media sites, creating a cohesive commerce experience across multiple platforms through our Store Drop technology. This integration allows sellers to build a unified e-commerce presence, connecting with their fans within their communities.

56

Teespring Marketplace

The Teespring Marketplace is the latest addition to the Amaze ecosystem, providing a centralized location where buyers and fans can access merchandise from a diverse array of creators. Products listed on Spring stores can also be featured on the Marketplace, while creators have the flexibility to post individual items for sale without the necessity of a Spring store. This innovative approach enhances visibility and exposure for creators, driving acquisition and engagement.

Technology Infrastructure

Our core technology is hosted in the cloud on Amazon Web Services (AWS), ensuring scalability, reliability, and security. Our operations are supported by dedicated in-house engineering and operations teams with extensive experience in managing and optimizing our platforms.

The technology stack that underpins the Amaze platforms is entirely owned by us and was developed using a combination of Ruby on Rails, TypeScript, JavaScript, and Node.js. Each of these technologies plays a critical role in our platform's functionality:

•	Ruby on Rails: Known for its convention-over-configuration philosophy, Ruby on Rails accelerates development through its extensive libraries, built-in tools, and efficient code reuse. This framework is particularly well-suited for rapid prototyping and the development of minimum viable products (MVPs).
•	TypeScript: Enhancing JavaScript, TypeScript introduces static typing, which improves code readability, reduces errors, and facilitates collaboration in large-scale projects. This leads to more maintainable and robust codebases.
•	JavaScript: As the backbone of web development, JavaScript ensures dynamic and interactive user experiences across various browsers and platforms, enabling rich client-side functionality.
•	Node.js: Extending JavaScript’s capabilities to the server side, Node.js supports event-driven, non-blocking architectures, making it ideal for real-time applications and high-performance APIs.

 Together, these technologies create a powerful ecosystem for building end-to-end solutions that prioritize speed, maintainability, and scalability. The Amaze technology stack provides a robust, flexible, and scalable foundation for modern software development, enabling us to continuously innovate and enhance our offerings in the creator economy.

We are committed to providing a comprehensive platform that empowers creators to succeed in the evolving digital landscape. Our commitment to leveraging advanced technology and fostering an integrated commerce experience positions us as a leader in the creator content ecosystem, driving growth and value for our users and stakeholders.

Revenue Model

Our core customers are the creators—individuals or entities that produce visual content intended for consumption or sharing across online, social, news, or other digital platforms. Our mission is to connect these creators with their fans, businesses with customers, and content engines with consumers, thereby facilitating a vibrant ecosystem that empowers creativity and commerce.

Core Revenue Streams

We generate revenue through two primary streams:

1.      Merchandise Creation and Sales

The first revenue stream arises from the creation and sale of merchandise by creators utilizing our Spring and Studio platforms. When creators design and sell products, we earn revenue through the wholesale prices charged for these products. Creators set the retail prices for their merchandise, and we pay out the difference between the retail and wholesale prices to the creators. This model ensures that every sale contributes to our revenue, aligning our success with that of our creators. This revenue stream constitutes the bulk of our income; however, it is subject to seasonal fluctuations, particularly with increased sales during the fourth quarter as holiday shopping intensifies.

57

2.      Subscription Fees

The third revenue stream comes from subscription fees associated with listing products from Spring stores on the Teespring Marketplace and accessing premium features. Our Studio platform operates on a freemium model, where basic access is free, but creators must pay a subscription fee to unlock premium features. Similarly, while access to the Spring platform is free, certain premium functionalities, such as custom domain name registration, require a subscription. Creators who wish to cross-list their products on the Teespring Marketplace must also pay a subscription fee, with options for monthly or annual billing. Additionally, premium placement and advertising benefits on the Marketplace are available through subscription, further enhancing our revenue potential.

Intellectual Property

Proprietary Rights

We rely on a robust framework of intellectual property (IP) protections, including copyright, patent, trademark, and trade secret laws, as well as license and non-disclosure agreements, to establish and safeguard our proprietary rights. Our diversified portfolio includes approximately 10 issued patents in the United States and internationally, and we are committed to pursuing additional patents in the future. The patents we hold generally maintain a term of twenty years from the date of filing. These patents primarily cover innovations related to our products and services.

In addition to our patents, we have secured several trademarks and copyrights for various marks and products across multiple jurisdictions, including the United States, Australia, the European Union, Vietnam, the United Kingdom, India, and other regions. We actively take measures to protect our intellectual property from infringement; however, we acknowledge that effective copyright and trade secret protections may be limited in certain foreign markets. While the protection of our intellectual property is vital to our success, our overall business model is not significantly dependent on any single patent, copyright, trademark, or license.

As part of our customer, partner, and licensing agreements, we often provide indemnification to our counterparties in the event that licensed products infringe upon third-party intellectual property rights. Our IP portfolio encompasses the design and development of computer hardware and software, as well as Platform as a Service (PaaS) offerings featuring software platforms for custom clothing design. Additionally, our patents support Software as a Service (SaaS) solutions that detect, log, review, analyze, monitor, and respond to unauthorized third-party uses of users’ intellectual property. Our IP is integral to our online retail store services, which feature a wide variety of consumer goods, including promotional merchandise and custom imprinted apparel.

We own three key software products: the SPRING social commerce platform for creators, the STUDIO digital page builder, and the TEESPRING MARKETPLACE e-commerce platform. These products are designed to empower creators within the burgeoning creator content ecosystem, enabling them to monetize their creativity and connect with their audiences effectively.

Given our reliance on third-party intellectual property, we may occasionally need to defend against claims that our customers’ use of our products infringes on these third-party rights. We license software and other intellectual property from third parties for inclusion in our products and platforms.

Domain Names

Our primary domain name is “amaze.co,” registered with Gandi SAS and listed as owned by Famous Industries, Inc. This domain is set to expire on July 19, 2025. Recently. we acquired the domain name “amaze.com,” with the goal of migrating to the latter in lieu of amaze.co, as applicable. Additionally, we own thousands of domain names associated with each creator store on our platform, further enhancing our brand presence and accessibility in the digital marketplace.

Partner Agreements, Software Development, and Licensing Agreements

We typically license our intellectual property to customers under non-exclusive license agreements that restrict the use of our IP to specified purposes. In certain cases, our partners grant us limited, non-exclusive, non-transferable, revocable rights to use their IP as part of influencer campaigns. In other instances, there is a mutual grant of a non-exclusive, royalty-free, non-sublicensable, revocable, worldwide license to use, reproduce, publish, and print the names and logos provided by us and our partners to fulfill our contractual obligations.

58

In most of our software development agreements, we reserve the right to own all title, rights, and interests in all materials, software, and other works created by the developers. The developers typically grant us perpetual, irrevocable, worldwide, non-exclusive, sublicensable rights to exercise any rights necessary to support our use and exploitation of the developed software.

Regulatory Environment

As a company operating in the digital landscape, we are subject to a complex and evolving regulatory environment characterized by a growing number of local, national, and international laws and regulations. These laws can be intricate, often conflicting, and subject to rapid change, presenting significant challenges to our global operations. The regulatory framework governing our business encompasses various areas, including payment processing, consumer protection, data privacy, and e-commerce practices, all of which are critical to our success in the creator content ecosystem.

Legal Framework and Compliance Challenges

We are subject to a multitude of regulations that govern our operations, including U.S. federal and state laws, European Union directives, and other national laws. These regulations address key areas such as:

•	Payment Processing: Laws governing how payments are processed, including anti-money laundering (AML) and know-your-customer (KYC) requirements, which are essential for maintaining the integrity of financial transactions.
•	Consumer Protection: Regulations that protect consumers from unfair and deceptive trade practices, ensuring transparency and fairness in our dealings with creators and customers.
•	Sales Tax Compliance: Laws that dictate when and how sales or other taxes must be collected, which can vary significantly by jurisdiction.
•	Defamation and Content Regulation: Laws related to defamation that apply to online content, which differ by country and can impact how creators engage with their audiences.

The increasing regulation of e-commerce worldwide poses additional compliance burdens and costs for both us and the creators who utilize our platforms. Non-compliance with these regulations could expose us to significant liabilities, including fines and legal actions. Furthermore, as we operate internationally, we must adhere to various laws associated with conducting business outside the United States, including anti-corruption and export control laws.

Privacy and Security Regulations

Given that we collect personal information from individuals, we are subject to a range of data privacy and security regulations. These include, but are not limited to:

•	U.S. State Privacy Laws: Various state laws that govern the collection, use, and protection of personal information.
•	General Data Protection Regulation (GDPR): A comprehensive European regulation that sets stringent requirements for data protection and privacy.
•	California Consumer Privacy Act (CCPA): A state law that enhances privacy rights and consumer protection for residents of California.

In response to these regulations, we have implemented a robust framework of technological safeguards, processes, and contractual provisions to ensure compliance. Our global privacy policy outlines our commitment to handling personal information responsibly, and we conduct regular training for our employees to ensure they understand and comply with applicable privacy laws. Additionally, we engage a third-party specialist to evaluate our systems and ensure compliance with relevant regulations.

Cybersecurity and Data Protection

We employ a comprehensive array of data security technologies, processes, and methods to protect our systems and sensitive information from unauthorized access. Our cybersecurity framework is built on industry best practices and relevant legal requirements, including:

•	Identity and Access Management: We implement multifactor authentication and strict access controls to safeguard sensitive data.
59

•	Security Information and Event Management (SIEM): We utilize advanced tools to monitor and respond to potential security threats in real-time.
•	Integrated Information Security Framework: Our framework includes policies, standards, procedures, and documentation that guide our cybersecurity practices.

We classify information into four categories to apply appropriate controls and safeguards, ensuring that sensitive data is protected across all areas of our business, including cloud environments, data centers, and applications. Our cybersecurity program encompasses all aspects of our operations, including vendor management, disaster recovery, and business continuity planning.

To further enhance our security posture, we collaborate with external cybersecurity experts and employ certified cybersecurity professionals who leverage a variety of third-party tools to secure our information infrastructure. We also provide training programs to our employees to help them recognize and mitigate risks associated with data security.

Commitment to Data Privacy and Consumer Rights

We recognize the importance of personal identifiable information (PII) in building customer trust. All PII collected is safeguarded using AES-256-bit encryption at the database level. We also implement multiple layers of SSL/TLS protection for data transmitted over the internet, securing information during its transfer.

In partnership with Stripe, a leader in payment processing, we have taken measures designed to ensure that sensitive financial information is protected throughout the transaction process. Our commitment to data privacy extends to empowering individuals with control over their personal information. Under GDPR, we uphold individuals' rights to access, correct, and delete their data when applicable. Similarly, the CCPA grants California residents the right to know what personal data is collected, to whom it is sold, and the ability to opt out of the sale of their personal information.

Fostering Trust and Transparency

We are committed not only to meeting legal requirements but also to fostering trust and confidence with our customers by treating their personal information with the utmost care and respect. We strive to create a secure environment where individuals feel safe sharing their data, knowing that we are diligently working to protect their rights and privacy.

The regulatory environment in which Amaze operates is complex and continually evolving, particularly within the context of the creator content ecosystem. By proactively addressing regulatory challenges and implementing robust compliance measures, we position ourselves to navigate this landscape effectively. Our commitment to data privacy, cybersecurity, and consumer rights not only ensures compliance but also enhances our reputation as a trusted partner for creators and customers alike.

Wine Business

We are a premier producer of low carb, low calorie, premium wines in the United States. Founded in 2019, we bring an innovative “better-for-you” solution to the wine market. Offering bold, crisp, and creamy wines that embody health, warmth, and a deeper connection to wellness and an active lifestyle, we offer a unique and innovative collection of today’s most popular varietals. We currently sell seven proprietary varietals: Cabernet Sauvignon, Pinot Noir, Chardonnay, Sauvignon Blanc, Rosé, Sparkling Rosé, and a limited Reserve Napa Cabernet Sauvignon. All varietals have been produced and bottled in Napa, California.

Our Cabernet Sauvignon was awarded 92pt Gold Medal by The Tasting Panel Magazine, Double Gold Medal by 2023 Rodeo Uncorked! International Wine Competition and the Silver Medal by 2023 Sunset International Wine Competition.

Our Limited Napa Cabernet Sauvignon Reserve received 92pt by James Suckling.

Our Pinot Noir was awarded a Gold Medal by the 2023 San Francisco Chronicle Wine Competition, a 86 pt Silver Medal by 2023 Sommeliers Choice Awards, a Silver Medal by 2023 Rodeo Uncorked! International Wine Competition, Bronze by 2022 Sommeliers Choice Awards and Bronze Medal by TEXSOM Awards.

Our Rosé was awarded Silver Medal by Wine Enthusiast 2023, a Silver Medal by 2022 Sommeliers Choice Awards, a Bronze Medal by 2023 Rodeo Uncorked! International Wine Competition and Bronze Medal by the TEXSOM Awards.

60

Our Brut Rosé was awarded a 94pt Gold Medal by 2023 Sunset International Wine Competition and a 90pt Gold Medal by 2023 Sommeliers Choice Award.

Our Sauvignon Blanc 2023 Wine Enthusiast “Best Buy” Award, a Silver Medal by 2023 Sommeliers Choice Award, and Silver Medal by 2023 Rodeo Uncorked! International Wine Competition.

Our Chardonnay was awarded 90pt by 2023 Sommeliers Choice Award.

Our wines are focused on the affordable luxury segment. Importantly, our wines stand out in the luxury wine market because they address the preferences of our target demographic of consumers with moderate to affluent income and with a desire to pursue a healthy and active lifestyle for a low-calorie, low-carb, gluten-free product, while concurrently delivering the quality and taste profile of a premium wine brand. This allows us to position our wines in the “better for you” segment that seeks to appeal to consumers’ emphasis on a healthy lifestyle. While we believe our product offerings have mass appeal among all consumers of affordable luxury wines, we have positioned the Company brand as a complement to the healthy and active lifestyles of younger generation wine consumers.

Our core wine offerings are priced strategically to appeal to mass markets and sell at a list price between $15 and $25 per bottle - price points that support a premium product strategy, appeal to mass markets, and allow us to offer significant value across all consumer distribution channels. Given the Company’s brand “better-for-you” appeal and overall product quality, we believe that it presents today’s consumers with a unique value proposition within this price category.

Our wines are distributed across the United States and Puerto Rico through wholesale and direct-to-consumer (DTC) channels. We are able to conduct wholesale distribution of our wines in several states. As of June 1, 2025, we hold relationships with wholesale distributors in 11 states. We are working with leading distributors, including Southern Glazer’s Wine & Spirits (SGWS), Johnson Brothers, and Republic National Distributing Company (RNDC), to continue and expand our presence across the contiguous United States.

Our DTC channel enables us to sell wine directly to the consumer at full retail prices. Although these prices are consistent with our suggested retail prices (SRPs), we incur two mark-ups of approximately 30% each for our distributor and retail partners when selling wine through our wholesale distribution channel, therefore directly reducing our revenue and margins. Because the DTC channel provides significantly higher margins than sales generated through wholesale distributors, we intend to further invest in DTC capabilities to ensure it remains an integral part of our business. We also believe continued investment in DTC technologies and capabilities are critical to maintaining an intimate relationship with our customers, which is becoming increasingly digital. In addition, we also sell through alternative DTC sales platforms, such as ecommerce marketplaces, product aggregators and virtual distributors, all of which have experienced significant recent growth, as well as sales through home delivery services.

We do not own or operate any vineyards. Instead of cultivating our own grapes, we have used Fior di Sole, a third-party supplier, to source grapes. This allows us to leverage our supplier’s broad network of vendor relationships and purchasing power to negotiate favorable cost structures. Because our supplier procures product inputs on our behalf, including bulk juice, we do not currently engage directly with grape growers (“growers”) or bulk distributors of juice (“bulk distributors”). As a result, we have limited front-end supply chain visibility. This is a strategy by design that we believe provides us with access to diversified growers and large distributors, which reduces our reliance upon any single vendor and mitigates our exposure to droughts, wildfires, spoilage, contamination and other supply side risks common to the wine industry.

Our supplier procures grapes and/or juice for our existing varietals from California. This juice is then stored in Napa until time of production, at which point it is made available for blending and bottling processes at our Napa Valley production and bottling facility. This is significant in that both blending and bottling must occur within Napa to be considered produced and bottled in Napa — a distinctive product attribute that adds significant production value to our brand in the eyes of consumers. However, wine produced by the Company will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for the Company’s core wines identify California as the appellation of origin.

Our asset-light operating model allows us to utilize third-party assets, which includes third party land and production facilities. This approach helps us mitigate many of the risks associated with agribusiness, such as isolated droughts or fires. Because we source product inputs from multiple geographically dispersed vendors, we reduce reliance on any one vendor and benefit from broad availability/optionality of product inputs. This is particularly important as a California-based wine producer where droughts or fires can have an extremely detrimental impact to a company’s supply chain if not diversified.

61

Our Strengths

Differentiated Product Offerings - Premium, Napa Valley Wines within the “Better-For-You” Segment

We offer wines that are differentiated from those sold by other wine producers operating within the better-for-you segment of the affordable luxury category based on our premium quality, our association with an award-winning winemaker and our Napa Valley based state of the art production.

●	Premium Wines. Premium wines are differentiated from other varietals based on consumers’ perception and expectation that they are of exceptional quality. We have developed a proprietary winemaking process that produces superior quality and taste in the affordable luxury wine category based on consumer preferences data, direct consumer feedback and careful market research. Importantly, our current wines stand out in the luxury wine market because they address consumers’ growing preference for a less-calorie, less-carb, less sugar and gluten-free option, while concurrently delivering the quality and taste profile of a premium wine brand.
●	Award-Winning Winemaker. We conducted an international search to find an accomplished winemaker who shared the Fresh Vine Wine vision and have entered into an agreement with Jamey Whetstone, an established, award winning winemaker from Napa Valley, to develop our wines. Consulting with the Fresh Vine Wine brand compliments Mr. Whetstone’s lifestyle as an active surfer, skier, and all-around outdoorsman. His passion for winemaking is mirrored by his passion for adventure, and he too wanted to create a better-for-you wine that customers can be proud to bring to the table for any occasion. We believe it is unique for a high-profile winemaker like Mr. Whetstone to attach his name and reputation to a brand in the better-for-you wine segment, and we believe that Mr. Whetstone’s association with our brand increases consumer awareness and speaks to the quality of our varietals.
●	Produced and Bottled in Napa Valley. Importantly, we are able to market our wines as being produced and bottled in Napa Valley, California. We believe that this designation impacts consumption decisions of many wine drinkers, as Napa Valley-produced wines are considered by many to be a sign of superior production quality. However, wine produced by us will only be labelled with a Napa Valley appellation of origin if it is produced from grapes grown in the Napa Valley American Viticultural Area (AVA). The labels for our existing wines identify California as the appellation of origin. Currently, this only applies to our Reserve wine.

Capital-Efficient and Scalable Operational Structure

We have strategically structured our organization and operations to minimize our capital investment requirements while maintaining flexibility to rapidly scale our production capabilities to meet consumer demands. We do this by utilizing internal capabilities while leveraging a network of reputable third-party providers with industry experience and expertise that we use to perform various functions falling outside our internal core competencies.

Production and Bottling on an Alternating Proprietorship Basis

We contracted with Fior di Sole, an industry leading packaging innovation and wine production company based in Napa Valley, California, to serve as a “host winery” and to occupy a portion of its production and warehouse facility and utilize its production equipment on an alternating proprietorship basis. Under this arrangement, we used capacity at Fior di Sole’s production facility at times mutually convenient to us and Fior di Sole to produce and bottle our wines for an initial set-up fee and a recurring monthly fee. Fior di Sole was responsible for keeping its production equipment in good operating order. When the alternating premises was operated by or used on behalf of our company, it was operated pursuant to our federal basic permit and California winegrower’s license. Under our agreement with Fior di Sole, we were solely responsible for managing and conducting our own winemaking activities and we made all production decisions relating to our wines. However, we could have requested the use of Fior di Sole’s personnel to perform crush, fermentation, blending, cellar, warehousing, barrel topping and/or bottling services for additional fees. This arrangement had allowed us to commence our operations and build the Fresh Vine Wine brand without having to incur the considerable overhead costs involved with the purchase or full-time lease of a production facility. The term of the agreement commenced in July 2019, had an initial term of one year and automatically renews for additional one-year terms unless either party provides 90 days written notice to the other of its intent to terminate at the end of the then current term. Either party may terminate the agreement upon 30 days written notice if the other party is in violation of any law or regulation that renders it impossible to perform its obligations under the agreement for a period of greater than 30 days, makes an assignment for the benefit of creditors or files for bankruptcy protection, or is in material breach of its obligations under the agreement and such failure to perform is not cured within 30 days of written notice from the other party.

62

Licensing, Tax and Regulatory Compliance

We have contracted with a third-party to manage our regulatory licensing and compliance activities. We maintain licenses that enable us to distribute our wine to all 50 states, and to sell direct-to-consumer from our e-commerce website in 48 states. We currently utilize software tools available to the industry and work with our license compliance service provider to navigate and manage the complex state-by-state tax and other regulations that apply to our operations in the alcoholic beverage industry. This has enabled us to reduce the administrative burden of tax compliance, reporting and product registration.

We believe that leveraging our network of supply chain and compliance partners, consultants and service providers enables us to avoid potential costly and lengthy delays on nearly every aspect of our business, from grapes to packaging materials, and will accelerate our return on capital due to our limited need to procure expensive equipment, real estate, and other capital-intensive resources.

Sales and Marketing Strategy

Omni-Channel Marketing Approach

Today’s consumers interact with brands through many channels, from traditional media to social media and other digital channels, and through various in-person and online purchasing methods. In order to build the visibility of our brand and create a grassroots consumer following to support our DTC distribution channel, we have employed a strategic omnichannel marketing approach that we believe allows us to engage with our target consumers on their terms to expand and deepen their recognition of our brand. In addition to other mass market promotional activities, our marketing strategy also utilizes modern techniques, efficiency measures, and channels not commonly seen in the wine industry, including a combination of social media lifestyle and wine influencer activities, through which brand ambassadors or “influencers” may conduct promotional activities through our or their own social media channels including, but not limited to, Twitter, Facebook, Instagram, Snapchat, YouTube and Pinterest, among others.

As we expand our marketing presence and drive visibility through traditional and modern marketing methods, we expect to build awareness and name recognition for Fresh Vine Wine in consumers’ minds. Brand awareness will be built substantially through social media channels..”

Labelling and Innovative Packaging Initiatives

We believe wine labelling can have a big impact on consumers’ purchasing practices. We conduct market research to validate the consistency of our wine labels with our brand narrative. Packaging also continues to be a key driver of brand perception, and we are exploring “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings now and for future years, including bottles with screw-off caps, aluminum cans, and smaller size bottles and cans that can be taken on-the-go and are ideal for in-store point of purchase sales.

Engagement with Industry Experienced Third Party Vendors

In October 2022, we executed a strategy that is aimed at amplifying cash preservation initiatives while continuing to focus on accelerating sales growth. The plan resulted in the termination of ten employees on our internal sales team and the engagement of a third party sales and distribution management company positioned to more efficiently and effectively facilitate current and future product sales. In addition, we engaged a reputable third party vendor to manage marketing initiatives and drive growth primarily within our Direct-to-Consumer sales channel.

Our Strategy for Growth

We intend to execute the following strategies to gain brand and product visibility and increase sales and market share:

●	Continue to establish brand visibility, awareness and credibility through mass and micro marketing tactics and association with other strong brands. These range from organic to paid media.
●	Continue to build grass roots demand through high visibility sales and marketing activities that promote high margin DTC and home delivery sales channels, including continued investment in DTC technologies and capabilities that are critical to maintaining an intimate relationship with consumers.
63

●	Expand our U.S.-based wholesale and retail distribution network by leveraging our product and brand differentiation, the emerging better-for-you category and to provide distribution partners with a differentiated value proposition.
●	Pursue distribution of our wines internationally.
●	Embrace disruptive technologies and customer trends, and explore and expand partnerships with other organizations investing in customer-centric technologies, such as home delivery, third party wine clubs and evolving alternative DTC purchasing methods, such as ecommerce marketplaces, product aggregators and virtual distributors.
●	Expand and strengthen key supply chain relationships, including with current and future juice suppliers, bottlers, materials suppliers, and dry goods suppliers, to establish a diversified portfolio of partners across all areas of our supply chain and to maintain effective capital management.
●	Continue to add to the Fresh Vine Wine product portfolio by developing new varietals that fit within the better-for-you category and are consistent with our existing brand.
●	Continue to invest in packaging innovation, including “active lifestyle packaging” alternatives to traditional bottling that provides an opportunity for our customers to enjoy Fresh Vine Wines in non-traditional settings.
●	Capitalize on upward price mobility - While many other wine companies are experiencing downward price pressure to enter the coveted under $30 category, our wines currently sell for suggested retail prices ranging from $15 to $25 per bottle.
●	Develop additional wine brands by replicating the strategies used to build the Fresh Vine Wine brand via business service line agreements.

Competition

The wine industry and alcohol markets generally are intensely competitive. Our wines compete domestically and internationally with other premium or higher quality wines produced in Europe, South America, South Africa, Australia and New Zealand, as well as North America. Our wines compete on the basis of quality, price, brand recognition and distribution capability. The ultimate consumer has many choices of products from both domestic and international producers. Our wines may be considered to compete with all alcoholic and non-alcoholic beverages.

At any given time, there are more than 400,000 wine choices available to consumers, differing with one another based on vintage, variety or blend, location and other factors. Accordingly, we experience competition from nearly every segment of the wine industry. Additionally, some of our competitors have greater financial, technical, marketing and other resources, offer a wider range of products, and have greater name recognition, which may give them greater negotiating leverage with distributors and allow them to offer their products in more locations and/or on better terms than us. Nevertheless, we believe that our brand offerings, scalable infrastructure and relationships with one of the largest domestic distributors will allow us to continue growing our business.

IT Systems

We rely on various IT systems, owned by us and third parties, to effectively manage our sales and marketing, accounting, financial, legal and compliance functions. Our website is hosted by a third party, and we rely on third-party vendors for regulatory compliance for order processing, shipments, and e-commerce functionality. We believe these systems are scalable to support our growth plans. We recognize the value of enhancing and extending the uses of information technology in our business.

Regulatory Matters

Regulatory framework

We, along with our contract growers, producers, manufacturers, distributors, retail accounts and ingredients and packaging suppliers, are subject to extensive regulation in the United States by federal, state and local government authorities with respect to registration, production processes, product attributes, packaging, labelling, storage and distribution of wine and other products we make.

64

We are also subject to state and local tax requirements in all states where our wine is sold. We monitor the requirements of relevant jurisdictions to maintain compliance with all tax liability and reporting matters. In California, we are subject to a number of governmental authorities, and are also subject to city and county building, land use, licensing and other codes and regulations.

Alcohol-related regulation

We are subject to extensive regulation in the United States by federal, state and local laws regulating the production, distribution and sale of consumable food items, and specifically alcoholic beverages, including by the TTB and the FDA. The TTB is primarily responsible for overseeing alcohol production records supporting tax obligations, issuing wine labelling guidelines, including grape source and bottle fill requirements, as well as reviewing and issuing certificates of label approval, which are required for the sale of wine through interstate commerce. We carefully monitor compliance with TTB rules and regulations, as well as the state law of each state in which we sell our wines. In California, where most of our wines are made, we are subject to alcohol-related licensing and regulations by many authorities, including the ABC. ABC agents and representatives investigate applications for licenses to sell alcoholic beverages, report on the moral character and fitness of alcohol license applicants and the suitability of premises where sales are to be conducted and enforce California alcoholic beverages laws. We are subject to municipal authorities with respect to aspects of our operations, including the terms of our use permits. These regulations may limit the production of wine and control the sale of wine, among other elements.

Employee and occupational safety regulation

We are subject to certain state and federal employee safety and employment practices regulations, including regulations issued pursuant to the U.S. Occupational Safety and Health Act (“OSHA”), and regulations governing prohibited workplace discriminatory practices and conditions, including those regulations relating to COVID-19 virus transmission mitigation practices. These regulations require us to comply with manufacturing safety standards, including protecting our employees from accidents, providing our employees with a safe and non-hostile work environment and being an equal opportunity employer. In California, we are also subject to employment and safety regulations issued by state and local authorities.

Environmental regulation

As a result of our wine production activities, we and certain third parties with which we work are subject to federal, state and local environmental laws and regulations. Federal regulations govern, among other things, air emissions, wastewater and stormwater discharges, and the treatment, handling and storage and disposal of materials and wastes. State environmental regulations and authorities intended to address and oversee environmental issues are largely state-level analogues to federal regulations and authorities intended to perform the similar purposes. In California, we are also subject to state-specific rules, such as those contained in the California Environmental Quality Act, California Air Resources Act, Porter-Cologne Water Quality Control Act, California Water Code sections 13300-13999 and Title 23 of the California Administrative Code and various sections of the Health and Safety Code. We are subject to local environmental regulations that address a number of elements of our wine production process, including air quality, the handling of hazardous waste, recycling, water use and discharge, emissions and traffic impacts.

Labelling regulation

Many of our wines are identified by their appellation of origin, which are among the most highly regarded wine growing regions in the world. An appellation may be present on a wine label only if it meets the requirements of applicable state and federal regulations that seek to ensure the consistency and quality of wines from a specific territory. These appellations designate the specific geographic origin of most or all (depending on the appellation) of the wine’s grapes, and can be a political subdivision (e.g., a country, state or county) or a designated viticultural area. The rules for vineyard designation are similar. Although we expect that most of our labels will maintain the same appellation of origin from year to year, we may choose to change the appellation of one or more of our wines from time to time to take advantage of high-quality grapes in other areas or to change the profile of a wine.

65

Privacy and security regulation

We collect personal information from individuals. Accordingly, we are subject to several data privacy and security related regulations, including but not limited to: U.S. state privacy, security and breach notification laws; the GDPR; and other European privacy laws as well as privacy laws being adopted in other regions around the world. In addition, the FTC and many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of information about individuals. Certain states have also adopted robust data privacy and security laws and regulations. For example, the CCPA, which took effect in 2020, imposes obligations and restrictions on businesses regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents, such as affording them the right to access and delete their personal information and to opt out of certain sharing of personal information. In response to the data privacy laws and regulations discussed above and those in other countries in which we do business, we have implemented several technological safeguards, processes, contractual third-party provisions, and employee trainings to help ensure that we handle information about our employees and customers in a compliant manner. We maintain a global privacy policy and related procedures, and we train our workforce to understand and comply with applicable privacy laws.

Intellectual Property

We strive to protect the reputation of our wine brand. We establish, protect and defend our intellectual property in a number of ways, including through employee and third-party nondisclosure agreements, copyright laws, domestic and foreign trademark protections, intellectual property licenses and social media and information security policies for employees. We have been granted three (3) trademark registrations in the United States for FRESH VINE®, FRESH VINE (Stylized)®, and our FV Logo®, and numerous trademark registrations in other countries for the FRESH VINE mark, and we have filed, and expect to continue to file, trademark applications seeking to protect any newly-developed wine brands.

We also rely on, and carefully protect, proprietary knowledge and expertise, including the sources of certain supplies, formulations, production processes, innovation regarding product development and other trade secrets necessary to maintain and enhance our competitive position.

Seasonality

There is a degree of seasonality in the growing cycles, procurement and transportation of grapes. The wine industry in general tends to experience seasonal fluctuations in revenue and net income, with lower sales and net income during the quarter spanning January through March and higher sales and net income during the quarter spanning from October through December due to the usual timing of seasonal holiday buying. As our operations expand, we expect that we will be impacted by the seasonality experienced in the wine industry generally.

Employees

As of May 31, 2025, Amaze Holdings, Inc. employs approximately four full-time employees and engages 3 independent contractors. All of our employees are employed in the United States. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, each previously filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Nevada Revised Statutes.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share.

66

Reverse Stock Split

On June 2, 2025, our board of directors approved a 1-for-23 reverse stock split of our issued and outstanding common stock, subject to stockholder approval of the Reverse Stock Split Proposal at our annual meeting of stockholders to be held on June 12, 2025. All share and per share information in this prospectus does not give effect to the reverse stock split as the reverse stock split has not been implemented as of the date hereof.

Common Stock

Voting rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, the Nevada Revised Statutes, our articles of incorporation or bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend rights. Holders of common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferential or other rights of any outstanding preferred stock.

Liquidation rights. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, each holder of common stock will be entitled to a pro rata distribution of any assets available for distribution to common stockholders.

Other matters. No shares of common stock will be subject to redemption or have preemptive rights to purchase additional shares of common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock and the market value of our common stock.

Anti-takeover Effects of our Charter Documents and under Nevada Law

Our Articles of Incorporation and Bylaws

Our articles of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

67

These provisions include:

●	No cumulative voting. The Nevada Revised Statutes provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the articles of incorporation specifically authorizes cumulative voting. Our articles of incorporation do not authorize cumulative voting. As such, the combination of the present concentration of share ownership within a few stockholders and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing our board of directors.
●	Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
●	Actions by written consent; special meetings of stockholders. Our articles of incorporation provide that stockholder action can be taken only at an annual or special meeting of stockholders, or by written consent in lieu of a meeting. Our bylaws also provide that special meetings of the stockholders can only be called by the chairman of the board of directors, the chief executive officer, the president, or in their absence or disability, by any vice president, or by the board of directors (by action of a majority of the directors).
●	Authorized but unissued shares. Our authorized but unissued shares of common and preferred stock will be available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Nevada Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33-1/3%;
●	33-1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
●	does business in Nevada directly or through an affiliated corporation.

68

To the extent that these provisions apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. To the extent that these provisions apply to us, they may have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	The highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;
•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
•	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Removal of Directors

The Nevada Revised Statutes provides that a director may be removed from office only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. As such, it may be more difficult for stockholders to remove directors due to the fact the Nevada Revised Statutes requires greater than majority approval of the stockholders for such removal.

Exclusive Forum Selection

Under our bylaws, and unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, the federal district court for the District of Nevada or other state courts of the State of Nevada) shall, to the fullest extent permitted by law, be the exclusive forums for (a) any derivative action or proceeding brought in the name or right of the Company or on the Company’s behalf, (b) any action asserting or based upon a claim of breach of any duty owed by any director, officer, employee or agent of the Company to the Company or to the Company’s stockholders, (c) any action or assertion of a claim arising pursuant to any provision of Chapter 78 or Chapter 92A of the Nevada Revised Statutes or the Company’s articles of incorporation or bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Company’s articles of incorporation or bylaws or (e) any action asserting a claim against the Company governed by the internal affairs doctrine.

69

Notwithstanding the foregoing, our bylaws provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court may determine that this provision is inapplicable (including as a result of the above exclusions) or unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Corporate Opportunities

Our articles of incorporation provide that we renounce any interest or expectancy in the business opportunities of Nechio & Novak, LLC and of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer.

Limitations on Liability and Indemnification of Directors and Officers

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its articles of incorporation and bylaws for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. We have also entered into customary indemnification agreements with each of our directors and officers that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities.

The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE American under the symbol “AMZE.”

70

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the common stock that may be issued by us to the selling stockholder under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with C/M Capital Master Fund, LP on May 6, 2025 in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, C/M Capital Master Fund, LP has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder. The number of shares in the column “Maximum Number of Shares Being Offered” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 18,574,180 shares of our common stock outstanding as of June 4, 2025. Because the purchase price of the common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date with respect to a Fixed Purchase, and on the applicable VWAP Purchase Date with respect to a VWAP Purchase, the number of shares that may actually be sold by us to the selling stockholder under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Shares Beneficially Owned Before the Offering(1)		Maximum Number of Shares Being Offered	Shares Beneficially Owned After the Offering(2
Name of Selling Stockholder	Number	Percent		Number	Percent
C/M Capital Master Fund, LP(3)	543,501	2.93%	44,621,626	0	--

*Less than 1%

(1)	In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned before the offering all of the shares that the selling stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the selling stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases and VWAP Purchases of common stock is subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any of our common stock to the selling stockholder to the extent such shares, when aggregated with all other common stock then beneficially owned by the selling stockholder, would cause the selling stockholder’s beneficial ownership of our common stock to exceed the Beneficial Ownership Limitation.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus.
(3)	The business address of C/M Capital Master Fund, LP is 1111 Brickell Avenue, Suite 2920, Miami, Florida 33131. Thomas Walsh and Jonathan Juchno are the Managing Partners of C/M Capital Master Fund, LP, and therefore may be deemed to have shared voting and investment power over securities owned directly and indirectly by C/M Capital Master Fund, LP. C/M Capital Master Fund, LP is not a registered broker-dealer or an affiliate of a registered broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Walsh and Mr. Juchno as to beneficial ownership of the securities beneficially owned directly or indirectly by C/M Capital Master Fund, LP.

71

PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the selling stockholder. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokerage transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers or underwriters who may act solely as agents;
•	“at the market” into an existing market for our common stock;
•	in privately negotiated transactions;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The selling stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder has informed us that each such broker-dealer will receive commissions from the selling stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the selling stockholder.

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we agreed to issue to the selling stockholder (i) on the date of the Purchase Agreement, 543,501 shares of common stock and (ii) after the date of the Purchase Agreement, a number of shares of common stock equal to $262,500, issuable on a pro rata basis simultaneously with the delivery of any shares of common stock purchased under the Purchase Agreement (the “Commitment Shares”). We have also agreed to pay to the selling stockholder $25,000 in cash as reimbursement for the selling stockholder’s legal fees in connection with the preparation and negotiation of the Purchase Agreement.

72

We also have agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The selling stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The selling stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the selling stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The selling stockholder has agreed that during the term of the Purchase Agreement, neither the selling stockholder, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on the NYSE American under the symbol “AMZE.”

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Maslon LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Amaze Holdings, Inc. as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Wipfli LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Amaze Software, Inc. as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Bush & Associates, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

73

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Amaze Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Amaze Holdings, Inc. (the “Company”) as of December 31, 2024, and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

June 6, 2025

74

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance where a copy of the contract or other document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at https://www.amaze.co. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our definitive proxy statement on Schedule 14A filed on May 7, 2025, as supplemented;
•	our annual report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025;
•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2025, filed on May 20, 2025;
•	our current reports on Form 8-K and any and all amendments thereto, filed on January 10, February 6, February 12, February 13, March 10, March 11, March 13, March 31, April 9, and April 16, April 30, and May 7, May 20, May 23, June 2 and June 4, 2025 (in each case other than portions of those documents, if any, deemed to be furnished and not filed); and
•	the description of our common stock contained in our registration statement on Form 8-A, filed on December 9, 2021, and any other amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement (or post-effective amendment thereto) and prior to the effectiveness of the registration statement (or post-effective amendment thereto), but excluding any information deemed furnished and not filed with the SEC.

75

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Amaze Holdings, Inc., Attention: Chief Financial Officer, 2901 West Coast Highway, Suite 200, Newport Beach, CA 92663. You may also telephone us at (855) 766-9463.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.amaze.co. Except for the specific incorporated documents listed above, the information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

76

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Expense	Amount
SEC Registration Fee		$2,322.73
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Miscellaneous Fees and expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.  Indemnification of Directors and Officers.

Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Registrant’s articles of incorporation and bylaws provide for the indemnification of its officers and directors against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe their conduct was unlawful. The Registrant has also entered into customary indemnification agreements with each of its directors and officers that provide them, in general, with customary indemnification in connection with their service to the Registrant or on the Registrant’s behalf. The Registrant also maintains officers’ and directors’ liability insurance that insures against liabilities that its officers and directors may incur in such capacities.

The Registrant’s articles of incorporation limits or eliminates the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes. The above discussion of our articles of incorporation, bylaws and Nevada law is not intended to be exhaustive and is respectively qualified in its entirety by such articles of incorporation, bylaws and applicable Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

Since January 1, 2022, we have issued unregistered securities to a limited number of persons as described below:

Issuances to Vendors

Between December 15 and December 18, 2022, the Company entered into agreements with vendors pursuant to which the Company agreed to issue a total of 970,000 shares of its common stock to the vendors plus up to an additional 1,030,000 shares of common stock upon the Company achieving specified revenue-related performance objectives within identified timeframes.

77

Grants of Restricted Stock, Stock Options and Restricted Stock Units

On April 27, 2023, Company granted to its Chief Executive Officer (i) an inducement award of 463,917 shares of restricted stock, (ii) 1,000,000 stock options exercisable at $1.00 per share, subject to vesting and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $154,726, pursuant to an employment agreement.

On May 11, 2023, the Company granted to its Executive Vice President of Sales and Marketing (i) an inducement award of 380,952 shares of restricted stock and (ii) stock-settled, performance-based restricted stock units having a target payout amount equal to $89,753, pursuant to an employment agreement.

On May 25, 2023, the Company granted to its Chief Financial Officer and Secretary (i) an inducement award of 196,463 shares of restricted stock, (ii) 500,000 stock options exercisable at $1.00 per share, subject to vesting, and (iii) stock-settled, performance-based restricted stock units having a target payout amount equal to $63,575, pursuant to an employment agreement

Issuance and Sale of Series A Preferred Stock

On August 2, 2023, the Company entered into a securities purchase agreement with two accredited investors pursuant to which the Company issued and sold a total of 10,000 shares of Series A convertible preferred stock at a price per share of $100, for a total purchase price of $1.0 million. The Company previously engaged The Oak Ridge Financial Services Group, Inc. (“Oak Ridge”) to serve as a financial adviser in connection with the capital raising activities and, in connection with this private placement, the Company agreed to pay Oak Ridge a cash fee equal to 5.0% of the gross proceeds received by the Company.

Issuance and Sale of Series B Preferred Stock

Between April and May 2024 and October through November 2024, the Company issued and sold a total of 50,000 shares of Series B convertible preferred stock to 37 accredited investors at $100.00 per share, for an aggregate purchase price of $5.0 million. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series B Preferred Stock to investors introduced by Oak Ridge. In addition, the Company issued to Oak Ridge seven-year warrants to purchase up to a total of 300,000 shares of the Company’s common stock at an exercise price equal to $0.50 per share.

Issuance and Sale of Promissory Notes

On October 8, 2024, the Company issued and sold an aggregate principal amount of $600,000 of secured convertible promissory notes and 5-year warrants to purchase up to 740,000 shares of common stock at an exercise price equal to $0.40 per share.

On February 6, 2025, the Company entered into a securities purchase agreement with three accredited investors, pursuant to which the Company agreed to sell up to an aggregate principal amount of $3,300,000 of secured original issue discount notes and shares of the Company’s common stock. At the initial closing, the Company issued and sold $1,650,000 aggregate principal amount of notes and a total of 270,833 shares of common stock. On April 14 and 15, 2025, the Company closed on the sale of an additional $1,100,000 aggregate principal amount of notes.

On May 5, 2025, the Company and its wholly owned subsidiaries entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with Balanced Management, LLC (the “Lender”), which provides for a 10-month term loan. As part the Business Loan Agreement, the Company agreed to issue to the Lender, within 60 days of the date of the Business Loan Agreement, 5-year warrants to purchase up to 1,600,000 shares of the Company’s common stock at an exercise price of $.75 per share.

On May 14 and May 20, 2025, the Company issued and sold $1,080,000 aggregate principal amount of subordinated secured promissory notes to accredited investors.

Issuance and Sale of Series D Preferred Stock

On March 7, 2025, the Company issued 750,000 shares of Series D convertible preferred stock and warrants to purchase an aggregate of 8,750,000 shares of common stock to securities holders of Amaze Software, Inc. As a result of this transaction, Amaze Software, Inc. became a wholly owned subsidiary of the Company.

78

Issuance and Sale of Series C Preferred Stock

In March and April, 2025 the Company issued and sold a total of 7,700 shares of Series C convertible preferred stock to 11 accredited investors at a purchase price of $100.00 per share, plus warrants to purchase 1,540,000 shares of common stock. The Company agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received from the sale of Series C Preferred Stock to investors introduced by Oak Ridge.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. Persons who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on any certificates or book-entry notations evidencing the securities issued in such transactions. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions or any public offering.

79

Item 16.  Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the consolidated financial statements or notes thereto that are incorporated by reference into this registration statement.

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 25, 2024, by and among Fresh Vine Wine, Inc., FVW Merger Sub, Inc., and Notes, Live, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed January 29, 2024)
2.2	Business Combination Agreement dated as of November 3, 2024 by among Fresh Vine Wine, Inc., Amaze Holdings Inc., VINE Merger Sub Inc., Adifex Merger Sub LLC and Adifex Holdings LLC (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 7, 2024)
2.3	Amended and Restated Agreement and Plan of Merger dated as of March 7, 2025 by and among Fresh Vine Wine, Inc., Amaze Holdings, Inc., Amaze Software, Inc. (“Amaze”), the Stockholders of Amaze listed on Schedule I and signatory thereto, and Aaron Day, solely in his capacity as the Holders’ Representative (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 10, 2025)
3.1	Plan of Conversion (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K filed March 31, 2022)
3.2	Articles of Incorporation of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 20, 2021)
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on August 2, 2023)
3.4	Amendment No. 1 to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed on August 2, 2023)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on March 20, 2024)
3.6	Certificate of Amendment to Articles of Incorporation ((incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 13, 2025)
3.7	Amended and Restated Bylaws of Fresh Vine Wine, Inc. (effective as of March 24, 2025 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed March 13, 2025)
3.8	Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed April 9, 2025)
3.9	Certificate of Designation of Preferences, Rights, and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed March 10, 2025)
4.1	Form of specimen certificate representing shares of common stock of Fresh Vine Wine, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)
4.2	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed December 20, 2021)
4.3	Form of Common Stock Purchase Warrant issued in rights offering (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.4	Form of Warrant Agency Agreement between Fresh Vine Wine, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-1/A-1 (File No. 333-269082) filed on January 27, 2023)
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on April 2, 2024)
4.6	Description of the Capital Stock Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K filed March 31, 2022)
5.1*	Opinion of Maslon LLP
10.1†	Alternating Proprietorship Agreement dated July 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)
10.2	Custom Winemaking and Bottling Agreement dated September 2019 by and between Fior di Sole, LLC and Fresh Grapes, LLC (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (File No. 333-261037) filed on November 12, 2021)
10.3#	Form of Founders’ Option Agreement (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1/A (File No. 333-261037) filed on November 29, 2021)
10.4#	Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed December 20, 2021)
10.5#	Form of Indemnification Agreement between Fresh Vine Wine, Inc. and each of its officers and directors (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-1/A (File No. 333-261037) filed November 29, 2021)
10.6#	Form of Restricted Stock Unit Agreement, pursuant to the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan, between Fresh Vine Wine, Inc. and each of Timothy Michaels and Elliot Savoie (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1/A filed November 29, 2021)
10.7#	Separation Agreement and Release dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 25, 2022)
10.8#	Amendment No. 1 to Restricted Stock Unit Agreement dated as of February 24, 2022 by and between Fresh Vine Wine, Inc. and Timothy Michaels (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 25, 2022)
10.9#	Form of Stock Option Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.18 to Annual Report on Form 10-K filed March 31, 2022)
10.10#	Form of Employee Restricted Stock Unit Agreement under the Fresh Vine Wine, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K filed March 31, 2022)
10.25	Securities Purchase Agreement dated as of February 6, 2025 by and among Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 13, 2025)
10.26	Form of Secured Original Issue Discount Promissory Note (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed February 13, 2025)
10.27	Pledge Agreement dated as of February 6, 2025 by and between Fresh Vine Wine, Inc. and each of the investors listed therein (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed February 13, 2025)
10.28	Form of Merger Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 10, 2025)
10.29	Form of Stockholder Support Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed March 10, 2025)
10.30	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed March 10, 2025)
10.31	Termination Agreement dated as of March 7, 2025 by and between Fresh Vine Wine, Inc. and Adifex Holdings LLC (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed March 10, 2025)
10.32	Form of Securities Purchase Agreement (Series C Preferred Stock) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 31, 2025)
10.33	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed March 31, 2025)
10.34	Securities Purchase Agreement dated as of May 6, 2025 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 7, 2025)
10.35	Registration Rights Agreement dated as of May 6, 2025 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 7, 2025)
10.36	Business Loan and Security Agreement, dated May 5, 2025, among Amaze Holdings, Inc., Amaze Software, Inc. and Balanced Management, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed May 7, 2025)
10.37	Form of Subordinated Secured Promissory Note (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed May 20, 2025)
21.1*	List of Subsidiaries
23.1*	Consent of Wipfli LLP
23.2*	Consent of Bush & Associates CPA LLC
23.3*	Consent of Maslon LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)
107*	Filing Fee Table

#	Management contract or compensatory plan

†	Certain portions of this exhibit have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

*	Filed herewith.

80

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

81

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

82

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 6, 2025.

AMAZE HOLDINGS, INC.

By	/s/ Michael Pruitt
Michael Pruitt
Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Amaze Holdings, Inc., hereby severally constitute and appoint Michael Pruitt and Aaron Day, and each of them singly (with full power to each of them to act alone), to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Pruitt	Interim Chief Executive Officer and Director	June 6, 2025
Michael Pruitt	(Principal Executive Officer)

/s/ Keith Johnson	Chief Financial Officer	June 6, 2025
Keith Johnson	(Principal Financial Officer and Principal Accounting Officer)

/s/Aaron Day	Director	June 6, 2025
Aaron Day

/s/Eric Doan	Director	June 6, 2025
Eric Doan

/s/Brad Yacullo	Director	June 6, 2025
Brad Yacullo

/s/David Yacullo	Director	June 6, 2025
David Yacullo

83